----------------------------------------------------
As filed with the Securities and Exchange Commission
on July 15, 2002
Registration Statement No. 333-72198
----------------------------------------------------

      U. S. SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

           AMENDMENT NO. 2 TO FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                     1933

                  REED'S, INC.
(Exact name of registrant as specified in its charter)

                   Delaware
         (State or other jurisdiction
          of incorporation or organization)

                     2086
(Primary Standard Industrial Classification Code
                    Number)

                  95-4348325
       (IRS Employer Identification No.)

          13000 South Spring Street,
         Los Angeles, California 90061
          Telephone: (310) 217-9400
       (Address and telephone number
        of principal executive offices)

          13000 South Spring Street,
         Los Angeles, California 90061
     (Address of principal place of business
       or intended principal place of business)

              Christopher J. Reed
                  Reed's, Inc.
          13000 South Spring Street,
         Los Angeles, California 90061
          Telephone: (310) 217-9400
        (Name, address and telephone
           number of agent for service)

         Copies of all communications to:

             Edward T. Swanson, Esq.
            1135 17th Street, Suite E,
          Santa Monica, California 90403
                 (310) 283-1035

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities
Act of 1933 registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. []

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]

CALCULATION OF REGISTRATION FEE
---------------------------------

Title of each class of             Common stock,
securities to be registered        $.0001 par value

Proposed maximum
aggregate offering price (1)       $18,000,000.00

Amount of registration fee (1)          $4,500.00 (2)

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND
MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL
THE REGISTRATION STATEMENT FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS
IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE
NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY
JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (SUBJECT TO COMPLETION)
DATED July 15, 2002

[logo]

REED'S, INC.

Offering of 3,000,000 common shares
of Reed's, Inc. at $6.00 / share.
-----------------------------------------

We develop, market and distribute gourmet natural non-alcoholic beverages, as well as candy, ice cream and cookies.

We are offering 3,000,000 shares of our common stock.
No public market currently exists for our shares. The public offering price is $6.00 per share.
The shares are offered on a best efforts basis through Blue Bay Capital, Ltd., a member of the National Association of Securities Dealers, Inc., for a commission equal to 10% (before expenses) of all sales through Blue Bay In addition, Blue Bay will receive a non-accountable expense allowance equal to 0.5% of all sales through Blue Bay. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 5 to read about factors you should consider before buying shares of the common stock.


             Per Share   If       If         If
                       300,000  1,500,000  3,000,000
                        shares   shares     shares
                       are sold are sold   are sold

Proceeds to
the Company   $6.00 $1,800,000 $9,000,000 $18,000,000

Selling Agent
Commission    $0.60 $  180,000 $  900,000 $ 1,800,000
Proceeds to
the Company
before estimated
expenses of
the offering  $5.40 $1,620,000 $8,100,000 $16,200,000

Proceeds to
the Company
after estimated
expenses of
the offering  $5.23 $1,511,000 $7,905,000 $15,910,000

There is no minimum offering amount. Offering proceeds will not be placed in escrow. However, sales will not be accepted from Arizona until minimum sales requirements have been satisfied. See "Business. Upon receipt, offering proceeds will be deposited into the operating account of Reed's and used to conduct the business affairs of Reed's. The offering will terminate nine months after the effective date of this prospectus unless terminated sooner by us.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Selling Agent for this Offering is Blue Bay
Capital, Ltd.

The date of this prospectus is _____________

TABLE OF CONTENTS

Section                            Page #
---------------------------------------------
Prospectus Summary.........................3
Risk Factors...............................5
Forward Looking Statements................10
Use Of Proceeds...........................11
Dividend Policy...........................12
Capitalization............................13
Dilution..................................13
Management's Discussion And Analysis
Of Financial Condition And Results Of
Operations................................14
Business..................................18
Management................................32
Certain Transactions......................35
Principal Shareholders....................36
Description Of Securities.................37
Shares Available For Future Resale........38
Plan of Distribution......................39
Legal Matters.............................40
Experts...................................40
Additional Information....................40
Index To Financial Statements.............41

Appendix A. Subscription Agreement

PROSPECTUS SUMMARY

This summary highlights information found in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section titled
"Risk Factors." This prospectus describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

About Our Company

Reed's, Inc. is a Delaware corporation with its main offices in Los Angeles, California. We changed our name to "Reed's, Inc." from "Original Beverage
Corporation" and our state of incorporation from Florida to Delaware in October of 2001. We began operations in June of 1987 as a sole proprietorship founded by Christopher J. Reed.

We are primarily in the business of manufacturing and marketing gourmet natural non-alcoholic beverages, as well as candy, ice cream and cookies. We currently offer 19 beverages, including six varieties of Reed's
Ginger Brews, Virgil's Root Beer, two varieties of
China Cola, six varieties of Malibu Teaz and four varieties of Reed's Ginger Juice Brews. However, we consider our core business to be ginger products rather than strictly beverages. Our more recent products include Reed's Crystallized Ginger Candy,
Reed's Crystallized Ginger Baking Bits, Reed's Ginger
Candy Chews, Reed's Original Ginger Ice Cream, Reed's
Chocolate Ginger Ice Cream, and Reed's Green Tea
Ginger Ice Cream. We expect to be launching our Reed's Ginger Cookie line during 2002. We sell our products primarily in upscale gourmet and natural food stores in the United States and Canada. Most of our products are sold in the natural food industry.

The Offering

Common Stock being offered...........3,000,000 shares
Offering Price.......................$6.00 per share
Common stock outstanding:
Prior to this offering............... 4,720,591 shares
After this offering:
if 300,000 shares are sold............5,020,591 shares
if 1,500,000 shares are sold..........6,220,591 shares
if all shares offered hereby are sold.7,720,591 shares

Use of proceeds

We plan to use the first $420,000 of net proceeds to repay outstanding debt, and any balance for hiring additional sales representatives, new product launches, retail slotting, brand advertising, and placing coolers and vending machines, with the amount of proceeds depending on the number of shares sold.
If at least 1,500,000 shares are sold, we also intend to use a portion of the proceeds to construct an east coast production facility and for working capital.

Summary Financial Information


                      March 31,           December 31,
                 2002       2001    2001          2000
             (unaudited)(unaudited)
            ---------------------- -------------------
Statements of Income Data:
     Sales  $1,465,024  $1,379,451$6,188,221$5,728,153
     Gross profit
               385,695    227,397  1,277,013 1,164,673
     Selling, general and
      administrative
      expenses 357,021    435,719  1,595,518 1,614,830
     Income (Loss) from
      Operations 28,674  (208,322) (318,505) (450,157)
     Loss before income
      taxes and cumulative
      effect of change in
      accounting principles
                (34,821) (238,996) (521,456) (483,813)
     Provision for income
      taxes  (benefit)
                    800     4,800   (13,200)  (40,310)
     Loss before cumulative
      effect of change in
      accounting principles
                (35,621) (243,796) (508,256) (443,503)
     Cumulative effect of
      change in accounting
      principle (11,973)    --        --           --
     Net loss   (47,594) (243,796) (508,256) (443,503)
     Loss per share
                  (0.01)    (0.05)    (0.11)    (0.11)
     Weighted average shares
      used to compute
      loss per share
               4,720,591 4,686,312 4,702,208 4,010,904



              March 31, 2002         December 31, 2001
               (unaudited)
           ------------------        -----------------
Balance Sheet Data:
     Total assets $  4,027,202            $  4,212,927
     Current liabilities
                     1,083,256               1,221,265
     Long-term liabilities,
      less current portion
                     1,406,851               1,406,973
     Stockholders' equity
                     1,537,095               1,584,689

RISK FACTORS

An investment in our common stock is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus, before making an investment decision.
The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information set forth in this prospectus, including our financial statements and the related notes thereto.

IF WE ARE NOT ABLE TO RETAIN OUR PRESIDENT AND CEO, IT
WILL BE MORE DIFFICULT FOR US TO MANAGE OUR OPERATIONS
AND OUR OPERATING PERFORMANCE WOULD SUFFER.

Our business is dependent, to a large extent, upon the services of Christopher J Reed, our founder, President, CEO and Chairman of the Board. Mr. Reed is in charge of all of our day-to-day operations. In the event of the loss or unavailability of Mr. Reed to us, there can be no assurance that we would be able to timely locate or employ qualified personnel to replace him. We do not have a written employment agreement with Mr. Reed. As a result, there is no assurance that Mr. Reed will remain in our employ.

DESPITE OUR DEPENDENCE ON MR. REED, WE DO NOT
MAINTAIN KEY MAN LIFE INSURANCE ON HIM.

In the event of Mr. Reed's death, for at least a short period our revenues and any profits could decrease substantially without life insurance benefits to offset at least a portion of such decrease.

THE BEVERAGE BUSINESS IS HIGHLY COMPETITIVE.

We compete primarily with other natural soda companies including SoBe, Snapple, Mystic, Arizona,
Hansen's, and Knudsen & Sons. Several of our competitors and potential competitors have financial resources superior to ours. These greater resources permit our competitors to implement extensive advertising and promotional programs, which we have not been, and may not be, able to match. As these competitors enter the field, our market share may fail to increase or may decrease despite our efforts to continue to produce superior products through the use of higher quality ingredients and a brewing process that we believe remains a trade secret. See
"Business - Competition"

Competitors in the soft drink industry include bottlers and distributors of nationally advertised and marketed products as well as chain store and private label soft drinks. The principal methods of competition include: brand recognition, price and price promotion, retail space management, service to the retail trade, new product introductions, packaging changes, distribution methods and advertising.

IF OUR COMPETITORS MISAPPROPRIATE OUR UN-PATENTED
PROPRIETARY KNOW-HOW, TRADE DRESS AND TRADE SECRETS,
WE WILL HAVE GREATER DIFFICULTY IN COMPETING WITH THEM
FOR BUSINESS.

We rely primarily on proprietary know-how (trade secrets) in the production of our beverages, as well as on confidentiality agreements with the companies that produce our beverages and with our employees.

If our competitors develop substantially equivalent proprietary information or otherwise obtain access to our know-how, we will have greater difficulty in competing with them for business, and our market share could shrink.

We regard the protection of our trademarks, trade dress and trade secrets as critical to our future success. We have registered our trademarks in the United States. We also rely on a combination of laws and contractual restrictions, such as confidentiality agreements, to establish and protect our proprietary rights, trade dress and trade secrets. However, laws and contractual restrictions may not be sufficient to prevent misappropriation of our proprietary rights, trade dress or trade secrets. See "Business -
Proprietary Rights."

ANY DECREASE IN THE SUPPLY OF GINGER OR OTHER KEY
INGREDIENTS OR INCREASE IN THE PRICES OF SUCH
INGREDIENTS COULD SIGNIFICANTLY INCREASE OUR COSTS AND
REDUCE PROFITS.

We depend upon an uninterrupted supply of ginger and certain other ingredients. See "Business - Raw
Materials." Any decrease in the supply of these ingredients or increase in the prices of these ingredients as a result of any adverse weather conditions, pests or fungal disease could substantially increase our costs and consequently reduce profits.

AN INCREASE IN THE COSTS OF PACKAGING FOR OUR PRODUCTS
COULD DECREASE PROFITS.

We spend significant amounts on packaging for our Products because we consider packaging to be an important component in the sale of our products. If the costs of our packaging increases significantly, the total cost of our products would increase significantly and our profits would decrease.

THE LOSS OF EITHER OF OUR TWO LARGEST CUSTOMERS WOULD
SUBSTANTIALLY REDUCE OUR REVENUES.

During the year 2001, Trader Joes and Mountain Peoples accounted for approximately 12% and 10%, respectively, of our sales. The loss of either customer would substantially reduce our revenues.

WE DETERMINED THE OFFERING PRICE FOR THE SHARES BEING
OFFERED ARBITRARILY. THE MARKET PRICE FOR THE COMMON
STOCK AFTER THE OFFERING MAY VARY FROM THE OFFERING
PRICE.

Prior to this offering, there was no public market for our common stock. We arbitrarily determined the offering price for the shares being offered. The price bears no direct relationship to our assets, earnings, book value or other such criteria of value.

For this reason, the market price after the offering may vary from the initial offering price. As a result, shareholders may not be able to re-sell their stock or may have to sell at prices substantially lower than the price they paid for it.

SINCE THERE IS NO MINIMUM NUMBER OF SHARES WHICH MUST
BE SUBSCRIBED FOR BEFORE WE CAN USE THE PROCEEDS FROM
SALES, OUR EXPANSION PLANS COULD BE AFFECTED BY THE
NUMBER OF SHARES ACTUALLY SOLD.

If we only sell a limited number of the shares pursuant to this offering, our ability to implement the expansion plans described under "Use of Proceeds" could be delayed, unless other funds are available to us for such purposes.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL
DILUTION.

The initial public offering price is expected to be substantially higher than the net tangible book value of each outstanding share of common stock. Purchasers of common stock in this offering will suffer immediate and substantial dilution. The dilution will be $3.88 per share, or 65%, in the net tangible book value of the common stock from the public offering price if all shares offered hereby are sold. Such dilution will be $4.66 per share (78%) if only 1,500,000 shares are sold, and $5.61 per share (94%) if only 300,000 shares are sold. If the outstanding options and warrants to purchase shares of common stock were exercised (which have an exercise price ranging from $0.02 to $3.00 per share),there would be further dilution. See "Dilution"

IF WE CONTINUE TO INCUR OPERATING LOSSES, WE
EVENTUALLY MAY HAVE INSUFFICIENT WORKING CAPITAL TO
MAINTAIN OPERATIONS.

During the year 2001, we had a loss from operations of $318,505. If we are not able to begin to earn an operating profit at some point in the future, we eventually may have insufficient working capital to maintain operations.

OUR NEED FOR ADDITIONAL FINANCING IS UNCERTAIN, AS IS
OUR ABILITY TO OBTAIN FURTHER FINANCING, IF REQUIRED.

We currently anticipate that our available cash resources combined with the net proceeds from this offering will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least 24 months after the date of this prospectus. We may need to raise additional funds to respond to business contingencies, which may include the need to:

*  Fund more rapid expansion,
*  Fund additional marketing expenditures,
*  Enhance our operating infrastructure,
*  Respond to competitive pressures, or
*  Acquire complementary businesses.

We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures could be significantly limited.

FUTURE FINANCINGS COULD ADVERSELY AFFECT YOUR
OWNERSHIP INTEREST AND RIGHTS IN COMPARISON WITH THOSE
OF OTHER SHAREHOLDERS.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, and these newly-issued securities may have rights, preferences or privileges senior to those of existing shareholders, including, those acquiring shares in this offering.

WE MAY INCUR SUBSTANTIAL LOSSES AS A RESULT OF PRODUCT
RECALL AND PRODUCT LIABILITY.

We may be liable if the consumption of any of our products causes injury, illness or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against the Company or a widespread product recall, to the extent either such event was in excess of the limits of our product liability insurance, could substantially impair our business, financial condition and results of operations.

WE NEED TO MANAGE OUR GROWTH AND MAINTAIN PROCEDURES
AND CONTROLS.

We are in a period of significant growth in our operations and market opportunities. This expansion is expected to place a significant strain on our management, operational and financial resources. We expect to increase our employee base. Such growth may require improvements in our operational, accounting and information systems, procedures and controls.

OUR MANAGEMENT HAS BROAD DISCRETION IN THE APPLICATION
OF THE NET PROCEEDS FROM THIS OFFERING.

Our management presently intends to utilize a substantial portion of the net proceeds of this offering for the specific purposes set forth in "Use of Proceeds." However, we have broad discretion with respect to redirecting the application and allocation of the net-proceeds of this offering in light of changes in circumstances and the availability of certain business opportunities. As a result, any return on investment to investors will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds of the offering. See "Use of Proceeds"

OUR BOARD OF DIRECTORS HAS THE POWER TO ISSUE
ADDITIONAL SHARES OF COMMON STOCK.

Our board of directors has the power to issue any or all of such additional common shares for general corporate purposes without shareholder approval.
Potential investors should be aware that any such stock issuances might result in a reduction of the book value of the common shares. If we issue any additional common shares, such issuance will reduce the proportionate ownership and voting power of each other shareholder.

WE DO NOT INTEND TO DECLARE ANY CASH DIVIDENDS IN THE
FORESEEABLE FUTURE.

For the foreseeable future we expect that any earnings, which may be generated from our operations, will be used to finance our growth and that we will not pay any cash dividends to shareholders. See
"Dividend Policy"

THE LOSS OF ANY OF OUR THIRD-PARTY SUPPLIERS OR
SERVICE PROVIDERS COULD IMPAIR OUR OPERATIONS AND
FINANCIAL RESULTS.

We rely on third parties to produce our beverages, to produce our glass bottles and to bottle our beverages.
The loss of our third-party suppliers or service providers could impair our operations and substantially reduce our financial results.

THE LOSS OF OUR THIRD PARTY DISTRIBUTORS COULD
INTERFERE WITH OUR OPERATIONS AND SIGNIFICANTLY REDUCE
OUR FINANCIAL RESULTS WHILE WE TRY TO REPLACE THE
DISTRIBUTORS.

We depend on distributors to distribute our beverages and other products. Most of our distributors are not bound by written agreements with us and may discontinue their relationship with us on short notice. The loss of our third party beverage distributors could interfere with our operations and consequently reduce our sales and financial results.

BECAUSE IT MAY BE IMPOSSIBLE TO EFFECT A CHANGE IN
CONTROL OF REED'S WITHOUT THE CONSENT OF CHRISTOPHER
J. REED, MANAGEMENT IS ENTRENCHED EVEN THOUGH
SHAREHOLDERS MAY BELIEVE OTHER MANAGEMENT MAY BE
BETTER AND A POTENTIAL SUITOR WHO OTHERWISE MIGHT BE
WILLING TO PAY A PREMIUM TO REED'S MAY DECIDE NOT TO
ATTEMPT AN ACQUISITION.

Christopher J. Reed, our President, CEO and
Chairperson of the Board, currently owns approximately
68% our outstanding voting stock. If all shares offered hereby are sold, Mr. Reed will hold approximately 42% of our outstanding voting stock. If only 1,500,000 shares offered hereby (50%) are sold, Mr. Reed will own 51.6% of the outstanding voting stock, while if only 300,000 shares (10%) are sold, he will own 64% of the outstanding voting stock.
Consequently, Mr. Reed may be able to control the outcome on all matters requiring shareholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and the ability to control our management and affairs. See "Principal
Shareholders."

THERE IS NO PUBLIC TRADING MARKET FOR OUR
SECURITIES, AND IF A MARKET DEVELOPS FOR OUR
SECURITIES, IT WILL MOST LIKELY BE LIMITED, SPORADIC
AND HIGHLY VOLATILE.

As a result, if you purchase shares of our common stock and later decide to sell the shares, you may have difficulty selling the shares, and the price at which you can sell the shares (if at all) could be less than you might otherwise obtain if a broad public market for the common stock existed.

A SUBSTANTIAL NUMBER OF OUR SHARES WILL BE AVAILABLE
FOR SALE IN THE PUBLIC MARKET AFTER THE OFFERING AND
SALES OF THOSE SHARES COULD ADVERSELY AFFECT OUR STOCK
PRICE.

Sales of a substantial number of shares of common stock into the public market after this offering, or the perception that such sales could occur, could substantially reduce our stock price in any public market and could impair our ability to obtain capital through an offering of equity securities.
After the offering we will have
7,720,591 shares of common stock outstanding if all shares offered hereby are sold, 6,220,591 shares outstanding if half (1,500,000) of the shares offered hereby are sold, and 5,020,591 shares outstanding if ten percent (300,000) of the shares offered hereby are sold. All of the shares of common stock to be sold in this offering will be freely tradable without restriction or further registration under the federal securities laws.

Of the shares currently outstanding,
4,275,889 shares are "restricted securities" under the Securities Act. Some of these "restricted securities" will be subject to restrictions on the timing, manner and volume of sales of such shares, as described under "Shares Available For Future Resale."

OUR SELLING AGENT WAS FORMED RECENTLY AND IS
INEXPERIENCED.

Because Blue Bay Capital, Ltd. was organized on
October 24, 2001 and is inexperienced, it may not be as able to assist us in selling the shares as a more experienced broker-dealer.

OUR COMMON STOCK MAY BECOME SUBJECT TO PENNY STOCK
REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR
COMMON STOCK.

Shares of our common stock may become subject to the rules adopted by the Securities and Exchange
Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).
The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of Securities' laws;

a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;

a toll-free telephone number for inquiries on disciplinary actions; definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

the bid and offer quotations for the penny stock;

the compensation of the broker-dealer and its salesperson in the transaction;

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

to the depth and liquidity of the market for such stock; and

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock such as our common stock that is subject to the penny stock rules.

FORWARD LOOKING STATEMENTS

Some of the statements under the "Prospectus Summary,"
"Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations,"
"Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will,"
"should," "could," "expects," "plan," "anticipates,"
"believes," "estimates," "predicts," "potential," or
"continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

USE OF PROCEEDS

Our net proceeds from this offering, after deducting the 10% sales commission and offering expenses estimated to range from approximately $109,000 to $390,000, will be from $0 to $15,810,000 depending upon the number of shares sold. The offering is being made on a best efforts basis, and we do not know how many shares will be sold in the offering.

The primary purposes of this offering are to obtain additional capital, create a public market for the common stock, and facilitate future access to public markets. In general, we intend to use the net proceeds from this offering to retire indebtedness;
hire additional sales representatives; purchase and place coolers, vending machines and other marketing tools; and to continue launching new products. We intend to use a small portion of the net proceeds to provide for increased office staff and infrastructure.

We presently expect to use the proceeds from the offering substantially as follows:

Proposed Use     Estimated     Estimated     Estimated
                 Amount If     Amount If     Amount If
                 300,000       1,500,000     3,000,000
                 Shares        Shares        Shares
                 Are Sold      Are Sold      Are Sold
                (%of Total)   (%of Total) (% of Total)

Debt retirement    $420,000     $420,000     $420,000
                    (23.6%)       (4.7%)       (2.3%)

Additional sales    250,000    1,100,000    1,800,000
 representatives    (13.9%)      (12.2%)      (10.0%)

New product         200,000      600,000    1,000,000
 launches           (11.2%)       (6.7%)       (5.6%)

Retail slotting     220,000    1,700,000    4,500,000
                    (12.2%)      (18.9%)      (25.0%)

Brand advertising   150,000    1,000,000    1,500,000
                     (8.3%)      (11.1%)       (8.3%)

Cooler/vending       50,000    2,000,000    5,200,000
 program             (2.8%)      (22.2%)      (28.9%)

Eastern production        0      745,000      745,000
 facility              (0%)       (8.3%)       (4.2%)

Working capital     151,000      260,000      645,000
                     (8.3%)       (2.9%)       (3.6%)

Sales commissions   180,000      900,000    1,800,000
                    (10.0%)      (10.0%)      (10.0%)

Expenses payable      9,000       45,000       90,000
 to selling agent    (0.5%)       (0.5%)       (0.5%)

Other offering      170,000      230,000      300,000
 expenses            (9.4%)       (2.6%)       (1.7%)

Total          $  1,800,000 $  9,000,000  $18,000,000
                   (100.0%)     (100.0%)     (100.0%)
               ============ ============ ============

Depending on the number of shares sold pursuant to this offering, we intend to repay some or all of the $370,000 in loans from unrelated third parties and the $50,000 loan from a related party that we are using to fund this offering and the building of our first production facility.

We currently have two sales representatives working alongside our mainstream distributors. As a result of these tests, we are anticipating expanding the number of direct hired sales representatives to work along side our mainstream distributors. Each sales representatives is expected to cost the company approximately $50,000 per year in salary and expenses.

New product launches cost from $25,000 to $100,000.
We currently intend to launch up to twenty or more new products during the next twelve months. Strategic expansions of the Virgil's line and the China Cola line are planned. At least two more Ginger Brews are in the works. Four ice creams, four cookies, ginger chews and three more ginger candies round out the work in progress and ahead.

Retail supermarkets require slotting fees to place products on the shelf. Based on our successes to date in supermarkets, we are planning to expand our presence in supermarkets. The cost for a new placement is normally between one case of free goods per store per new item placed to $100 per store per new item placed. We are planning to place 3 new items in up to 30,000 new accounts.

We are planning to use strategic consumer and trade targeted advertising to build brand awareness. The advertising will be employed to support existing and new product placements. The advertising planned will include print ads in both magazine and newspapers, public relations and consumer event sponsorships where our products can be sampled.

Marketing plans include placement of up to 2,000
Reed's branded refrigerated coolers and a similar placement of Reed's branded vending machines throughout the United States and Canada. We consider coolers and vending machines to be very efficient and proven marketing models.

We believe that our operations become more efficient with each brewing and bottling facility we open. We plan in the next few years to open and outfit at least three regional facilities in the United States and Canada. Each additional facility costs about $745,000 to bring online including location, equipment and personnel. Each facility creates greater efficiency in production and distribution, direct savings in shipping costs and greater exposure for our brands.
Most importantly, ownership of production protects proprietary formulas, recipes, and procedures while maintaining consistent, high quality control.

In the event that only a limited number of shares are sold, we will reduce or eliminate the proposed uses as described in the table above. The speed with which we expand our marketing and advertising of our products, and the number of products we offer to the public, will depend in substantial part on the number of shares of common stock sold pursuant to this offering.
If only a limited number of shares are sold, our expansion plans will take substantially longer to implement. This, in turn, could reduce our potential profitability.

In June 2002, we entered into a revolving loan and security agreement pursuant to which we are able to borrow up to $500,000. See "Business - Loan
Agreement." We intend to use all or a portion of any funds borrowed pursuant to this agreement, in addition to the proceeds from the sale of the shares offered hereby, for the uses described above.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expansion of our business.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2002.


Current liabilities:
     Current portion of long-term debt    $   169,471
     Line of credit                            39,409
     Other liabilities                        874,376
                                           ----------
            Total current liabilities       1,083,256
                                           ----------
Long-term liabilities
     Long-term debt                         1,145,732
     Notes payable to related parties         261,119
                                           ----------
          Total long-term liabilities       1,406,851
                                           ----------
Stockholders' equity:
     Common stock - par value $.0001
      per share: Authorized -
      50,000,000 shares Issued and
      outstanding - 4,720,591 shares              472
     Additional paid-in capital             2,414,824
     Retained (deficit)                      (878,201)
                                           ----------
          Total stockholders' equity        1,537,095
                                           ----------
Total capitalization                       $4,027,202
                                           ==========

DILUTION

Our net tangible book value at March 31, 2002 was $678,991, or $0.14 per share. Our net tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of our tangible assets and dividing the remainder by the weighted average number of shares of our common stock outstanding.

The as adjusted net tangible book value per share after this offering will be $2.12 if all shares offered hereby are sold. Therefore, purchasers of shares of common stock in this offering will realize an immediate dilution of at least $3.88 per share or about 65% of their investment. If fewer than all shares offered hereby are sold, the dilution will be greater. The following table illustrates this dilution, assuming all shares offered hereby are sold:

Offering price per share of common stock	  $6.00
Net tangible book value per common share at March 31,
2002                                             $0.14
Increase per common share attributable to new
Investors                                        $1.98
Net tangible book value per share of common stock
after the offering                               $2.12
Dilution per share of common stock to new
Investors                                        $3.88

If only 1,500,000 shares of common stock are sold pursuant to this offering, the as adjusted book value per share after the offering will be $1.34, and purchasers in this offering will realize an immediate dilution of $4.66 per share (approximately 77% of their investment). If only 300,000 shares of common stock are sold pursuant to this offering, the as adjusted book value per share after the offering will be $0.39, and purchasers in this offering will realize an immediate dilution of $5.61 per share
(approximately 94% of their investment).

Additional dilution will result to the extent that outstanding options, warrants, and convertible debt to purchase our common stock are exercised. As of March
31, 2002, we had outstanding options and warrants to purchase an aggregate of 483,876 shares of common stock at a weighted average exercise price of $1.06 per share. As of March 31, 2002, we had outstanding convertible debt to purchase an aggregate of 90,770 shares of common stock at a weighted average exercise price of $2.06 per share.

During the five years prior to the date of the prospectus, the Company has sold shares of common stock for prices ranging from $1.00 to $4.00 per share. None of such persons were executive officers, directors, affiliates or promoters of the Company at the time of purchase.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Overview

We are a premium, natural beverage company with a small but growing line of non-beverage food items such as ice cream and candy. Currently, our products are being produced by third party co-packers that we supply with our products raw materials and packaging.
We are in the process of constructing a production plant on the west coast where we have bought a warehouse and are retrofitting it for beverage manufacturing. We expect to realize production, freight and warehouse savings in excess to the related increase in depreciation and amortization. We expect to become a co-pack facility for other beverage companies potentially increasing revenues.

In recent years the premium beverage business has experienced the following trends:

Growing consumer demand for all-natural, health oriented products;
Proliferation of new products including premium beverages, bottled water and beverages enhanced with herbal additives or vitamins; and
Consolidation/acquisition of beverage companies;

In July 2002, the Company executed an agreement which provides a line of credit of up to $500,000. See
"Business - Loan Agreement."

Twelve Months Ended December 31, 2000 Compared To
Twelve Months Ended December 31, 2001

Net Sales. Net sales increased by $460,068 or 8.0% from $5,728,153 in 2000 to $6,188,221 in 2001. The net sales increase was primarily a result of sales growth of existing products in existing accounts (3.8%), and the new ginger ice cream line (4.2%).

Gross Profit. As a percentage of net sales, gross profit increased from 20.3% in 2000 to 20.6% in 2001.
This increase was primarily the result of decreased trade discounts.

Selling Expenses. Selling expenses decreased by $23,524 or 3.5% from $681,513 in 2000 to $657,989 in
2001 and decreased as a percentage of net sales from 11.9% in 2000 to 10.6% in 2001. The decrease in selling expenses was primarily due to a reduction in promotion expenses(1.9%) and trade show expenses(1.6%).

General And Administrative Expenses.General and administrative expenses increased by $4,212 or 0.5% from $933,317 in 2000 to $937,529 in 2001 and decreased as a percentage of net sales from 16.3% in 2000 to 15.2% in 2001. Accounting expenses increased
82% from 2000 to 2001 due to this SB-2 filing.
Amortization and Depreciation increased 82% from 2000 to 2001 due to software, equipment purchases and goodwill. Most other expenses decreased as cost cutting measures have been implemented.

Interest and Other Expenses. In fiscal 2001, interest expense was $204,457 and interest income was $2,894, resulting in a net interest expense of $201,563. In the previous fiscal year, interest expense was $62,299 and interest income was $13,051, for a net interest expense of $49,248. The Company had lower interest income due to the reduced cash in money market accounts. Interest expenses were higher due to the mortgage for the new production facility, a $74,340 non-cash expense associated with stock warrants for the $420,000 loan in 2001, a $16,516 non-cash imputed interest expense associated for the Virgil's purchase loan which was interest free, actual interest on the $420,000 loan in 2001 and discount on notes payable.

In 2001, we had other non-operating expenses of $1,388 was due to exchange rate losses from overseas purchases. In 2000, we had non-operating income of $15,592 due to a one time forgiveness of debt.

Liquidity And Capital Resources. We have financed our operations to date through a public offering of common stock, private sales of equity and convertible debt securities, a line of credit from a financial institution and a private debt offering. At December
31, 2001, we had working capital of $836,199, an increase of $46,440 over our working capital balance of $789,759 at December 31, 2000. The net increase in working capital was primarily attributable to our sales of corporate interest bearing notes. The Company is reviewing an agreement from a new lender for a $500,000 line of credit and expects to sign shortly.

Net cash provided by operating activities for the year ending December 31, 2001 was $149,978, primarily a result of the increase in accounts payable, and collections on receivables.

Net cash used in investing activities of $211,514 primarily related to the purchase of property and equipment.

Net cash provided by financing activities of  $289,358
resulted primarily from the private placement in 2001 of corporate interest bearing notes. A building improvement loan of $168,000 is still available from the SBA and is expected to be used in 2002.

Twelve Months Ended December 31, 2000 Compared To
Twelve Months Ended
December 31, 1999

Net Sales. Net sales increased by $714,116 or 14.2% from $5,014,037 in 1999 to $5,728,153 in 2000. The net sales increase was primarily a result of the acquisition of Virgil's Root Beer (7.8%), sales growth of existing products in existing accounts (4.1%), and new products (2.3%).

Cost of Goods Sold. Cost of goods sold increased by $798,714 or 21.2% from $3,764,766 in 1999 to
$4,563,480 in 2000 and increased as a
percentage of net sales from 75.1% in 1999 to 79.7% in 2000. This 4.6% increase in cost of goods sold was primarily the result of increased trade discounts
(2.1%) reducing net sales and increased freight costs
(2.5%). Freight costs increased due to fuel prices increasing and trade promotions and discounts increased due to new product launches.

Selling Expenses. Selling expenses increased by $314,448 or 85.7% from $367,065 in 1999 to $681,513 in
2000 and increased as a percentage of net sales from 7.3% in 1999 to 11.9% in 2000. The increase in selling expenses was primarily due to increased use of brokers
(21.4%), additional direct hire sales representatives
(23.2%), increased trade show expenses and promotion expenses (27.4%). These costs were incurred in an effort to expand our sales both beyond our traditional markets and geographically.

General And Administrative Expenses. General and administrative expenses increased by $241,330 or 34.9% from $691,987 in 1999 to $933,317 in 2000 and increased as a percentage of net sales from 13.8% in 1999 to 16.3% in 2000. The increase in general and administrative expenses is primarily a result of an increase in amortization (3.6%), payroll (9.0%), travel (8.3%), telephone (1.7%) and storage and moving. These expenses increased due to increased staff to support our expanded marketing efforts.

Interest and Other Expenses. In fiscal 2000, interest expense was $62,299 and interest income was $13,051, resulting in a net interest expense of $49,248. In the previous fiscal year, interest expense was $44,840 and interest income was $104, for a net interest expense of $44,736. The Company had higher interest income due to the equity investments of the SCOR offering.
Interest expenses were higher due to the purchase of Virgil's Root Beer.

In 1999, we had other non-operating expenses of $142,175 less non-operating income of $5,000. In 2000, we had non-operating income of $15,592 and no non-operating expenses. The non-operating expenses in 1999 were related to the company's first SCOR public offering. The non-operating income from 1999 was for a settlement income from a lawsuit and the $15,592 of non-operating income in 2000 was for a onetime forgiveness of debt.

Liquidity And Capital Resources. We have financed our operations to date through a public offering of common stock, private sales of equity and convertible debt securities, a line of credit from a financial institution and cash generated from operations. At
December 31, 2000, we had working capital of $789,759, an increase of $483,243 over our working capital balance of $306,516 at December 31, 1999. The net increase in working capital was primarily attributable to our use of the proceeds from the common stock sales to invest in inventory and pay down certain current liabilities.

Net cash used by operating activities for the year ended December 31, 2000 was $688,076, primarily a result of the net loss and an increase in inventories.

Net cash used in investing activities of $423,730 primarily related to the purchase of property and equipment.

Net cash provided by financing activities of $1,108,973 resulted primarily from the sale of the Company's common stock.

Three Months Ended March 31, 2001 Compared To Three
Months Ended March 31, 2002

Net Sales. Net sales increased by $85,573 or 6.2% from $1,379,451 in the first three months of 2001 to $1,465,024 in the first three months of 2002. The net sales increase was primarily a result of sales growth of existing products (3.0%) and the introduction of new products (3.2%).

Gross Profit. As a percentage of net sales, gross profit increased from 16.5% in the first three months of 2001 to 26.3% in the first three months of 2002.
This increase was primarily the result of decreased trade discounts thereby increasing the net sales per case (4.5%) and by the negotiating of better pricing from suppliers for most of the raw materials and packaging used in the finished goods sold (5.3%).

Selling Expenses. Selling expenses decreased by $64,358 or 33.1% from $194,244 in the first three months of 2001 to $129,886 in the first three months of 2002, and decreased as a percentage of net sales from 14.1% in the first three months of 2001 to 8.9% in the first three months of 2002. The decrease in selling expenses was primarily due to reduction in the sales force (15.3%), which reduced travel expenses(8.4%). Also, promotional expenses decreased
(9.4%). The company reduced staff and promotional expenses in certain markets until new funding was available.

General And Administrative Expenses. General and administrative expenses decreased by $14,340 or 5.9% from $241,475 in the first three months of 2001 to $227,135 in the first three months of 2002, and decreased as a percentage of net sales from 17.5% in the first three months of 2001 to 15.5% in the first three months of 2002. Expenses are continuing to run much higher than normal due to the increased professional expenses due to the this offering, approximately 32%. Normal general and administrative expenses have been relatively constant. The first three months of 2001 reflected an additional expenses due to the issuance of stock given to employees as a year end bonus.

Interest And Other Expenses. In the first three months of 2001, interest expense was $30,681 and interest income was $7, resulting in a net interest expense of $30,674. In the first three months of 2002, interest expense was $65,657 and interest income was $165 for a net interest expense of $65,492. The Company had higher interest expenses due to the interest on the $420,000 loan in 2001.

In the first three months of 2002 we had a non-operating income of $1,997 due to exchange rate gains in connection with overseas purchases.

Liquidity And Capital Resources. At March 31, 2002, we had working capital of $770,662, a increase of $248,772 over our working capital balance of $521,890 at March 31, 2001. The net increase in working capital was attributable to long term debt financing in June 2001. Subsequent to March 31, 2002, the
Company executed an agreement from a new lender for a $500,000 revolving line of credit. The SBA building improvement loan is still active and is approximately
55% utilized. This funding is covering the cash needs to improve the warehouse used for the Company's new west coast production facility.

Net cash used in by operating activities for the three months ended March 31, 2002 was $153,455 consisting primarily of the Company incurring expenses that were not currently due offset by an increase in accounts receivable representing sales made that had not yet been collected.

Net cash used in investing activities of $41,182 primarily related to the purchase of property and equipment and acquisition of intangible assets.

Net cash used in financing activities of $12,191 resulted primarily from short-term borrowings.

BUSINESS

Background

We are a growing specialty developer, marketer and seller of gourmet natural non-alcoholic beverages, as well as candy, ice cream and cookies. We currently offer 19 beverages, including six varieties of Reed's
Ginger Brews, Virgil's Root Beer, two varieties of
China Cola, six varieties of Malibu Teaz and four varieties of a new line of ginger brews called the Reed's Ginger Juice Brews. However, we consider our core business to be ginger products rather than strictly beverages. Our recent products include Reed's Crystallized Ginger Candy,
Reed's Crystallized Ginger Baking Bits, Reed's Ginger
Candy Chews, Reed's Original Ginger Ice Cream, Reed's
Chocolate Ginger Ice Cream, and Reed's Green Tea
Ginger Ice Cream. We expect to be launching our Reed's Ginger Cookie line during 2002.

We sell our products primarily in upscale gourmet and natural food stores in the United States and Canada.
Most of our beverages are sold in the natural food industry.

Our business strategy is to increase sales by expanding distribution of our internally developed brands in new and existing markets, stimulating consumer trial of our products and increasing consumer awareness of, and brand loyalty to, our unique brands and products. Key elements of our business strategy include:

*Creating strong distributor relationships,

*Stimulating strong consumer
 demand for our existing brands and products, and

*Developing unique alternative beverage brands and other products.

At this time, we use contract packers to prepare, bottle and package our internally developed products, continually reviewing our contract packing needs in light of regulatory compliance and logistical requirements. Currently, our primary contract packer is located in Pennsylvania. Substantially all of the raw materials used in the preparation, bottling and packaging of our products are purchased by us or by our contract packers in accordance with our specifications. We have begun outfitting our own brewery and bottling plant.

Our expansion plans will be contingent to a great extent by the success of this offering. If all or most of the shares being offered hereby are sold, we will be able to substantially increase our marketing, advertising and distribution, as well as the products we offer. If only a limited number of shares are sold, we will need to expand at a much slower rate.

During the year 2001, Trader Joes and Mt. Peoples accounted for approximately 12% and 10%, respectively, of our sales. The loss of either customer would substantially reduce our revenues.

Historical Development

We began operations in June of 1987 as a sole proprietorship founded by Christopher J. Reed. The first two years were dedicated to developing and organizing production of our first product, the award-winning Reed's Original Ginger Brew.

In June 1989, production started with a test batch of 50 cases. A local sales effort in the Los Angeles area was immediately successful. The initial test market included ten health and specialty food stores and several restaurants. Through these outlets the product met and passed the critical test for commercial success, as consumers enthusiastically came back for repeat purchases.

Reed's presented what we believe was a new category of beverages: a premium gourmet soda manufactured by ancient methods without additives or preservatives. We sought an original image as well. We believe we were the first to place soda in a longneck beer bottle. We also believe that our brewing method has not, to date, been successfully reproduced by others. We also strive to provide a utilize an eye-catching packaging concept that will stand out on the market shelf.

In 1991, we moved our production to a large regional contract brewing and bottling facility and we began exhibiting at the national natural and specialty food shows. This resulted in more distributors climbing on board to sell the Company's products. These included east coast and Midwestern American natural food distributors, several specialty food distributors and the Company's first mainstream supermarket distributor. Sales reached $0.51 million. In the following years, we continued to expand our distribution and added additional flavors of our ginger beverages.

In 1997, we began selling Reed's Crystallized Ginger
Candy. The candy, manufactured in Fiji under a proprietary, natural, non-sulfured process, represented our first venture outside the beverage industry.

In 1998, we launched what we believe was the nation's first organic agave sweetener, Sweet Cactus Farms
Organic Agave Nectar, under license from Malibu Teaz.
During that year, we also hired our first outside sales representative.

In 1999, we purchased the Virgil's Root Beer brand from Crowley Beverage Company in an asset purchase agreement for $371,000 cash and a promissory note for $500,000 and payable in five annual installments of $100,000. In our opinion, Virgil's Root Beer generally is recognized throughout the natural foods and specialty foods industries as one of the crown jewels of root beers. The brand has won numerous awards in the United States, Canada and Europe for excellence, quality and taste. Because the Virgil's brand is partially produced under our auspices in Europe, this purchase also secures duty free entree to the European Union for our entire line of products.

The year 2000 was a watershed year for us as revenues reached about $5.7 million. In a limited public offering under SCOR regulations, we sold nearly
450,000 common shares at $2.00 between approximately
April 1999 and April 2000, raising approximately
$900,000 for expansion of our product lines and acquisition of production facilities both of which have been accomplished according to plan.

In April of 2000, we undertook the first test marketing of Reed's Original Ginger Ice Cream. We considered the initial reactions within the industry and at the Las Vegas Natural Foods Show to be phenomenal. By the end of the Year, two more varieties, Reed's Chocolate Ginger Ice
Cream and Reed's Green Tea Ginger Ice Cream, were in development and on their way to launch.

In June 2000, we launched Reed's Cherry Ginger Brew.
At the same time, we introduced a beautiful designer gift tin of the Reed's Crystallized Ginger Candy.

In December 2000, we acquired our licensee, China
Cola, for 130,000 shares of our common stock and royalty payments of $0.75/case sold over the two year period commencing July 1, 2000. Also in December, we purchased an 18,000 square foot warehouse property in a Los Angeles County enterprise zone. This means the county participates in wages, training and benefits for all new employees. The enterprise zone also qualifies us for low interest loans and a variety of beneficial tax breaks. This property now houses our executive offices and serves as our Southern
California warehouse facility. We have begun plans to construct our own brewery and bottling plant on the property.

In the spring of 2001, we began the national launch of Reed's Chocolate Ginger Ice Cream and Reed's Green Tea
Ginger Ice Cream to join Reed's Original Ginger Ice
Cream in the retail freezer. Less than a month after launch, we received orders for more than 4,700 cases of our ice cream.

In June 2001, we expanded our candy line with two new products: Reed's Crystallized Ginger Baking Bits and
Reed's Ginger Candy Chews. The package for Reed's
Ginger Candy Chews resembles an old style, 1930's cigarette pack and in our opinion has found immediate cachet and enthusiastic acceptance with distributors and retailers alike.

In the beginning of May 2002, we launched our Reed's
Ginger Juice Brews lines, with four flavors of juice blends. These products are made from organic ginger and are organically sweetened.

We were incorporated in 1991 in Florida as Original
Beverage Corporation. In October 2001, we changed our state of incorporation to Delaware and changed our name to Reed's, Inc.

Industry Overview

Our beverages are classified as "new age" or "alternative" beverages, a category that includes natural soda, fruit juices and fruit drinks, ready-to-drink teas, sports drinks, and water. From 1992 to 1999, the alternative beverage market has experienced significant growth, with volumes more than doubling to
1.4 billion cases. The alternative beverage category is the fastest growing segment of the beverage marketplace, with sales estimated to have reached approximately $9.7 billion at wholesale in 2000 with a growth rate of approximately 11% over the prior year.
(Source: Beverage Marketing Corporation)  The
Alternative Beverage category is a small portion of the non-alcoholic beverage market, which has sales in excess of $80 billion.

The candy industry in the United States exceeds $23
billion in sales annually, of which approximately 40% is non-chocolate candy. In pounds, Americans consume over 25 pounds of candy per person per year. (Source:
National Confectioners Association)

The ice cream industry in the United States generates more than $20 billion in annual sales. (Source:
International Dairy Foods Association and the United
States Dairy Association) The packaged ice cream industry includes economy, regular, premium, and super premium products.

Super-premium ice cream such as Reed's Ginger Ice
Creams is generally characterized by a greater richness and density than other kinds of ice cream.
This higher quality ice cream generally costs more than other kinds and is usually marketed by emphasizing quality, flavor selection, texture and brand image. Based on supermarket sales, super premium sales in were $600 million, or approximately
3% of all ice cream sales.  (Source: AC Nielsen Scan
Trak) The highest supermarket sales increases in 1999 were seen by the premium and super premium higher fat varieties. Gallon sales of super premium ice cream grew 14% in 1999 versus 1998. (Source: International
Dairy Foods Association)

In 2000, Americans spent over $4.56 billion on cookies in all retail outlets combined, according to AC
Nielsen.

Ginger

Ginger products, rather than beverages, are in fact our core business. We have found friends and advocates among alternative, holistic, naturopathic and homeopathic medical practitioners, dieticians and medical doctors. This is not surprising, as our beverages contain a high volume of ginger. A number of practitioners have contacted us of their own accord, telling us of their habit of recommending Reed's Extra
Ginger Brew for their patients as a simple way to ingest a known level of ginger. Reed's Ginger Brews contain between 8 and 26 grams of fresh ginger in every 12-ounce bottle. Very simply said, Reed's drinkers are mega-dosing a spice that is considered by many persons to be quite beneficial.

Among the applications frequently cited in articles on ginger are:

*Recommended use for prevention
 and relief of motion sickness,
*A preferred alternative to aspirin
 in heart attack prevention,
*A safe and effective alternative
 to pharmaceutical anti-ulcer drugs,
*Anti-inflammatory treatment for arthritis,
*Treatment for a variety of digestive disorders,
 including both constipation and diarrhea,
*Natural therapy for menstrual discomfort,
 nausea, cold, parasites and more, and
*Daily tonic to increase general well being.

Our Products

We manufacture and sell 19 beverages and other products. All of our products are made using premium all natural ingredients. Most of our beverage sales are in the natural foods industry. As of the date of this prospectus, approximately 70% of our sales are through this natural food channel of distribution.

According to Spence Information Services (SPINS), which is the only sales information service catering to the natural food trade, Reed's Brews and Virgil's
Root Beer hold the #1, 2, 3, 5, 7 and 9 positions among all beverages in the natural foods industry.

Our products include:

Reed's Ginger Brews

Ginger ale is the oldest known soft drink. Before modern soft drink technology existed, non-alcoholic beverages were brewed at home directly from herbs, roots, spices and fruits. These handcrafted brews were then aged like wine and highly prized for their taste and their tonic, health-giving properties. Reed's
Brews are a revival of this home brewing art and are made the original way using the finest fresh herbs, roots, spices and fruits. Each batch is carefully brewed and aged with great pride by our expert brew masters under the supervision of our founder, Christopher J. Reed.

We believe that Reed's Ginger Brews are the only naturally brewed soft drink line in the United States.
Reed's Brews derive their distinctive tastes from the brewing of fresh herbs, roots and spices from around the world. No refined sugars are used for sweetening.
The products differ from commercial soft drinks in three particular characteristics: sweetening, carbonation and coloring. Reed's Ginger Brews present
20% less sweetness for greater adult appeal.
Carbonation, rather than being injected, is produced naturally through slower, beer-oriented techniques, which produce smaller, longer lasting bubbles that do not dissipate as rapidly upon opening the bottle. No coloring is added; the color comes naturally from the herbs, fruits, spices, roots and juices. In addition, since Reed's Brews are pasteurized and fire brewed, they do not require or contain any preservatives.

In contrast, modern commercial soft drinks generally are produced using natural and artificial flavor concentrates prepared by flavor laboratories, tap water and refined sweeteners. Typically, manufacturers make a centrally processed concentrate that will lend itself to a wide variety of situations, waters and filling systems. The end product is generally cold-filled and thus requires preservatives for stability.
Finally, colors tend to be synthetically altered.

We currently manufacture and sell six varieties of Reed's Ginger Brews:

* Reed's Original Ginger Brew was our first creation, and is a Jamaican recipe for homemade ginger ale using
17 grams of fresh ginger root, lemon, lime, honey, fructose, pineapple, herbs and spices. Reed's Original
Ginger Brew is 20% fruit juice.

* Reed's Extra Ginger Brew is the same approximate recipe, with 26 grams of fresh ginger root for a stronger bite. Reed's Extra Ginger Brew is 20% fruit juice.

* Reed's Premium Ginger Brew is the no-fructose version of Reed's Original Ginger Brew, and is sweetened only with honey and pineapple juice. Reed's
Premium Ginger Brew is 20% fruit juice.

* Reeds Raspberry Ginger Brew is brewed from 17 grams of fresh ginger root, raspberry juice, and lime. It is 20% raspberry juice and is sweetened with fruit juice and fructose.

* Reed's Spiced Apple Brew uses 8 grams of fresh ginger root, the finest tart German apple juice, and such apple pie spices as cinnamon, cloves, and allspice. Spiced Apple Brew is 50% apple juice and sweetened with fruit juice and fructose.

* Reed's Cherry Ginger Brew is the newest addition to our Ginger Brew family, and is naturally brewed from:
filtered water, fructose, fresh ginger root, cherry juice from concentrate, and spices. Reed's Cherry
Ginger Brew is 23% cherry juice.

All six Reed's Ginger Brews are offered in 12-ounce bottles are sold in stores as singles, in four-packs and in 24-bottle cases. Reed's Original Ginger Brew is sold in select Costco stores in a special 12-pack.

Virgil's Root Beer

Virgil's Root Beer has a steady, growing cadre of fans and long-time aficionados who gladly pay as much as $5.00 for a single ceramic topped, pint bottle. Over the years Virgil's has won numerous awards, and is considered by many to be the best root beer made anywhere. Virgil's Root Beer has been voted
"Outstanding Beverage" at the International
Fancy Food and Confection Show three times and named by the Canadian Fancy Food Industry as 'Best Imported
Food Product'. Virgil's Root Beer has also been named
"Best Beverage" by Bon Appetit magazine. Originally brewed in the north of England, Virgil's is a delicious micro-brewed root beer. With the exception of Bavarian Pints and Kegs, we now make Virgil's in the United States from imported ingredients.

Virgil's is a gourmet root beer.
We use these all-natural ingredients:

* Filtered water,
* Unbleached cane sugar,
* Anise from Spain,
* Licorice from France,
* Bourbon vanilla from Madagascar,
* Cinnamon from Ceylon,
* Clove from Indonesia,
* Wintergreen from China,
* Sweet birch and molasses
  from the southern United States,
* Nutmeg from Indonesia,
* Pimento berry oil from Jamaica,
* Balsam oil from Peru, and
* Cassia oil from China

These ingredients are collected worldwide and gathered together at the brewing and bottling facilities we use in the United States and Germany. At the breweries, the ingredients are then combined and brewed under strict specifications, and finally heat pasteurized to insure quality.

Virgil's Root Beer is sold in 12-ounce bottles as singles, in four-packs, in 24-bottle cases, in a special ceramic-swing-capped Grolsch-style pint bottle as a single and 12 bottle cases of the 'pints' as well as in 5 liter self-tapping party kegs.

China Cola

An authentic herb master in China developed the herb formula in both Original China Cola and Cherry China
Cola. The formula was taken to an American beverage master who had worked on the original colas in the early 1900's. The result is what we consider to be the best tasting and most natural cola in the world. Now sweetened with raw cane, China Cola has been restored to its original delicious blend of imported Chinese herbs, essential oils and natural spices. China Cola contains no caffeine. It comes in two varieties, Original Tianfu China Cola and Cherry China Cola.

* Original China Cola is made from filtered water, raw cane sugar, Szechwan peony root, cassia bark, Malaysian vanilla, oils of lemon, oil of lime, oil of orange, nutmeg, clove, licorice, cardamom, caramel color, citric acid and phosphoric acid.

* Cherry China Cola is made from filtered water, raw cane sugar, Szechwan peony root, cassia bark, Malaysian vanilla, oils of lemon, oil of lime, oil of orange, nutmeg, clove, licorice, cardamom, natural cherry flavor, caramel color, citric acid and phosphoric acid.

China Cola and Cherry China Cola are sold as singles, in four-packs and in 24-bottle cases.

Malibu Teaz

We believe that Malibu Teaz is the only truly organic line of RTD (ready to drink) teas currently on the market. They are sweetened exclusively with organic agave nectar, a whole, unrefined sweetener with recognized health benefits. Agave nectar is a highly efficient sweetener, so very little is found in each serving of the Teaz. Malibu Teaz are brewed from 100% certified organic, non-irradiated herbs with organic juice concentrates and pure mountain spring water in a natural slow-brewing process.

In comparison to regular commercial RTD teas, Malibu Teaz is:

* Brewed with hot Mountain Spring Water instead of filtered, cold tap water,
* Made from organic wild crafted herbs instead of tea concentrates or herbal extracts,
* Made with real organic fruit juices from concentrate instead of fruit flavors,
* Made with no added colorings instead of chemical dyes and colors, and
* Sweetened with a whisper of organic agave nectar instead of corn syrup or aspartame.

All this makes Malibu Teaz a delicious, healthful alternative to commonplace, commercial ready-to-drink teas.

The six Malibu Teaz are:

* Heavenly Hibiscus-Berry, which is made from mountain spring water, non-irradiated organic herbs (hibiscus, lemongrass, rosehips, alfalfa), organic raspberry juice from concentrate and organic agave nectar.

* Luscious Lemon-Rose, which is made from mountain spring water, non-irradiated organic herbs (rosehips, lemongrass, alfalfa, chamomile), organic agave nectar and citric acid.

* Miraculous Mints, which is made from mountain spring water, non-irradiated organic herbs (peppermint, spearmint, chamomile, alfalfa), organic agave nectar and citric acid.

* Precious Passion Fruit, which is made from mountain spring water, non-irradiated organic herbs (rosehips, hibiscus, chamomile, lemongrass, alfalfa), organic passion fruit juice from concentrate and organic agave nectar.

* Comforting Chamomile, which is made from mountain spring water, non-irradiated organic herbs (chamomile, hibiscus, rosehips), organic agave nectar and citric acid.

* Mellow Mocha Spice, which is made from mountain spring water, non-irradiated organic herbs and spices
(roasted barley, carob, cinnamon), organic agave nectar, organic vanilla and citric acid.

The six varieties of Malibu Teaz are sold as singles in pint bottles and in 24-bottle cases.

* Reed's Ginger Candies

Reed's Crystallized Ginger was the first to be sweetened with raw cane instead of white sugar. Tender
Reed's Crystallized Ginger is custom-made for Reed's
Inc. in the South Pacific Islands of Fiji.

The process is an ancient one that hasn't changed much through time excepting a slight variation. After harvesting baby ginger (the most tender kind), the root is diced and soaked in a strong salt brine to soften the fibrous core of the ginger. After a very thorough fresh water rinsing cycle, the soft, diced, baby ginger root is then steeped in large vats filled with simmering raw cane syrup. Steeping for several days, the ginger is then removed and allowed to crystallize into soft, delicious nuggets in the Fijian sun. Islanders have long enjoyed these treats for health and pleasure, as do Reed's customers. Reed's
Ginger Baking Bits are smaller pieces of Reed's
Crystallized Ginger Candy.

*Reed's Crystallized Ginger Candy and Reed's
Crystallized Ginger Baking Bits are made for us in Fiji from diced baby ginger and raw cane sugar.

Reed's Crystallized Ginger Candy is sold in 4 oz.
bags, 8 oz. enameled, rolled steel gift tins, 16 oz.
resealable Mylar bags, 16 oz. resealable plastic tubs and in bulk-bins. Reed's Crystallized Ginger Baking
Bits are sold in the bulk-bins.

*Reed's Ginger Candy Chews

For a hundred years or more residents of Southeast
Asia from Indonesia to Thailand have enjoyed soft, gummy ginger candy chews. Individually wrapped, ten to a 'Lucky Strike' style soft-pack, Reed's has taken them a step further, adding more ginger, using no gelatin (vegan-friendly), and making them slightly easier to unwrap than their Asian counterparts.

*Reed's Ginger Candy Chews are made for us in Indonesia from: Sugar, maltose (malt sugar), ginger, and tapioca starch.

Reed's Ginger Candy Chews are sold individually wrapped in Soft-packs of ten candies and as individually wrapped loose pieces in bulk.

Reed's Ginger Ice Creams

Reed's Ginger Ice Creams are made 100% naturally using the finest rGBH free cream and milk. (The dairy has filed for organic status.) The milk and cream are combined with the finest natural ginger extract from Fiji, Reed's Crystallized Ginger Candy and natural raw cane sugar to make a delicious ginger ice cream with a super premium, ultra-creamy texture and Reed's signature spicy-sweet bite.

The three Reed's Ginger Ice Creams are:

*Reeds Original Ginger Ice Cream
Ingredients: milk; cream, raw cane sugar, Reed's
Crystallized Ginger Candy (finest ginger root, raw cane sugar), ginger puree, and guar gum (a natural vegetable gum)

*Reed's Chocolate Ginger Ice Cream
Ingredients: milk; cream, raw cane sugar, finest
Belgian Cocoa (used to make Belgian Chocolate), Reed's
Crystallized Ginger Candy (fresh baby ginger root, raw cane sugar), chocolate shavings (sugar, unsweetened chocolate, Belgian Cocoa, soy lecithin and real vanilla), natural ginger extract, and guar gum (a natural vegetable gum) combine creating the ultimate chocolate ginger ice cream.

* Reed's Green Tea Ginger Ice Cream
Ingredients: Milk, cream, the finest Green Tea, raw cane sugar, Reed's Crystallized Ginger Candy (fresh baby ginger root, raw cane sugar), and guar gum (a natural vegetable gum) combine to make the ultimate green tea ginger ice cream.

Reed's Ginger Ice Creams are sold in pint-containers and cases of eight pints. We plan to supply Reed's
Ginger Ice Creams in foodservice volume-packaging as well.

Reed's Ginger Juice Brews

In the beginning of May 2002 we launched a new line of ginger brews called the Reed's Ginger Juice Brews.
They are 100% juice products that are non-carbonated and brewed from an organic juice sweetener and organic fresh ginger root. These drinks are in a 16 oz juice bottle. We have seen a strong trend toward organic ingredients and toward non-carbonated beverages in the marketplace. We have wanted to extend the ginger brew line and have decided that these new flavors will cater to the growing market for organic non-carbonated beverages.

The four Reed's Ginger Juice Brews are:

* Reed's Lemon Guava Ginger Juice Brew, which is brewed from filtered water, sweetened by organic white grape juice, organic fresh ginger root, guava juice and lemon juice from concentrate.

* Reed's Strawberry Kiwi Ginger Juice Brew, which is brewed from filtered water, sweetened by organic white grape juice, organic fresh ginger root, strawberry juice and kiwi juice from concentrate.

* Reed's Pineapple Orange Ginger Juice Brew, which is brewed from filtered water, sweetened by organic white grape juice, organic fresh ginger root, pineapple juice, orange juice and lime juice all from concentrate.

* Reed's Cranberry Raspberry Ginger Juice Brew, which is brewed from filtered water, sweetened by organic white grape juice, organic fresh ginger root, cranberry and raspberry juice from concentrate.

These new ginger juice brews have already been accepted as new items by a number of our largest distributors. A full national rollout to our customers is currently underway with product samples and literature going out to key industry buyers.

Our Primary Markets

We sell the majority of our products in upscale gourmet and natural food stores in the United States and Canada. The products are currently sold on an increasing basis in restaurants, delicatessens, neighborhood grocery markets, and supermarkets. A limited market has been developed for our products in Europe and Asia, although it currently represents less than 1% of our total sales. Most of our beverage sales are in the natural food industry. We expect this to change as our mass-market promotions mature.

Sales, Marketing and Distribution

We utilize a number of strategies in bringing our products to market. These can be broken down into marketing to distributors (our direct customers), marketing to retail stores (our distributors' customers) and marketing to consumers (the retail store's customers). We also offer our products and promotional merchandise direct to consumers via the Internet on our website, www.reedsgingerbrew.com. We also plan to introduce vending machines and proprietary coolers in the near future.

Marketing to Distributors

We market to distributors using a number of marketing strategies, including direct solicitation, telemarketing, trade advertising, and trade show exhibition. These distributors, who may also have relationships with our competitors, include natural food, gourmet food and mainstream distributors. Direct contact with the distributors is by in-house sales representatives, food brokers and outside representatives. In early 2001, we shifted our primary focus toward mainstream distribution. Such mainstream distributors include Big Geyser for New
York City, Southern Wine and Spirits for Arizona, and
Beverage Express for Colorado.

Marketing to Retail Stores

We market to stores by utilizing trade shows, trade advertising, telemarketing, direct mail pieces, and direct contact with the store. We have representatives and brokers who visit stores to sell more directly in many regions. Sales to retail stores are coordinated through our distribution network and our regional warehouses. Parts of the proceeds of this offering are earmarked for expansion of direct personal sales contact.

We intend to create our direct distribution organization on a market-by-market basis. In this way, we anticipate a smooth transition over a couple of years. This approach will allow the growing team of in-house marketers to 'get the bugs out' before moving on to each successive market. The first effort of this sort is expected to begin in 2002 in our home market of western Los Angeles.

Marketing to Consumers

We utilize several marketing strategies to market directly to consumers. Advertising in targeted consumer magazines such as "Vegetarian Times" and "New
Age" magazine, in-store discounts on the products, in-store product demonstration, street corner sampling, coupon advertising, consumer trade shows, event sponsoring and our website www.reedsgingerbrew.com are all among current consumer-direct marketing devices.

Vending Machines

In the mass-marketplace to date, we believe that no independent manufacturer of soft drinks other than Coca-Cola and PepsiCo has placed fully branded, backlit vending machines nationwide. We believe we are the first natural soft drink manufacturer to create its own vending machine. We believe that the Reed's
Vending Machine is also the first vending machine to vend glass bottles in over twenty years. We intend to expand direct consumer distribution through placement of these vending machines in publicly accessible locations across the USA and Canada.

Vending machines present several advantages. As an outdoor source of product, a vending machine acts as a twenty-four hour a day, seven days a week point of sale and consumer self-demonstration device. Using modern cellular technology, we will be able to track performance of each machine and the individual products within the machine. This means if Extra
Ginger Brew, for example, were outselling other varieties to a great extent, we would see this in real time and be able to respond in plenty of time to avert a sold out message on the machine. Such data would also be invaluable as a tracking demographic, allowing us to place more of what sells best in a particular neighborhood in a responsive fashion or, in the case of a low performance location, to relocate the machine.

Proprietary Coolers

In-store placements of branded refrigerated coolers by Snapple, SoBe and Jones Soda, among others, have shown a significant return on investment. SoBe created its pervasive presence in the mass-marketplace almost entirely on a backbone of cooler placements. Jones saw a doubling of business in just 18 months based upon this concept. We are currently testing our own Reed's branded coolers in a number of locations and hope to see comparable results.

Manufacture of Our Products

We presently produce the Reed's beverage line at a contract brewery in Pennsylvania. China Cola and Virgil's are produced at our Pennsylvania contract plant as well. Virgil's has a contract production facility in Germany for some of its products. Malibu
Teaz is brewed in Northern California at a contract packaging facility. The majority of this production will be supplanted by our own Los Angeles brewery, which the Company is currently outfitting. We believe our brewery facility will create efficiencies of supply and production, which will create a net effect of raising the gross margin of profit for the entire enterprise.

Reed's Crystallized Ginger is custom made for us in the South Pacific Islands of Fiji.

Reed's Ginger Candy Chews are prepared to our specifications in Indonesia.

Reed's Ginger Ice Creams are made according our recipe by a contract dairy in the United States.

Raw Materials

The ingredients used in our products generally are obtained from domestic suppliers and each ingredient has several reliable suppliers. We have no major supply contracts with any of our suppliers. As a general policy, we pick ingredients in the development of our products that have multiple suppliers. This provides a level of insurance against a major supply constriction or calamity.

We import our ginger candies in bulk from the South
Pacific and have it repackaged in the United States.

Product Development & Expansion Plans

Our plans for future product development and expansion include the following:

Mainstream Distribution

One of our first priorities in current brand placement expansion is to give attention to and expand marketing efforts with our current mainstream accounts and distributors.

New Ginger Products

We will continue to expand the Reed's Ginger Brew, Reed's Ginger Juice Brew, Reed's Ginger Ice Cream,
Reed's Ginger Candy, and Reed's Ginger Cookie lines with great vigor. Other Reed's Ginger Product concepts and lines are under consideration.

Mainstream Supermarkets

We target a niche in the soft drink industry known as 'New Age Beverages'. New Age Beverages are generally characterized as being made more naturally, utilizing upscale packaging, and often creating and utilizing new and unique flavors and flavor combinations. The
New Age Beverage Segment has grown from $620 million in annual sales for 1989 to over $8 billion in annual revenues for 2000 (Source: Beverage Marketing
Corporation).

This niche is sold both through the fast-growing natural food industry, where we believe our lines have achieved a dominant position in their category, and through the much larger mainstream supermarket industry. We are seeking to increase our position in the mainstream supermarket industry.

Typically, supermarket chains and prominent local supermarkets impose slotting fees as a one-time payment before the products are permitted in the store or chain. We are pursuing broad-based slotting in supermarket chains throughout the United States and Canada.

We are currently slotted in 110 Safeway stores in Oregon and all 130 Raley's stores in Northern
California.  Safeway and Raley's data show Reed's
Ginger Brews, with minimal ads and promotions, performing in the 'middle of the pack' in the New Age
Beverage Set.

The New Age Beverage Set includes SoBe (1999 revenues-
$166.4 million), Snapple (1999 revenues-$854 million), Arizona (1999 revenues-estimated over $200 million) and Hansen's (2000 Revenues-$79 million) among others.
(Sources: BevNet, Beverage World, and SEC Filings)
These brands have the advantage of being seen everywhere in the national market and being commonly well known for years through well funded ad campaigns.

In spite of having a higher price, no mass advertising and a relatively small presence in mass market, we believe that results to date demonstrate that Reed's
Ginger Brews hold up well among these significantly larger brands. We intend to build on this success by placing Reed's, Virgil's and the rest of our lines in the New Age Set in as many of the nation's 35,000 supermarkets as possible.

To date, our presence in supermarkets includes the following:

Supermarket Chain              Location in Which
                               Our Products Are Sold

Acme                           Philadelphia
AJ's                           Arizona
Albertson's                    Texas
Big Save                       Hawaii
Byerly's                       Minnesota
Foodarama                      New England
Fred Meyers                    Northwestern US
Gelson's                       Southern California
Giant Food                     Maryland
Kroger                         Cleveland
Larry's Markets                Seattle
Overwaitea/Save-On Foods       Western Canada
Patrini's                      San Francisco
Publics                        Florida
QFC                            Northwestern US
Raley's/Nob Hill               Northern California
Randall's                      Houston
Rice's                         Houston
Safeway                        Northern California
Safeway                        Oregon
Safeway                        Western Canada
Sentry Foods                   Milwaukee
Smith's                        Utah
Super Fresh                    Philadelphia
Thriftway                      Northwest
Treasure Island                Chicago
Winn-Dixie                     New Orleans

International Marketing and Distribution

Discussions are being held with trading companies and import/export companies for the distribution of our products throughout Japan, China and the rest of Asia.
These areas are a natural fit for Reed's Ginger products, as ginger of quality is a cultural paradigm throughout those lands.

The European Union is an open market for Reed's with access to that market due in part to the ongoing production of Virgil's Special Extra Nutmeg Root Beer in Germany. Reaction to the Reed's brands at Natural
Products Exposition Europe in June 2000 was very positive. Some success has already been realized in Europe through our distributor in Amsterdam. The UK distributor of our lines has also expressed a great enthusiasm for a mass-market push.

Foodservice

On-premise activity in commercial and non-commercial locations is an increasing component of total beverage sales. (Source: Beverage Marketing Corporation) In recognition of this trend, we are marketing aggressively to bars and restaurants. Placement of our products in stadiums, sports arenas, concert halls, theatres, and other cultural centers is another long term marketing priority. In addition, we are currently seeking placement of our ice cream in restaurants nationwide.

Competition

Our premium beverage products compete generally with all liquid refreshments and in particular with numerous other "new age" beverages, including SoBe, Snapple, Mystic, Arizona, Hansen's, and Knudsen &
Sons. Many of these brands have the advantage of being seen everywhere in the national market and being well known for years through well funded ad campaigns, so that they are better-established in terms of brand recognition. In addition, the companies manufacturing these products generally have greater financial resources than we do and have greater access to additional financing.

The Virgil's and China Cola lines compete with a number of other natural soda companies including
Stewarts, IBC, Henry Weinhard, Blue Sky, Natural Brews and Journey. Malibu Teaz competes with Tazo Teas and
Honest Teas and private label store brands at Whole
Foods and Wild Oats. Many of these companies are better-established in terms of brand recognition and access to financing. We believe that Malibu Teaz is the only truly natural, organic RTD Tea on the market.

We believe our success to date is due in great part to our innovative beverage recipes and packaging, superior ingredients and to a brewing process that remains a trade secret. We believe our commitments to highest quality and brand innovation are key to our success. We will not allow these aspects of our corporate culture to be altered.

Reed's Crystallized Ginger Candy competes with other candies and snacks in general and in particular with other ginger candies. The main competitors are Royal
Pacific, the U.S. marketing company for Australia's
Buderim Ginger Company, and Frontier Herbs. These companies generally have better brand-recognition and greater financial resources than we do.

Most varieties of crystallized ginger candy in the marketplace contain sulfur dioxide as a curing and preservative agent; Reed's Ginger Candies do not. Our proprietary curing process for Reed's Crystallized
Ginger Candies creates, in our opinion, a vastly superior product to that of our competitors at a competitive price.

Our Reed's Ginger Ice Creams will face competition both from other "premium" and "super premium" ice cream. Our principal competitors in the ice cream business are The Haagen-Dazs Company, Inc., Ben &
Jerry's, Godiva, Starbucks, and Dreyers. These companies have greater brand recognition, market share and access to financing than we do.

Our Reed's Ginger Cookies will compete with other cookies and snacks in general and in particular with other "premium" cookies. Our principal competitors are expected to be Walkers of Scotland, Bahlsen of Germany, Duchy Originals of Scotland, and Pamela's of the USA. These companies have greater brand recognition, market share and access to financing than we do.

We compete with other companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by distributors, most of which also distribute other beverage brands. The principal methods of competition include product quality and taste, brand advertising, trade and consumer promotions, pricing, packaging and the development of new products.

Licenses and Royalties

We have a license with Malibu Teaz for its RTD tea line and its sweetener line. These licenses are exclusive and renewed annually. Profits are equally split between Malibu Teaz and us.

In connection with our acquisition of China Cola, we agreed to pay the seller royalties equal to $0.75 per case sold. The minimum payments per agreement year are $18,750. The royalties expire on July 1, 2002.

Proprietary Rights

We own several trademarks that are considered material to our business, including Reed's, Virgil's and China
Cola. In addition, we consider our finished product and concentrate formulae, which are not the subject of any patents, to be trade secrets.

Our brewing process is a trade secret. This process can be used to brew other flavors of beverages other than ginger ale/beer such as root beer, cream soda, cola and other spice and fruit beverages. No patents have been sought because we would be required to disclose our brewing process.

Three of our material trademarks are registered trademarks in the U.S. Patent and Trademark Office:
Reed's, Virgil's, and China Cola. Registrations for trademarks in the United States will last indefinitely as long as the trademark owners continue to use and police the trademarks and renew filings with the applicable governmental offices. We have not been challenged in our right to use any of our material trademarks in the United States. We are in the process of obtaining international registration of certain trademarks under the Berne Convention.

Government Regulation

The production and marketing of our products are governed by the rules and regulations of various federal, state and local agencies, including the United States Food and Drug Administration. The Food and Drug Administration also regulates the labeling of our products. We have not encountered any regulatory action as a result of our operations, and no such action is anticipated.

Environmental Matters

Our primary cost of environmental compliance at the present time is in recycling fees, which are projected at $40,000.00 for 2002. This is a standard cost of doing business in the soft drink industry.


Employees

We currently employ seven persons full-time and three part-time: one general management employee, four sales and marketing support, and five in operations.
Additional persons are employed as needed on a part-time basis. Consultants are employed as required by circumstance. We have never participated in a collective bargaining agreement. We believe our relationship with our employees is good.

Property

In December 2000 we purchased an 18,000 square foot warehouse property at 13000 South Spring Street in unincorporated Los Angeles County. The purchase price was $850,000 with a down payment of $102,000. We financed the balance with US Bank with a Small
Business Administration loan; and obtained a building improvement loan in the amount of $168,000.
Christopher J. Reed, our President and CEO, personally guaranteed the loans. Both loans have 25-year terms, with interest at the New York prime rate plus 1%, adjusted monthly with no cap or floor. The combined principal and interest payments are $8,660 initially with annual adjustments. This property now houses our executive offices and acts as our Southern California warehouse facility.

A working brewery and bottling plant is being outfitted on the property and will be called Reed's
Original Ginger Brewery. We expect the brewery to be finished and operating during the third quarter of 2002. We believe that the brewery and plant will save us freight, production and warehousing expenses. We also expect to be able to produce other companies' products under co-packing agreements.

The property resides in the Los Angeles County Mid-
Alameda Corridor Enterprise Zone. Businesses located in the enterprise zone are eligible for economic incentives designed to stimulate business investment, encourage growth and development and promote job creation. The incentives include a hiring credit for wages paid to a qualified employee, up to $26,895 over a five-year period; a credit for the sales or use tax paid or incurred on the purchase of certain qualified machinery or equipment; a business expense deduction for the cost of qualified property (up to $20,000) purchased for exclusive use in the enterprise zone;
the ability to carry up to 100% of net operating losses over a maximum of 15 years to reduce the amount of taxable enterprise zone income for those years; a deduction from income on the amount of "net interest" earned on loans made to a trade or business located exclusively in the enterprise zone; and a 6% tax credit for qualifying manufacturers (which includes the Company).

Loan Agreement

In June 2002, we entered into a loan and security agreement with ALCO Financial Services LLC, pursuant to which we are able to borrow up to $500,000. The actual amount which may be borrowed at any amount is the lesser of (1) 75% of the net face amount of our eligible accounts, less reserves determined by ALCO to reflect negative events, conditions, contingencies or risks, or (2) $500,000. As of May 31, 2002, the net face amount of eligible accounts was over $900,000.
The loan is guaranteed by Christopher J. Reed and his wife. The loan fee for the loan and security agreement is $6,250. The interest rate for amounts borrowed is the greater of 8% per annum in excess of the prime rate, as reflected in the Wall Street
Journal, or 12.75% per annum, and the minimum monthly interest is $3,500. Any loans pursuant to the loan and security agreement will be secured by all present and future accounts, chattel paper, goods (including inventory and equipment), instruments, investment property, documents, and general intangibles, and the proceeds therefrom. The agreement will terminate on its first anniversary, or such earlier date as the lender elects to terminate the agreement pursuant to the terms of the agreement. We can terminate the agreement prior to its termination date, upon the payment of the greater of (1) the total interest for the immediately preceding three months, or (2)
$15,000.

In the event of an event of default, as defined in the loan and security agreement, then, at the election of the lender, (1) the agreement may be terminated, (2) the lender may declare all obligations under the agreement to be immediately due and payable, (3) all obligations shall accrue interest at a default rate equal to 10% per annum in excess of the interest rate, and (4) the lender may, immediately and without expiration of any period of grace, enforce payment of all obligations under the agreement and exercise any and all other remedies granted to it. An event of default includes any default by us in the payment of any obligations under the agreement when due, whether at maturity, upon acceleration, or otherwise;


such obligations at any time exceed the amount allowable under the agreement;

any adverse change occurs with respect to our financial condition of operations which results in a material impairment of the prospect of repayment of such obligations;

any guarantor defaults in the performance of its obligations to the lender or notifies the lender of its intention to rescind, modify, terminate or revoke its guaranty or the guaranty shall cease to be in full force and effect for any reason whatever;

an order for relief is entered against us or a guarantor by a bankruptcy court, or we or a guarantor does not generally pay its debts as they become due;

Christopher J. Reed ceases to own over 50% of our voting stock;

any subordinating creditor fails to perform or observe any of its obligations under any subordination agreement, or notifies lender of an intention to rescind, modify, terminate or revoke the subordination agreement, or the subordination agreement ceases to be in full force and effect for any reason whatever;

Christopher J. Reed fails to devote 100% of his efforts in furtherance of our business affairs for any one month, or ceases to be employed by us in his current capacity;

any provision of this agreement or any of the loan documents ceases for any reason to be valid and binding on us; and

any other default which lender believes in good faith will have a material adverse effect upon our ability to repay the obligations under the agreement.

MANAGEMENT

General

The following table sets forth certain information with respect to our directors, executive officers and key employees:

Name		         Age Position
------------------ --- -------------------------------
Christopher J Reed  43 Founder, CEO, CFO & Chairperson
                       of the Board
Eric Scheffer       35 Vice President & National Sales
                       Manager
Kimiko Isogai       45 Chief Accountant
David Robinov       46 Director
Joseph R Grace      37 Director
Mark Panely         52 Director

Christopher J. Reed, the founder, has been with the Company since its inception in 1987. Chris has been responsible for the design of the Company and its products including the original product recipes, the proprietary brewing process, and the packaging and marketing. Chris' instincts in branding and flavors have produced top sellers in the natural foods industry. Under Chris' leadership the Reed's label has earned a reputation for quality. Chris' prior experience was in the oil and gas industry as a chemical engineer. He was involved in the design and development of new technology in the field of natural gas purification and liquefaction. He also worked four years as a salesperson for an advertising agency.
Chris received a B.S. in Chemical Engineering in 1980 from Rennselaer Polytechnic Institute at Troy, N.Y.

Eric Scheffer has valuable experience in natural foods and mainstream marketing. From 1995 to 1997 Eric was employed by Vita Source and was their first sales representative. While there, Eric played an integral part in raising their revenues in one year from $5 million to $7 million. From 1997 to 1998, USA
Nutritionals employed Eric. Eric led a successful effort bridging their marketing from natural foods to mainstream stores. 1998 to 1999 were spent managing the US and Canadian outside sales force for Earth
Science, Inc. From 2000 to mid 2001, Eric led the sales team at Rachel Perry, the venerable alternative cosmetics company, as Vice President and National
Sales Manager. By eliminating a large outside distributor and broker and hiring an efficient in-house broker, Eric lowered costs and managed to raise an extra $20,000 per month from this single action.
Eric has been with us since May 2001.

Kimiko Isogai's seventeen years experience as a Certified Public Accountant includes three years of growth with international firm Price Waterhouse
Coopers from 1996 to 1999. 1999 to 2000 Kimiko acted as an accounting consultant for various clients.
Desiring an entrepreneurial corporate atmosphere,
Kimiko joined Reed's in early 2001 and has proved a valuable addition to the company. Kimiko has expertise in payroll & corporate tax process, audit & compilation reports, computer accounting, and international issues such as foreign exchange, US and foreign employment law.

David Robinov, in his more than 20 years in business, has been the founder, developer, partner and CEO in nearly a dozen successful ventures in the natural and organic products industries. David started, developed and sold at profit several successful health foods, natural foods and alternative health retail concepts, eventually merging into or selling to larger concerns.
David spent the last ten years developing the China
Cola line. China Cola is the most successful herbal cola in natural foods. Reed's Inc. acquired China Cola in December 2000. Recently, David has been involved in launching a specialty and natural foods company, Mediterranean Organics, which features the best of organic products from around the Mediterranean Sea.
David became a director of Reed's in 2001.

Joseph Grace earned his B.S. in Computer Science from
Yale University in 1986. Joseph's experience includes work on the ARPAnet (precursor to the internet) and the internet well before the internet became a household word. He also programmed and consulted on NEXTstep (precursor to Apple's latest, award winning operating system, OS X). From 1994 as an "angel investor" and from 1997 to early 2000 as a game researcher and developer, Joseph was a member of Wizards of the Coast, a developer and marketer of the popular trading card games, Magic: The Gathering and Pokemon. Joseph enjoyed participating in the growth of a garage startup into an industry leader with over 1,000 employees. Wizards was sold to Hasbro for over $300 million in 1999. Joseph has been an independent consultant since 2000. He currently consults on distributed software applications, startup business management,and continues to search for emerging trends, quality products, and business opportunities.
Joseph became a director of Reed's in 2001.

Mark Panely has been the owner and Chief Executive
Officer of Journey Food and Beverage Company, Inc.
since 1994, where he created and marketed a line of soft drinks and juice brews. Prior thereto, Mark founded a company, helped it to eventually achieve $25 million in annual revenues, and sold the company to J.M. Smucker Co. Mark has more than 30 years' experience in product development and marketing. At the Build Brand Value CEO Forum in
1998, Mark won the "Brandy Award" for brand personality. Mark earned a B.S. in Chemistry at Stony
Brook University in 1972. Mark became a director of Reed's in 2002.

Executive Compensation

The following table sets forth for 2001 and 2000 each component of compensation paid or awarded to, or earned by, Christopher J. Reed, our President and CEO.
There were no other persons who were serving as executive officers as of December 31, 2001.

Name And
Principal Position       Year       Salary      Bonus
Annual Compensation
Christopher J. Reed,     2001	    $150,000     $   --
President & CEO          2000      $150,000     $   --
_____________________
Mr. Reed's salary has not changed since 2001, and there are no discussions underway as of the date of this prospectus to increase his salary.

Director Compensation

At this time, we do not pay any compensation to directors for the attendance at board meetings.

Option/SAR Grants and Exercises in 2001

The following table summarizes the stock option activity for the year ended December 31, 2001:


                                 Weighted Average
                    Options       Exercise Price
Balance,
 January 1, 2001    37,500           $  2.00
Granted - 2001      17,500              3.00
Exercised - 2001        --                --
Forfeited - 2001        --                --
                    ------
Balance,
 December 31, 2001  55,000           $  2.32
                    ======

Employment Agreements

There are no written employment agreements with any of our officers or key employees.

2001 Stock Option Plan

Pursuant to our 2001 Stock Option Plan, options to purchase up to 500,000 shares of common stock are authorized for issuance under the Plan. When a stock award expires or is terminated before it is exercised, the shares set aside for that award are returned to the pool of shares available for future awards. No options have been granted under the Plan as of the date of this prospectus.

The plan permits the grant of options to our employees, directors and consultants. The options may constitute either "incentive stock options" within the meaning of Section 422 of the Internal
Revenue Code  or "non qualified stock options."

The plan is administered by the board of directors or a committee appointed by the board. The board currently administers the plan. The administrator has full and final authority to select the individuals to receive options and to grant such options as well as a wide degree of flexibility in determining the terms and conditions of options.

The option price cannot be less than 100% of the fair market value per share of Common Stock on the date of the grant of the option. The exercise price of an incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock must be at least
110% of the fair market value per share of common stock on the date of the grant.

Options may not be granted under the plan on or after the tenth anniversary of the adoption of the plan.
Incentive stock options granted to a person owning more than 10% of the combined voting power of the Common
Stock cannot be for more than five years.

Indemnification of Directors and Officers

As permitted pursuant to the corporate law of the State of Delaware, our state of incorporation, the Certificate of Incorporation requires that we indemnify our directors and officers against certain liabilities and expenses incurred in their service in such capacities to the fullest extent permitted by applicable law. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with applicable law. Additionally, we have entered into an indemnity agreement with each director and officer, which generally provides that they are indemnified with respect to actions taken in good faith. Furthermore, the personal liability of the directors is limited as provided in our Certificate of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore unenforceable.

Certain Transactions

The Company has two loans payable to Robert T. Reed
Sr., the father of our founder. The first loan was made to us in 1991 to provide $94,000 in working capital, and bears interest at 10% per annum. The balance as of December 31, 2001 was $49,804. The second loan was made in 1999 to provide $250,000 for the acquisition of Virgil's Root Beer, and bears interest at 8% per annum. The balance as of December
31, 2001 was $177,540. This note currently is convertible into a maximum of 88,770 shares of common stock at $2.00 per share until July 2005. We believe that the terms of these transactions were as favorable to us as those generally available from unaffiliated parties.

Mark Reed, the brother of our founder, was owed $5,000 on December 31, 2000 for a loan to the Company. This loan was subsequently converted into 8,889 shares of common stock. We believe that the terms of this transaction were as favorable to us as those generally available from unaffiliated parties.

Christopher Reed, our founder and CEO, has a company credit card. Mr. Reed is permitted to use the card for personal purchases as well as for corporate purposes. At the end of each year, Mr. Reed reimburses the Company for the amount of any personal purchases.

At the time of each of the transactions described above, the Company had no independent directors to ratify the transactions at the time the transactions were initiated.

The Company has and will maintain at least two independent directors on its board of directors who are not officers of the Company and who do not own 5% or more of the outstanding common stock of the Company. All future material affiliated transactions will be made or entered into on terms that are no less favorable to the Company that those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who had access, at the Company's expense to the Company's or independent legal counsel.
If there are only two independent directors at the time, both independent directors must be disinterested and approve such transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information (except as otherwise indicated by footnote) as to common shares owned as of April 30, 2002 or which can be acquired in sixty days, by (i) each person known by management to beneficially own more than five percent
(5%) of our outstanding common shares, (ii) each of our directors and executive officers, and (iii) all executive officers and directors as a group. On that date, there were 4,720,591 shares outstanding.

Name & Address   %Owned %Owned If  %Owned If %Owned If
of Beneficial    Before   300,000  1,500,000 3,000,000
Owner & Number  Offering   Shares     Shares    Shares
of Shares Owned           Are Sold  Are Sold  Are Sold
--------------- --------  --------  --------  --------
Christopher J Reed
13000 South Spring St
Los Angeles, CA 90061
3,200,000 (1)      67.8%    63.7%       51.4%    41.4%

Joseph R Grace
PMB 158
1900 West Nickerson St
Suite 116
Seattle, WA  98119
500,000 (2)        10.6%     10.0%       8.0%     6.5%

Robert T Reed, Jr.
4411 Galesbury Lane
Chantilly, VA 20151
267,000             5.7%     5.3%       4.3%      3.5%

David Robinov
215 Katona Ave
Katonah, NY 10536
119,500  (3)        2.6%     2.5%       1.9%      1.6%

Mark Panely
4832 Blank Road
Sebastopol, CA 95472
0                    0%       0%         0%        0%
                   -----    -----      -----     -----
All officers and
directors as a
group (4 persons)
4,086,500          86.6%     81.4%     65.7%     52.9%
=========          =====     =====     =====     =====

______________________________

(1) These shares were issued to Christopher Reed in 1991 in consideration for product formulas and trademarks held by Mr. Reed.

(2) Of these shares, 250,000 shares were purchased in April 2000 for $2.00 per share, and 250,000 shares were purchased in October 2000 for $2.00 per share.

(3) Of these shares, 187,500 shares were purchased in October 1991 for $0.27 per share, 50,000 shares were purchased in May 1993 for $1.00 per share, 10,000 shares were purchased in December 1996 for $1.00 per share, and 20,000 shares were purchased in February
2001 for $1.00 per share pursuant to the exercise of options granted in 1993. These shares were issued to Mr. Robinov in December 2000 in consideration for the assets of China Cola.

DESCRIPTION OF SECURITIES

As of the date of this prospectus, we have the authority to issue 50,000,000 shares of common stock, $.0001 par value per share. There were 4,720,591 shares of common stock outstanding immediately prior to this offering. Our certificate of incorporation does not authorize our board of directors to issue preferred stock.

Common Stock

* Holders of common stock are entitled to receive dividends only if we have funds legally available and the Board of Directors declares a dividend.

*Holders of common stock do not have any rights to purchase additional shares.

*Holders of common stock are entitled to one vote per share on all matters requiring a vote of shareholders.

*Since the common stock does not have cumulative voting rights in electing directors, the holders of more than a majority of the outstanding shares of common stock can elect all of the directors whose terms expire that year, if they choose to do so.
Christopher J. Reed, our President and CEO, holds a majority of our outstanding common shares and may continue to hold a majority of our outstanding common shares if less than all shares offered hereby are sold, and consequently may be able to elect all of our directors.

*There is no public market for our common stock at the present time.

Outstanding Options and Warrants

As of March 31, 2001, we had outstanding options and warrants to purchase an aggregate of 483,876 shares of common stock at an average price of $1.06 per share.
The options and warrants expire at various dates between 2006 and 2007.

No additional options or warrants will be issued with an expiration date greater than five years from the date of grant.

Voting Requirements

Delaware corporate law and our by-laws require the approval of the holders of a majority of our voting securities for most actions requiring shareholder approval. These actions include:

* Election of directors,

* Mergers,

* Sales of substantially all of our shares, and

* Amendment to our certificate of incorporation.

There are no provisions in our Articles of Incorporation or by-laws that would delay, defer or prevent a change in control of Reed's.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

* A stockholder who owns 15% or more of our outstanding voting stock (known as an "interested stockholder"),

* An affiliate of an interested stockholder, or

* An associate of an interested stockholder, for three years following the date that the stockholder became an "interested stockholder." A "business combination" includes a merger or sale of more than 10% of our assets.

However, the above provisions of Section 203 do not apply if:

* Our board approves the transaction that made the stockholder an "interested stockholder," prior to the date of that transaction,

* After the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," the stockholder owned at least 85% of our voting stock outstanding at the time the transaction began, excluding shares owned by persons who are our officers and directors, or

* On or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least 2/3 of the outstanding voting stock not owned by the "interested stockholder."

The provisions of this statute could prohibit or delay mergers or other change and control attempts, and thus may discourage attempts to acquire Reed's.

SHARES AVAILABLE FOR FUTURE RESALE

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock. Those circumstances could also adversely affect our ability to raise capital on favorable terms.

All of the shares issued in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except for shares, which may be purchased by our affiliates. The term "affiliates" is defined in Rule
144 of the Securities Act of 1933. Of the 4,720,591
shares outstanding before this offering, 4,259,700 shares are restricted securities as that term is defined in Rule 144. Restricted securities may be sold publicly only if registered or if the sale qualifies for an exemption under Rule 144. Of these 4,259,700 shares, 3,404,500 shares are held by our affiliates.

Under Rule 144, a person who has beneficially owned restricted shares of our common stock for at least one year can sell within any three month period a number of shares that does not exceed the greater of:
* 1% of the shares of common stock then outstanding
(in our case, between 47,206 shares if no shares are sold pursuant to this offering and 77,206 shares immediately after this offering if all shares offered hereby are sold); or
* The average weekly trading volume during the four preceding weeks

Under Rule 144(k), a person who has not been our affiliate for 90 days preceding a sale can sell shares owned for at least two years without the volume limitations referred to above.

Of the 4,259,700 restricted shares of our common stock outstanding, 3,839,600 shares have been owned for at least one year and 3,588,900 of these shares have been owned for at least two years.

PLAN OF DISTRIBUTION

General

We are offering to sell, on a best efforts basis, up to 3,000,000 newly issued shares of our common stock at $6.00 per share. No minimum number of shares is required to be sold. Sales will be made only in states in which we have registered the offering and only in states in which Blue Bay is registered to sell securities.

This offering is being made through Blue Bay Capital
Ltd., a member of the NASD. For serving as a selling agent for this offering, Blue Bay will receive a selling commission equal to 10% of the purchase price of the common stock sold through it. In addition, Blue
Bay will receive a non-accountable expense allowance equal to 0.5% of the aggregate proceeds from sales through it, as well as a five-year option to purchase a number of shares of common stock equal to 15% of the shares sold through Blue Bay in this offering. We agreed to indemnify Blue Bay against certain liabilities, including liabilities under the
Securities Act of 1933. Blue Bay is an underwriter of this offering, and its compensation may be deemed to be underwriting commission.

Blue Bay Capital, Ltd. is a general securities broker/dealer registered with the NASD, and is licensed with the NASD to sell corporate debt, corporate equity OTC, mutual funds, private placements of securities, and as an underwriter and/or selling group participant for corporate securities other than mutual funds. Blue Bay was formed in the State of Washington in October 2001 and either is licensed or has applied for licensing in all fifty states. Peter
Sharma, an affiliate of Blue Bay, has provided various consulting services for us.

We will publish announcements of the offering on certain of our products and on our web site, and will mail and e-mail copies of the announcement to our shareholders, customers and inquirers. An announcement of the offering also will be published on Blue Bay's web site. The announcements will provide the very limited information permitted under applicable securities laws and will give our telephone number, mailing address and e-mail address for requesting this prospectus. Similar announcements may be published in other selected magazines.

Shares may be purchased by completing and delivering to us the share purchase agreement attached hereto as Appendix A, along with the purchase price by payment instrument made payable to Reed's, Inc. The share purchase agreement, among other things, requires the potential investor to certify his or her state of residence. In addition, investors will be able to execute share purchase agreements on the Internet at Blue Bay's web site and purchase shares via credit/debit cards, electronic check, Western Union
Quick-Collect and wire transfer. Within 10 days after our receipt of a share purchase agreement accompanied by payment for the purchase price, a written confirmation will be sent by electronic mail or first class mail to notify the subscriber of the extent, if any, to which such subscription has been accepted by us.

The offering will begin on the date of this prospectus and continue until either all of the shares have been sold or we terminate the offering, but in no event later than nine months after the date of this prospectus. Subject to the foregoing, the timing of the termination is at the discretion of our board of directors.

Escrow of Promotional Shares

Certain persons who are deemed promoters have executed a lock-up agreement with respect to all or some of their common stock and/or options and pursuant to which (i) they generally will be unable to transfer the subject shares and/or options and (ii) in the event of a dissolution, merger, consolidation, reorganization, sale of exchange of the Company's assets or securities with a person who is not a promoter, they will not share in any distribution until the public shareholders have received an amount equal to $6.00 times the number of shares of common stock that they purchased in this offering and which they still hold at the time of such distribution
(adjusted for stock splits, stock dividends, recapitalizations and the like). The latter restriction can be waived by the vote of holders of a majority of the outstanding common stock which is not subject to the lock-up agreement. However, the voting rights of the common stock subject to the escrow will not be affected. Beginning one year from the completion or termination of this offering, 2 1/2% of the shares placed in escrow will be released each quarter. All remaining promotional shares will be released from escrow on the second anniversary of the completion or termination of this offering. In addition, the escrow will terminate if this offering is terminated prior to the sale of any shares or if the purchase price for any shares sold are returned to the investors. The lock-up agreements relate to the following:

Christopher Reed        3,200,000 shares
Robert Reed, Jr.          279,510 shares and options
Joseph Grace              303,922 shares
David Robinov             109,020 shares and options
Robert Reed, Sr.          262,500 options

MINIMUM SALES PRIOR TO SALES IN ARIZONA

In Arizona, no subscriptions will be accepted by the Company unless the Company has sold a at least 200,000 of shares of common stock pursuant to this offering, including any shares subject to the subscription(s).

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Edward T. Swanson, Esq. of Santa
Monica, California. Mr. Swanson previously was a director of this company."

EXPERTS

Our financial statements which
appear in this prospectus and in the registration statement have been audited by Sprayberry, Barnes, Marietta & Luttrell with respect to the years ended
December 31, 2001 and 2000, and are included in reliance upon the report of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C. at Judiciary Plaza, 450 Fifth Street, Washington, D.C.
20549, and at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference rooms.
The registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, such as Global Brands, that file electronically with the Commission. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act for at least twelve months and, in accordance therewith, will file periodic reports and other information with the SEC.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that, which is contained in this prospectus.

INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report of
Sprayberry, Barnes, Marietta & Luttrell............42

Balance Sheet......................................43

Statements Of Operations...........................45

Statements Of Cash Flows...........................47

Statements Of
Changes In Stockholders' Equity....................50

Notes To Financial Statements......................53

[SPRAYBERRY, BARNES, MARIETTA & LUTTRELL LETTERHEAD]

INDEPENDENT AUDITOR'S REPORT


To the Stockholders
Reed's, Inc.

We have audited the accompanying balance sheet of Reed's, Inc. fka Original Beverage Corporation as of
December 31, 2001, and the statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Reed's, Inc. fka Original
Beverage Corporation as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with generally accepted accounting principles of the United States of America.

As discussed in Note A-14 to the financial statements, certain reclassifications and restatements have been made to the Company's 2000 balances for additional paid in capital, sales, cost of sales, and selling expenses. These discoveries were made subsequent to the issuance of the financial statements.

/s/ Sprayberry, Barnes, Marietta & Luttrell

Oxnard, California
March 21, 2002

REED'S, INC. (fka ORIGINAL BEVERAGE CORPORATION)
BALANCE SHEETS

ASSETS
                       March 31,      December 31,
                          2002             2001
                       ------------   ---------------
                       (Unaudited)
CURRENT ASSETS:
Cash                     $   21,844        $  228,672
Trade accounts
receivable, net             458,148           378,378
Inventory                 1,103,449	   1,253,479
Prepaid expenses             73,022            30,519
Other receivables            17,982             7,178
Deferred stock
offering costs              179,433           159,238
                          ---------         ---------
Total current assets      1,853,878         2,057,464

PROPERTY
AND EQUIPMENT, Net        1,315,220         1,296,487

INTANGIBLE ASSETS, Net      858,104           858,976
                          ---------         ---------
                         $4,027,202        $4,212,927
                         ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion
of long-term debt           169,471           119,037
Line of credit               39,409            40,966
Accounts payable            738,834           972,992
Accrued expenses            135,542            88,270
                          ---------         ---------
Total current liabilities 1,083,256         1,221,265
                          ---------         ---------
LONG-TERM LIABILITIES:

Notes payable
to related parties          261,119           256,694
Long-term debt - Other    1,145,732         1,150,279
                          ---------         ---------
                          1,406,851         1,406,973
                          ---------         ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock - Par value $0.0001 per share:

Authorized-50,000,000 shares
Issued and outstanding -
4,720,591 shares at December 31, 2001
4,720,591 shares at March 31, 2002
                                      472         472
Additional paid-in capital      2,414,824   2,414,824
Retained deficit                 (878,201)   (830,607)
                              -----------  ----------
                                1,537,095   1,584,689
                              -----------  ----------
                               $4,027,202  $4,212,927
                              ===========  ==========

REED'S, INC. (FORMERLY ORIGINAL BEVERAGE CORPORATION)
STATEMENTS OF OPERATIONS
                 Three months       Year ended
                  March 31,         December 31,
               2002        2001    2001       2000
     ------------------------------------------------
          (Unaudited)(Unaudited)
SALES     $1,465,024 $1,379,451 $6,188,221 $5,728,153
COST
OF SALES   1,079,329  1,152,054  4,911,208  4,563,480
          ----------  ---------  ---------  ---------
GROSS
PROFIT       385,695    227,397  1,277,013  1,164,673

OPERATING EXPENSES:
Selling      129,886    194,244    657,989    681,513
General & Admini-
strative     227,135    241,475    937,529    933,317
           ---------  ---------  ---------  ---------
             357,021    435,719  1,595,518  1,614,830
           ---------  ---------  ---------  ---------
INCOME (LOSS) FROM
OPERATIONS    28,674   (208,322)  (318,505)  (450,157)
           ---------  ---------  ---------  ---------
OTHER INCOME AND (EXPENSES):
Interest
income           165          7      2,894     13,051
Interest
expense      (65,657)   (30,681)  (204,457)   (62,299)
Other non-operating
expenses          --         --     (1,388)        --
Other non-operating
income         1,997         --         --     15,592
           ---------  ---------  ---------  ---------
             (63,495)   (30,674)  (202,951)   (33,656)
LOSS BEFORE
INCOME TAXES AND CUMULATIVE
EFFECT OF CHANGE IN ACCOUNTING
PRINCIPLES   (34,821)  (238,996)  (521,456)  (483,813)
           ---------  ---------  ---------  ---------
PROVISION FOR INCOME TAXES
(BENEFIT)        800      4,800    (13,200)   (40,310)
           ---------  ---------  ---------  ---------
LOSS BEFORE CUMULATIVE EFFECT
OF CHANGES IN ACCOUNTING
PRINCIPLES   (35,621)  (243,796)  (508,256)  (443,503)
CUMULATIVE EFFECT OF CHANGE
IN ACCOUNTING
PRINCIPLES   (11,973)        --         --         --
           ---------  ---------  ---------  ---------
NET LOSS    ($47,594) ($243,796) ($508,256) ($443,503)
           =========  =========  =========  =========
LOSS PER SHARE - Basic and Diluted
LOSS BEFORE CUMULATIVE
EFFECT OF CHANGE IN
ACCOUNTING
PRINCIPLES    $(0.01)    $(0.05)    $(0.11)    $(0.11)
CUMULATIVE EFFECT OF CHANGE
IN ACCOUNTING
PRINCIPLES      --         --         --          --
              ------     ------       -----      -----
NET LOSS      $(0.01)    $(0.05)     $(0.11)   $(0.11)
              ======      ======      ======     =====
The accompanying notes are an integral
part of these financial statements.
REED'S, INC. (FORMERLY ORIGINAL BEVERAGE CORPORATION)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                             Additional Retained
                Common Stock  Paid-In   Earnings
               Shares  Amount Capital  (Deficit) Total
               ---------------------------------------
BALANCES
December 31,
1999        3,588,900 359   299,542  121,152   421,053
SALE OF COMMON STOCK, NET OF
EXPENSES      699,975  70 1,138,702       -- 1,138,772
STOCK ISSUED IN CONNECTION WITH ACQUISITION OF RIGHTS
TO CHINA COLA 130,000  13   259,987       --   260,000
DEBT CONVERTED
TO EQUITY     200,000  20   149,980       --   150,000
EXERCISE
OF WARRANTS    37,500   4    37,496       --    37,500
STOCK ISSUED
FOR SERVICES       --   --  132,614       --   132,614
STOCK ISSUED FOR
COMPENSATION    1,500   --    3,000       --     3,000
NET LOSS           --  --        -- (443,503)(443,503)
            --------- ---  --------  --------  -------
BALANCES
December 31,
2000        4,657,875 466 2,021,321 (322,351)1,699,436
STOCK ISSUED FOR
COMPENSATION   14,500   2    28,998       --    29,000
STOCK ISSUED FOR
SERVICES        3,200   -     6,400       --     6,400
EXERCISE OF
WARRANTS       20,000   2    19,998       --    20,000
DEBT CONVERTED
TO EQUITY      20,766   2    27,813       --    27,815
SALE OF COMMON STOCK,
NET OF EXPENSES 4,250  --    16,500       --    16,500
WARRANTS ISSUED TO NON-EMPLOYEES
SERVICES           --   --    45,994       --   45,994
WARRANTS ISSUED
WITH DEBT          --  --    247,800       --  247,800
NET LOSS           --  --        -- (508,256)(508,256)
            --------- ---  --------  --------  -------
BALANCES
December 31, 2001
           4,720,591$472$2,414,824$(830,607)$1,584,689
           --------- ---  --------  -------- ---------
NET LOSS
(Unaudited)       --    --      --  (47,594)  (47,594)
            ---------  ---------  ---------  ---------
BALANCES March 31, 2002
(Unaudited)4,720,591$472$2,414,824$(878,201)$1,537,095
           --------- ---  --------  -------- ---------
The accompanying notes are an integral
part of these financial statements.

REED'S, INC. (FORMERLY ORIGINAL BEVERAGE CORPORATION)
STATEMENTS OF CASH FLOWS
                 Three months            Year ended
                 March 31,              December 31,
               2002       2001        2001        2000
               ---------------------------------------
             (Unaudited)(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss    ($47,594) ($243,796) ($508,256) ($443,503)
Adjustments to reconcile net loss
to net cash used by operating activities:
Depreciation and
amortization  11,350     26,191    111,380     65,469
Services in exchange for
common stock      --     35,400     35,400      3,000
Amortization of
note discount 37,170         --     74,340         --
Amortization of consulting
contract       3,247      3,247     12,987         --
Impairment
loss          11,973         --         --         --
Imputed interest
expense        3,582      4,697     16,516     21,748
Deferred income
taxes             --      4,000    (14,000)     4,457
Changes in operating assets and liabilities:
Trade accounts receivable,
net          (79,770)  (112,031)    58,362     92,856
Inventory    150,030    251,781     83,123   (415,474)
Income tax
refund            --         --     50,567     24,692
Prepaid
expenses     (45,750)   (11,377)    29,122    (36,813)
Other
receivables  (10,804)    15,568      9,511    (11,689)
Accounts
payable     (234,158)    17,579    203,763    (20,822)
Accrued
expenses      47,269    (53,340)   (12,837)    28,003
             -------    -------    --------    ------
Net cash used in operating
activities  (153,455)   (62,081)    149,978  (688,076)
             -------    -------    --------    ------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and
equipment   (27,948)   (42,695)   (204,144) (381,418)
Acquisition of intangible
assets      (13,234)    (3,462)    (12,694)  (33,821)
Increase (decrease) in restricted
cash              --        --          --   (64,840)
Increase (decrease) in restricted cash
payable           --        --          --    64,840
Advances to
officer           --      (426)    (22,538)  (20,193)
Payments received
from officer      --     9,000      27,862    11,702
             -------    -------    --------    ------
Net cash used by investing
activities  (41,182)   (37,583)   (211,514) (423,730)
             -------    -------    --------    ------
CASH FLOWS FROM FINANCING ACTIVITIES:

Payments on
debt        (5,068)    (3,292)    (110,626) (107,812)
Proceeds from issuance of common
stock           --     20,000       36,500 1,282,913
Proceeds from
borrowings  14,629     10,200      400,480        --
Net borrowing (repayment) on line
of credit    (1,557)   47,291       40,966   (10,000)
Proceeds from borrowings-related
parties           --       --       50,000        --
Payments on debt to related
parties           --       --           --   (70,846)
Payments for deferred stock issuance
costs       (20,195)   (6,628)    (113,244)        --
Bank
overdraft         --    54,933     (14,718)   14,718
           ---------  ---------    --------    ------
Net cash provided by financing
activities  (12,191)   122,504     289,358 1,108,973
           ---------    -------    --------    ------
NET INCREASE (DECREASE)
IN CASH    (206,828)    22,840     227,822    (2,833)
CASH - Beginning
of period   228,672        850         850     3,683
             -------    -------    --------    ------
CASH - End
of period   $21,844    $23,690    $228,672  $    850
             =======    =======    ========  ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
                   2001               2000
               --------------------------------------
Interest         $81,081          $44,741
                 =======           =======
Income taxes        $800             $800
                 =======           =======
The accompanying notes are an integral
part of these financial statements.

Non-cash investing and financing activities:

In 2001, the Company:
converted debt and accrued interest in the amount of $27,815 into 20,766 shares of common stock.

issued 31,500 warrants with a value of $45,994 in connection with efforts to sell common stock, which were capitalized as deferred stock issuance costs.
granted 420,000 warrants with a value of $247,800 in connection with a debt offering which has been included as a discount upon the related debt.

In 2000, the Company:
incurred debt of $748,000 in connection with the acquisition of a building.

issued 130,000 shares of common stock with a value of $260,000 in connection with the acquisition of intangible assets.

converted debt of $150,000 into 200,000 shares of common stock.

issued 104,876 warrants with a value of $106,641 in connection with the sale of common stock issued 30,000 warrants with a value of $25,973 as prepayment on a two-year consulting agreement

REEDS, INC.
fka
ORIGINAL BEVERAGE CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

(A) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Reeds,
Inc. fka Original Beverage Corporation (the "Company") is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

1) Nature of Operations

The Company was organized under the laws of the state of Florida in January 1991. In 2001, the Company changed its name from Original Beverage Corporation to Reed's, Inc. and changed its state of incorporation from Florida to Delaware. The Company's primary activity is manufacturing and marketing gourmet natural non-alcoholic beverages. Its home office is in California, with most of the manufacturing function done at a contract facility in Pennsylvania.

2) Concentrations of Credit Risk

The Company maintains its cash balance in two financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to
$100,000. Periodically throughout the year the Company maintains balances in excess of federally insured limits. At December 31, 2001 the Company's uninsured balance totaled $127,472.

3) Revenue Recognition

Revenue is recognized on the sale of products when the products are shipped and all significant contractual obligations have been satisfied. Amounts paid by customers for shipping and handling costs are included in sales. Shipping, handling and warehousing costs are included in costs of sales in the statement of operations.

4) Accounts Receivable

The allowance for doubtful accounts is established through a provision for bad debt charged to expense.
Receivables are charged off against the allowance when management believes that the collectibility of the account is unlikely. Recoveries of amounts previously charged off are credited to revenues. Allowance for doubtful accounts for the year ended December 31, 2001 was $6,300.

The allowance for returns and discounts is established through a provision for returns and discounts charged against sales. Receivables are charged off against the allowance when payments are received or products are returned. The allowance for returns and discounts for the year ended December 31, 2001 was $3,150.

(A) Summary of Significant Accounting Policies
(Continued)
5) Deferred Stock Offering Costs
During the year ended December 31, 2001, the Company has incurred costs in connection with its attempt to undertake an initial public offering. Once sales of common stock have occurred, these costs will be netted against proceeds received. The costs incurred by the Company included herein consist of attorney's fees, accountant's fees, SEC filing fees, state filing fees, and other consulting fees all related to the initial public offering and future issuance of common stock.

6) Inventory

Inventory is valued at the lower of cost (first-in,
first-out) or market and is comprised of the following
at December 31, 2001:
       Raw materials         $  434,359
       Finished goods           819,120
                             ----------
                             $1,253,479
                             ==========

7) Property and Equipment and Related Depreciation

Property and equipment is stated at cost.
Depreciation is calculated using accelerated and straight-line methods over the estimated useful lives of the assets as follows:

       Building and improvements      39 Years
       Machinery and equipment         7 Years
       Computers                     3-5 Years
       Automobiles                     5 Years
       Office equipment                7 Years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Under SFAS 121, "Accounting for the Impairment of
Long-lived Assets and Assets to be Disposed of" the Company recognizes impairment losses on property and equipment and intangible assets whenever events or changes in circumstances indicate that the carrying amount of long-lived assets, on an individual property basis, may not be recoverable through undiscounted future cash flows. Such losses are determined using estimated fair value or by comparing the sum of the expected future net cash flows to the carrying amount of the asset. Impairment losses are recognized in operating income, as they are determined. The Company does not believe that a current impairment exists.
The Company has adopted FAS 144 "Accounting for the Impairment of Disposal of Long-Lived Assets" as of January 1, 2002. See note A-13 for further discussion.

A)Summary of Significant Accounting Policies
(Continued)
8) Intangible Assets

Goodwill represents the excess of acquisition costs over the fair market value of the net assets of acquired businesses and is being amortized on the straight-line basis over the estimated useful life of 20 years. Other intangible assets are being amortized on the straight-line basis over their estimated useful lives or their contractual terms as follows:

        Design cost                   10 years
        Loan fee                      25 years
        Covenant not to compete        2 years

The Company has adopted FAS 141, "Business
Combination" and FAS 142 "Goodwill and Other
Intangible Assets" as of January 1, 2002.  See Note A-
13 for further discussion of the natures of the Statements. The Company is currently undergoing a valuation to recognize its intangible assets that arise from contractual or legal rights apart from goodwill. These intangible assets will include trade secrets, recipes, and trademarks. Estimated lives will be determined upon completion of the valuation.

9) Advertising Costs

Advertising costs are expensed as incurred and are Included in selling expenses, in the amount of $107,499 and $79,784, for the years ended December 31, 2001 and 2000, respectively.

The EITF reached a final consensus on Issue
00-25, "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products" and Issued 01-9
"Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor's Products." These consensuses address the accounting treatment and income statement classification for certain sales incentives, including cooperative advertising arrangements, buy downs and slotting fees. The consensus requires that slotting fees be reclassified as a reduction of gross sales. The Company had accounted for certain sales incentives, including slotting fees, as selling expenses. Although these guidelines will not become effective for the Company until the first quarter of the year ended December 31, 2002, the Company has elected early adoption and has restated the financial statements for the years ended December 31, 2001 and 2000 to include the required pro forma reclassifications of revenues and selling expenses within the statements of operations. Costs reclassified from selling expense as a reduction of gross revenue totaled $368,866 and $262,317 for the years ended December 31, 2001 and 2000, respectively. There has been no impact on the reported net loss or loss per share.

10) Income Taxes

The Company accounts for income taxes using the liability approach to financial accounting and reporting. Current income taxes are based on the year's income taxable for federal and state reporting purposes. The difference between the financial statement and tax bases of assets and liabilities is determined annually.

Deferred income tax assets and liabilities are computed for those currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized. A 100% valuation allowance has been placed upon the deferred tax asset. See Note K for further disclosure.

11) Stock Options

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion
No. 25 (APB 25) "Accounting for Stock Issued to
Employees". Under APB 25, the Company recognizes no compensation expense related to employee stock options, because the option price per share will not be less than the fair market value on the date of the grant.

In 1996, SFAS No. 123, "Accounting for Stock-Based
Compensation", became effective. SFAS No. 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain proforma disclosures are made assuming hypothetical fair value method application. See Note
H for further disclosure.

12) Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A)Summary of Significant Accounting Policies
(Continued)
13) New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board
(FASB) issued Statement of Financial Accounting
Standards No. 141, "Business Combination" ("FAS 141") and Statement of Financial Accounting Standards No.
142, "Goodwill and Other Intangible Assets" ("FAS
142"). FAS 141 requires all business combinations to be accounted for using the purchase method of accounting and is effective for all business combinations completed after June 30, 2001.
The effect of this adoption on the Company's operating results or financial condition is not currently known.
FAS 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The provisions of each statement, which apply to goodwill and certain intangibles acquired prior to June 30, 2001 will be adopted on January 1, 2002. The Company expects the adoption of these standards will have the impact of reducing its amortization of goodwill commencing January 1, 2002. The effect upon adoption is currently unknown, however impairment reviews may result in write downs in both the adoption period and in future periods. The unamortized goodwill was $806,757 as of December 31, 2001. Amortization of goodwill for the years ended December 31, 2001 and 2000 was $45,351 and $33,521, respectively.

In June 2001, Statement of Financial Accounting
Standards No. 143, "Accounting for Asset Retirement
Obligations" ("FAS 143") was issued. FAS 143 addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated retirement costs that result from the acquisition, construction, or development and normal operation of a long-lived asset. Upon initial recognition of a liability for an asset retirement obligation, FAS 143 requires an increase in the carrying amount of the related long-lived asset. The asset retirement cost is subsequently allocated to expense using a systematic and rational method over the assets useful life. FAS
143 is effective for fiscal years beginning after June
15, 2002. The adoption of this statement is not expected to have a material impact on the Company's financial position or results of operations.

In October 2001, the FASB issued Statement No. 144,
"Accounting for the impairment of Disposal of Long-
Lived Assets" (FAS 144). FAS 144 replaces FAS
Statement No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be
Disposed of" (FAS 121). FAS 144 develops one accounting model, based on the framework established in FAS 121, for long-lived assets to be disposed of by sale. The accounting model applies to all long-lived assets, including discontinued operations, and it replaces the provisions of APB Opinion No. 30, "Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring
Events and Transactions," for disposal of segments of a business. FAS 144 requires that long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. FAS 144 also broadens the definition of discontinued operations.
FAS 144 is effective for the Corporation's fiscal year beginning January 1, 2002. Management believes that
FAS 144 will not have a
material impact on the Company's financial statements.

14) Reclassifications

Certain reclassifications have been made to the prior year financial statements in order for them to conform to the current year presentation. There has been no effect on prior year's reported net loss or loss per share.

Prior year's sales, cost of sales, and selling expenses have been restated. Sales have decreased by $262,317 due to early adoption of EITF 00-25 (see Note
A-9) and selling expenses have decreased by the same amount. Cost of sales has increased by $295,155 due to reclassification of shipping and handling cost and selling expenses have decreased by this amount. This has had an effect to decrease gross margin by $557,472.

In 2000 two issuances of warrants to non-employees were accounted for as options issued to employees.
These amounts have been reclassified as warrants and accounted for in accordance with FAS 123. Both issuances impacted the balance sheet only and there was no effect on reported net loss or loss per share.
Additional paid in capital has had a net increase of $25,973. The disclosures at Note H have been amended accordingly.

(B) PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2001:

      Building and improvements             $  515,846
      Land                                     409,546
      Machinery and equipment                  384,177
      Computers                                 84,003
      Automobiles                               50,580
      Office equipment                          14,935
                                           -----------
                                             1,459,087
      Less:  Accumulated depreciation          162,600
                                           -----------
                                            $1,296,487
                                           ===========

Depreciation expense for the years ended December 31, 2001 and 2000 was $48,239 and $30,383, respectively.

(C) INTANGIBLE ASSETS

   Intangible assets are carried at cost and consist of the following:

    Goodwill and other intangibles      $ 909,982
    Design cost                            36,586
    Loan fee                               18,614
    Covenant not to compete                10,000
                                        ---------
                                          975,182
    Less:  Accumulated amortization       116,206
                                        ---------
                                        $ 858,976
                                        =========

Amortization expense for the years ended December 31, 2001 and 2000 was $63,141 and $35,086, respectively.

(D) LINE OF CREDIT

The Company has an unsecured $50,000 line of credit with a bank. Interest is payable monthly at the Wall
Street Journal prime rate plus 1.5%. The Company's outstanding balance was $40,966 at December 31, 2001.
The interest rate in effect at December 31, 2001 was 6.5%.

(E) NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consists of the following at December 31, 2001:

Note payable to a relative of the majority
 stock- holder, unsecured, payable in monthly
 installments of $7,500 beginning June 2003,
 including interest at 8% per annum. until
 paid in full.  The note holder can convert
 the outstanding balance of the note to common
 stock at $2.00 per share. The note matures
 July 2005.                              $177,540

Note payable to a relative of the majority
 stock-holder, unsecured, payable in monthly
 installments of $2,500, beginning June 2003,
 including interest at 10% per annum until paid
 in full.  The note matures March 2005.    49,804

Note payable to a director of the Company,
 unsecured, with interest at 8% per annum.
 Warrants will be granted equal to 1 share
 per dollar when the loan is repaid for a
 maximum of 50,000 warrants to be issued.
 The warrants will have an exercise price of
 $3 and a term of 5 years.  Principal and any
 unpaid interest is due in February 2003. The
 balance of the note, net of discount attributed
 to the value of the warrants of $20,650 is 29,350
                                          --------
                                           256,694
       Less: Current maturities                 --
                                          --------
                                          $256,694
                                          ========

The aggregate maturities of notes payable to related
parties for each of the next four years are as
follows:
                Year Ending
                December 31,
               -------------
                   2002                $       --
                   2003                   110,074
                   2004                   110,149
                   2005                    57,121
                                        ----------
                                          277,344
      Less unamortized discount           (20,650)
                                        ----------
                                       $  256,694
                                        ==========

In connection with all three notes, the Company incurred interest expense of approximately $19,400 and $23,000 to relatives of certain stockholders and $2,300 and $0 to a director of the Company for the years ended December 31, 2001 and 2000, respectively.

In connection with the note payable issued with warrants above, amortization of the discount included in interest expense is $8,850 and $0 for the years ended December 31, 2001 and 2000, respectively.

(F) LONG-TERM DEBT

Long-term debt consists of the following at December
31, 2001:

Note payable to SBA in the original amount
 of $748,000 with interest at the Wall Street
 Journal prime rate plus 1%, adjusted monthly
 with no cap or floor.  The combined principal
 and interest payments are $4,725, subject to
 annual adjustments.  The interest rate in
 effect at December 31, 2001 was 6%.  The note
 is secured by land and building and guaranteed
 by the majority stockholder. The note matures
 November, 2025.                        $  737,595

Note payable for a business acquisition in the
 original amount of $500,000, payable at
 $100,000 per annum, including 5.37% imputed
 interest.  The note is collateralized by a
 pledge of 3,200,000 shares of common stock
 owned by the majority stockholder, who has
 also personally guaranteed the obligation.
 The note matures June 2004.  The balance,
 net of imputed interest of $21,674, is     278,326

Notes payable to various non-related parties,
 unsecured, with interest at 8% per annum.
 Principal and accrued interest are payable
 in full at the end of the note  term.  Upon
 repayment of the loan and any accrued
 interest the debt holders will be entitled to
 one warrant for each dollar of debt, for
 maximum of 370,000 warrants.  The warrants
 will have an exercise price of $3 and a term
 of 10  years.  Principal and any unpaid interest
 is due in February 2003. The balance of the note,
 net of discount attributed to the value of the
 warrants of $152,810 is                    217,190

The Company obtained a building improvement
 loan with a maximum draw of $168,000. It has
 a 25 year term, with interest at the Wall
 Street Journal prime rate plus 1%, adjusted
 monthly with no cap or floor. The combined
 principal and interest payments is  $1,597,
 subject to annual adjustments.  The  interest
 rate in effect at December 31, 2001 was 6%.
 The note is secured by land and building and
 Guaranteed by the majority stockholder.  The
 Company has drawn only a portion of the total
 at period end.                              26,168

Notes payable to a non-related individual, due
 on demand, unsecured, with interest at 10% per
 annum. The  notes are convertible to common
 stock at 60% of the initial public offering
 price or 75% of a private offering. Upon the
 occurrence of the initial public offering,
 the Company will recognize a beneficial
 conversion feature in interest expense  of $3,000.
 The Company will recognize this expense regardless
 of whether the loan is converted to equity.  9,000

Note payable to GMAC, secured by an automobile,
 payable in monthly installments of $523
 including interest at 2.9%.  The note matures
 February 2002.                               1,037
                                         ----------
                                          1,269,316
      Less: Current maturities              119,037
                                         ----------
                                         $1,150,279
                                         ==========

The aggregate maturities of long-term debt for each of the next five years and thereafter are as follows:

                 Years Ending
                  December 31,
               ----------------
              2002                      $   119,037
              2003                          479,886
              2004                          110,870
              2005                           11,962
              2006                           13,175
           Thereafter                       708,870
                                        -----------
                                          1,443,800
           Less imputed interest            (21,674)
           Less unamortized discount       (152,810)
                                        -----------
                                        $ 1,269,316
                                        ===========

In connection with the note payable for a business acquisition above, amortization of imputed interest included in interest expense is $16,516 and $21,748 for the years ended December 31, 2001 and 2000, respectively.

In connection with the note payable issued with warrants above, amortization of the discount included in interest expense is $65,490 and $0 for the years ended December 31, 2001 and 2000, respectively.

During the year ended December 31, 2001 two lenders converted notes and accrued interest into shares of common stock. One lender converted debt and accrued interest of $10,000 in 8,889 shares of common stock at a conversion price of $1.125 per share. The other lender converted debt and accrued interest of $17,815 into 11,877 shares of common stock at a conversion price of $1.50 per share.

During the year ended December 31, 2000 three lenders converted notes totaling $150,000 into 200,000 shares of common stock. The conversion price was $0.75 per share.


(G) LOSS PER SHARE

Loss per share calculations are in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus the dilutive effect of outstanding common stock warrants and convertible debentures.

                         Years Ended December 31,
                       2001                    2000
                    ---------              ----------
Numerator:

Net loss,      $    (508,256)           $    (443,503)

Denominator:

Weighted average
shares outstanding 4,702,208                4,010,904

Effect of dilutive
 securities               --                       --

Earnings per share    $(0.11)                  $(0.11)

Earnings per share -
 assuming dilution    $(0.11)                  $(0.11)

For the years ended December 31, 2001 and 2000, the calculations of basic and diluted earnings per share are the same because potential dilutive securities would have an antidilutive effect. The potentially dilutive securities consisted of the following at December 31, 2001 and 2000:

                      2001                       2000
                    -------                    -------
Warrants            375,594                    278,625
Convertible notes    50,135                      8,944
Options              21,135                         --
                    -------                    -------
                    446,864                    287,569
                    =======                    =======

(H) STOCK OPTIONS AND WARRANTS

(1) Stock Options

The Company has granted certain employees and other individuals stock options to purchase the Company's common stock under employment agreements. The options generally vest immediately or when services are performed and have a maximum term of 5 years.

In 2001, the Company adopted the Original Beverage
Corporation 2001 Stock Option Plan. The options shall be granted from time to time by the Compensation
Committee. Individuals eligible to receive options include employees of the Company, consultants to the Company and directors of the Company. The options shall have a fixed price, which will not be less than 100% of the fair market value per share on the grant date.

The following table summarizes the stock option activity for the years ended December 31, 2000 and 2001:

Weighted
Average
Exercise
                        Options               Price
                         ------               --------
Balance, January 1, 2000 20,000              $    2.00
    Granted - 2000       17,500                   2.00
    Exercised - 2000         --                     --
    Forfeited - 2000         --                     --
                         ------
 Balance, December 31,
                2000     37,500                   2.00
    Granted - 2001       17,500                   3.00
    Exercised - 2001         --                     --
    Forfeited - 2001         --                     --
                         ------
 Balance, December 31,
                2001     55,000              $    2.32
                         ======
Options exercisable      55,000              $    2.32
                         ======

A summary of the options outstanding and exercisable
at December 31, 2001 is as follows:
                Weighted        Weighted
 Exercise        Average         Average
  Price         Remaining      Contractual    Exercise
   Range          Number           Life         Price
-------------  -------------  ------------    --------
       $2.00          37,500    104 months       $2.00
       $3.00          17,500    114 months       $3.00

Had compensation cost for the plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed by SFAS 123, the Company's net loss would have been the pro forma amounts indicated below:

                                 2001          2000
                           -------------  ------------
  Net loss
    As reported            $  (508,256)   $  (444,503)
    Pro forma              $  (533,806)   $  (460,703)
  Loss per share
    As reported            $     (0.11)   $     (0.11)
    Pro forma              $     (0.11)   $     (0.11)

The following is a schedule of the weighted average exercise price and weighted average fair value in accordance with SFAS 123 for options granted in 2000:

                         Weighted             Weighted
                          Average              Average
                     Exercise price         Fair value
                 ------------------    ---------------
  Exercise price:
    Equals market price    $2.00                 $1.02
    Exceeds market price      --                    --
    Less than market price    --                    --

The following is a schedule of the weighted average
exercise price and weighted average fair value in
accordance with SFAS 123 for options granted in 2001:
                       Weighted             Weighted
                        Average              Average
                    Exercise price         Fair value
                  ----------------       -------------
  Exercise price:
    Equals market price    $3.00                 $1.46
    Exceeds market price      --                    --
    Less than market price    --                    --

The fair value of each option grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used for grants in 2001 and 2000: no expected dividends, 49% volatility, average risk - free interest rates ranging from 4.81% to 6.30% and expected lives of five years.

For the years ended December 31, 2001 and 2000, there were no compensation costs recognized in the net loss because no options were issued for less than the market value.

(2) Warrants

The Company grants warrants to non-employees. The warrants are exercisable immediately or when services have been performed and expire 5 to 10 years after issuance.

A summary to the warrants outstanding and exercisable
at December 31, 2001 is as follows:
                Weighted        Weighted
 Exercise        Average         Average
  Price         Remaining      Contractual    Exercise
  Range          Number           Life         Price
-------------  -------------  ------------    --------
        $0.02        262,500     42 months      $0.02
        $2.00        119,876    103 months      $2.00
        $3.00        466,500    119 months      $3.00

The amounts above included all warrants accounted for.
However, 420,000 warrants have not been issued because they will not be issued until the related debt has been paid, which will be February 2003.

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes options pricing model. The following assumptions were used for grants in 2000: no expected dividends, 49% volatility, average risk - free interest rates ranging from 5.17% to 6.30% and expected lives of five years.
The following assumptions were used for grants in 2001: no expected dividends, 49% volatility, average risk - free interest rates ranging from 4.76% to 4.81% and expected lives of five years.

For the year ended December 31, 2000, the Company incurred costs of $132,614 related to the issuance of warrants to non-employees. Of that amount, $106,641, representing 104,876 warrants, was incurred in relation to the sale of the Company's common stock and the amount was netted against proceeds received from the sale. The remaining $25,973, representing 30,000 warrants, was prepayment on a consulting contract entered into in December 2000 with a two-year term.
This amount has been included in prepaid assets in 2000 and will be expensed over the life of the agreement.

For the year ended December 31, 2001, the Company incurred costs of $45,994 related to the issuance of 31,500 warrants to non-employees. These warrants were issued in relation to the Company's initial public offering. The cost has been included in deferred stock issuance costs and will be netted against proceeds received from the sale of common stock.
Also, during 2001, as discussed in Notes E and F, the Company issued $420,000 of debt with warrants attached at a ratio of 1 warrant per $1 of debt for a total of 420,000 warrants. The warrants will be issued upon repayment of the debt. The value assigned to the warrants is $247,800, which was also the discount on the related debt. In addition, the Company recognized an expense of $12,987 as amortization of the December 2000 consulting contract, which had been prepaid through issuance of warrants.

(I) CONCENTRATIONS

During the years ended December 31, 2001 and 2000, two of the Company's customers together accounted for approximately 22% of sales in each year. These two customers accounted for 29% of outstanding accounts receivable at December 31, 2001.

The sale of the Company's products is attributable to the following product categories:

                                  2001          2000
                                --------      --------
  Gourmet non-alcoholic beverages   87%           91%
  Other products                    13%            9%

For the years ended December 31, 2001 and 2000, approximately 98% of the Company's sales were to customers in the United States of America. All of the Company's long lived assets are located in the United
States of America.

The Company currently relies on a single contract packer for a majority of its production and bottling of beverage products. The Company has different packers for their non-beverage products. Although there are other packers and the Company is in the process of outfitting their own brewery and bottling plant, a change in packers may cause a delay in the production process, which could ultimately affect operating results.

(J) OTHER INCOME AND EXPENSE

  Other income consists of the following:
                                 2001             2000
                              -------          -------
     Forgiveness of interest  $   --           $15,592
                              =======          =======

Other expense consists of the followings:
                                  2001           2000
                               --------       --------
     Miscellaneous non-operating
      expenses                $  1,388       $     --
                               ========       ========

(K) INCOME TAXES

At December 31, 2001, the Company had available
Federal and state net operating loss carryforwards to reduce future taxable income of approximately $993,000 and $635,000, respectively. Federal carryforwards expire through 2021 and the state carryforwards expire through 2006. The deferred tax asset is approximately
$369,000 at December 31, 2001; however, due to the uncertainty as to whether the Company will realize the benefit, a valuation allowance has been established for 100% of the deferred tax asset.

The provision for income taxes is comprised of the following at December 31, 2001:

           Federal           State             Total
         ----------        ---------          --------
 Current $     --         $     800          $    800
 Deferred  (8,400)           (5,600)          (14,000)
         ---------         ---------          --------
        $  (8,400)        $  (4,800)         $(13,200)
         =========         =========          ========

The provision for income taxes is comprised of the following at December 31, 2000:

          Federal           State             Total
        ----------        ---------           -------
Current $ (45,567)        $     800         $ (44,767)
Deferred    3,583               874             4,457
         ---------         ---------         ---------
        $ (41,984)        $   1,674         $ (40,310)
         =========         =========         =========

The components of the Company's net deferred tax provision are as follows:

                          2001                 2000
                      ------------          ----------
  Net operating loss$   (255,690)         $  (120,085)
  Depreciation and
   amortization            3,612               10,518
  Other                  (10,792)              (6,061)
  Valuation reserve      248,870              120,085
                      ------------          ----------
                    $    (14,000)         $     4,457
                      ============         ===========

The components of the Company's net deferred tax asset are as follows:

    Net operating loss                     $  374,631
    Other                                      (5,676)
    Valuation reserve                        (368,955)
                                            ----------
                                           $       --
                                            ==========

A reconciliation of the provision for income taxes to
the amount computed at the Federal statutory rate is
as follows:
                               2001            2000
                            ----------       --------
   Federal income benefit at
   statutory rate           $(182,512)      $(162,192)
   State minimum tax              800             528
   Permanent differences      (80,358)          1,269
   Change in valuation reserve248,870         120,085
                             ---------       ---------
                            $ (13,200)      $ (40,310)
                             =========       =========

(L) COMMITMENTS

In connection with the acquisition of the rights to China Cola, the Company entered into a royalty agreement for a period from July 2000 to June 2002 for $0.75 per case sold of China Cola products with a minimum payment of $18,750 per year. The payments are being made to the former owner of China Cola who is now one of the Company's directors. Expenses incurred under this agreement are classified as selling expenses in the income statement. The expense under this agreement totaled $20,174 and $8,077 for the years ended December 31, 2001 and 2000, respectively.

The Company has an agreement with Malibu Teaz that gives the Company license to manufacture and market the product. The Company must pay Malibu Teaz 50% of all profits from the sale of the product. Per the agreement, profit is defined as actual revenue from sales less actual expenses of the Company in effecting or causing the manufacture, marketing, and shipment of the products, including reasonable overhead. Expenses incurred under this agreement are classified as selling expenses in the income statement. The expense under this agreement totaled $3,336 and $1,605 for the years ended December 31, 2001 and 2000, respectively.

The Company leases two pieces of machinery under non-cancelable operating leases. The first lease calls for monthly payments of $1,795 and expires in October
2006. The Company has the option to renew the lease for another eight months or purchase the equipment at fair market value. The second lease calls for monthly payments of $185 and expires in May 2004.

Future payments under these leases for each of the next five years are as follows:

                                       Years Ending
                                       December 31,
                                     ---------------
             2002                        $   23,760
             2003                            23,760
             2004                            22,465
             2005                            21,540
             2006                            17,950
                                         ----------
                                         $  109,475
                                         ==========
(M) SUBSEQUENT EVENT

In March 2002, the Company signed a letter of intent to obtain a line of credit with Alco Financial
Services. The maximum available under the line of credit would be $900,000. Payment terms, maturity date, and the applicable interest rate are still being negotiated.

REEDS, INC.
fka Original Beverage Corporation

Notes to Financial Statements
March 31, 2002 and 2001 (Unaudited)


(A) 	Basis Of Presentation

In the opinion of management, the accompanying unaudited financial statements of Reed's, Inc. fka
Original Beverage Corporation (the "Company") include all adjustments (consisting only of normal recurring adjustments) considered necessary to present fairly its financial position as of March 31, 2002, and the results of operations, and cash flows for the three months ended March 31, 2002 and 2001. The results of operations for the three months ended March 31, 2002 and 2001 are not necessarily indicative of the results to be expected for the full year or for any future period.

The financial statements and notes included herein should be read in conjunction with the audited financial statements and notes thereto.

(B) 	Summary of Significant Accounting Policies

(1)	 Inventory

Inventory is valued at the lower of cost (first-in, first-out) or market and is comprised of the following:

 							   March 31, 2002
                                    ------------------
Raw materials                                $ 479,133
Finished goods                                 624,316
                                      ----------------
                                            $1,103,449
	                                       ==========


(2)	 Earnings per share

The Company accounts for its earnings per share and earnings per share - with dilution in accordance with Statement of Financial Accounting Standards No. 128
"Earnings per Share" (SFAS no. 128).

 (B) 	Summary of Significant Accounting Policies
(Continued)

(2)	 Earnings per share (Continued)

The following table sets forth the computation of earnings per share:

                               March 31,
                            2002       2001
Numerator
Net loss                 $(47,594)  $(243,796)
Denominator
Weighted average shares outstanding
                         4,720,591   4,686,312
Loss per share             $(0.01)  $   (0.05)


For the three months ended March 31, 2002 and 2001 the calculation of basic and diluted earnings per share amounts are the same because potential dilutive securities would have had an anti-dilutive effect.
Potentially dilutive securities consists of the following at March 31, 2002 and 2001.

                             2002       2001

Warrants                    424,875    278,625
Stock options                23,125      --
Convertible notes            50,135      --
                            -------    -------
                            498,135    278,625
                            =======    =======

(C)	 Intangibles

On January 1, 2002, the Company adopted SFAS 141
"Business Combinations" and SFAS142 "Goodwill and
Other Intangible Assets". These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment.

(C) Intangibles (Continued)

The Company performed a valuation on goodwill and other intangible assets. It was determined that amounts previously reported as goodwill were attributable to the trade names Virgil's and China
Cola.

Upon adoption of SFAS 142 in the first quarter of 2002 and subsequent valuation, the Company recorded a one-time, non-cash charge of $11,973 to reduce the carrying value of the trade name for China Cola. Such charge is non-operational in nature and is reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations. In calculating the impairment charge, the fair value of the trade name was estimated using a discounted cash flow methodology.

The changes in the carrying amount of goodwill for the three months ended March 31, 2002, are as follows:

Balance as of
January 1, 2002	                      $  812,174
Reclassification to
trade names                                  (812,174)
                                        --------------
Balance as of
March 31, 2002                                $   --
                                             =========
As of March 31, 2002 and December 31, 2001, the
Company's intangible assets and related accumulated amortization consisted of the following:

As of March 31, 2002
                                 Accumulated
                       Gross     Amortization      Net
Intangible assets subject to
amortization

Design costs         $49,820     $(12,934)     $36,886
Loan fee              18,614         (930)      17,684
Covenant not to
compete               10,000       (6,667)       3,333
                    --------     ---------    --------
                     $78,434    $ (20,531)    $ 57,903
                    ========      ========    ========
(C) Intangibles (Continued)

Intangible assets not subject
to amortization

Trade name-Virgil's Root Beer               $  576,201
Trade name- China Cola                         224,000
                                            ----------
                                            $  800,201
                                            ==========
As of December 31, 2001
                                 Accumulated
                       Gross     Amortization      Net
Intangible assets subject to
amortization

Design costs         $36,586     $(12,056)     $24,530
Loan fee              18,614         (925)      17,689
Covenant not to
Compete               10,000       (5,417)       4,583
                    --------     ---------    --------
                    $ 65,200     $(18,398)     $46,802
                    ========      ========    ========
Intangible assets not subject to
amortization

Goodwill            $909,982     $(97,808)    $812,174
                    ========      ========    ========

The Company recorded amortization expense of $2,135 during the first quarter of 2002 compared to $3,044 on a pro forma basis (no amortization of goodwill) during the first quarter of 2001.

Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding 5 years are as follows:

December 31, 2002   $    9,441
             2003        4,858
             2004        4,858
             2005        4,858
             2006        4,858

(C)	 Intangibles (Continued)

As acquisitions and dispositions occur in the future, these amounts may vary.

During the first quarter of 2002, the Company acquired the following intangible assets:

                                     Weighted Average
                                   Amortization Period

Design costs            $13,234         10 years

The 2001 results on a historical basis do not reflect the provisions of FAS 142. Had the Company adopted FAS
142 on January 1, 2001, the historical net loss would have been changed to the adjusted amounts indicated below:

               Three months ended      Years ended
                 March 31, 2001        December 31,
                   (Unaudited)       2001        2000

Net loss as reported$(243,796)  $(508,256)  $(443,503)
Add:
Goodwill amortization   6,989      45,351      33,521
                     ---------   ---------   ---------
Adjusted  net loss  $(236,807)  $(462,905)  $(409,982)
                     ==========   =========	=========

               Three months ended      Years ended
                 March 31, 2001        December 31,
                   (Unaudited)       2001        2000

Basic and diluted earnings per share
Net loss as reported $    (0.05)   $  (0.11)  $(0.11)
Add:
Goodwill amortization      --	        0.01     0.01
                    ----------    --------   --------
Adjusted net loss    $    (0.05)   $  (0.10)  $(0.10)
                    ==========    =========  =========

(D) Long-Term Debt

Long-term debt consists of the following at March 31, 2002:

Note payable to SBA in the original amount of $748,000 with interest at the Wall Street Journal prime rate plus 1%, adjusted monthly with no cap or floor. The monthly combined principal and interest payments are $4,725, subject to annual adjustments. The interest rate in effect at March 31, 2002 was 5.75%. The note is secured by land and building and guaranteed by the majority stockholder. The note matures November, 2025.
                                             $ 733,954

Note payable for a business acquisition in the
original amount of $500,000, payable at $100,000
per annum, including 5.37% imputed interest. The note
is collateralized by a pledge of 3,200,000 shares of
common stock owned by the majority stockholder, who
has
also personally guaranteed the obligation. The note
matures June 2004. The balance, net of imputed
interest of $18,092, is                        281,908

Notes payable to various non-related parties,
unsecured,
with interest at 8% per annum. Principal and accrued
interest are payable in full at the end of the note
term. Upon repayment of the loan and any accrued
interest the debt holders will be entitled to one
warrant for each dollar of debt, for maximum of
370,000 warrants. The warrants will have an exercise
price of $3 and a term of five years. Principal and
any unpaid interest is due in February 2003. The
balance of the note, net of discount attributed to the
value of the warrants of $120,065 is           249,935


(D)	Long-Term Debt (Continued)

The Company obtained a building improvement loan with
a maximum draw of $168,000. It has a 25 year term,
with interest at the Wall Street Journal prime rate
plus 1%, adjusted monthly with no cap or floor. The
combined principal and interest payments is $1,597,
subject to annual adjustments. The interest rate in
effect at March 31, 2001 was 5.75%. The note is
secured by land and building and guaranteed by the
majority stockholder. The Company has drawn only a
portion of the total at period end.             40,406

Note payable to a non-related individual, due on demand, unsecured, with interest at 10% per annum.
The notes are convertible to common stock at 60% of the initial public offering price or 75% of a private offering. Upon the occurrence of the initial public offering, the Company will recognize a beneficial conversion feature in interest expense of $3,000. The Company will recognize this expense regardless of whether the loan is converted to equity.

                                                 9,000
                                             ---------
                                             1,315,203
Less: Current maturities                     (169,471)
                                             ---------
                                            $1,145,732
                                            ==========
See Note I regarding the extension of the due date for $320,000 of loans by various non-related parties.


(E) Notes Payable To Related Parties

Notes payable to related parties consists of the following at March 31, 2001:

Note payable to a relative of the majority
stockholder,
unsecured, payable in monthly installments of $7,500
beginning June 2003, including interest at 8%
per annum. until paid in full. The note holder can
convert the outstanding balance of the note to common
stock at $2.00 per share. The note matures
July 2005.                                   $ 177,540

Note payable to a relative of the majority stock-
holder,
unsecured, payable in monthly installments of $2,500,
beginning June 2003, including interest at 10% per
annum until paid in full. The note matures
March 2005.                                     49,804

Note payable to a director of the Company, unsecured,
with interest at 8% per annum. Warrants will be
granted
equal to 1 share per dollar when the loan is repaid
for a maximum of 50,000 warrants to be issued. The
warrants will have an exercise price of $3 and a term
of five years. Principal and any unpaid interest is
due in February 2003. The balance of the note, net of
discount attributed to the value of the
warrants of $16,225 is                          33,775
                                               -------
                                               261,119
Less: Current maturities                           --
                                               -------
                                              $261,119
                                              ========
See Note I Regarding the extension of the due date for the $50,000 loan by a director of the Company.


(F)	Other Income And Expense

Other income consists of the following:

                              2002              2001
Miscellaneous non-
operating income           $  1,997           $  --
                            =======           =======

Interest expense consists of the following:
                              2002              2001
Amortization of
note discount              $ 37,170           $  --
Imputed interest              3,582             4,697
Other	                   24,905            25,984
                           --------           -------
                           $ 65,657           $30,681
                           ========           =======

(G) Commitments

In connection with the acquisition of the rights to China Cola, the Company entered into a royalty agreement for a period from July 2000 to June 2002 for $0.75 per case sold of China Cola products with a minimum payment of $18,750 per year. The payments are being made to the former owner of China Cola who is now one of the Company's directors. Expenses incurred under this agreement are classified as selling expenses in the income statement. The expense under this agreement totaled $3,645 and $8,812 for the three months ended
March 31, 2002 and 2001, respectively.

The Company has an agreement with Malibu Teaz that gives the Company license to manufacture and market the product. The Company must pay Malibu Teaz 50% of all profits from the sale of the product. Per the agreement, profit is defined as actual revenue from sales less actual expenses of the Company in effecting or causing the manufacture, marketing, and shipment of the products, including reasonable overhead. Expenses incurred under this agreement are classified as selling expenses in the income statement. The expense under this agreement totaled $0 and $346 for the three months ended March 31, 2002 and 2001, respectively.

The Company leases two pieces of machinery under non-cancelable operating leases. The first lease calls for monthly payments of $1,795 and expires in October
2006.
The Company has the option to renew the lease for another eight months or purchase the equipment at fair market value. The second lease calls for monthly payments of $185 and expires in May 2004.

(H) Stock Options And Warrants

(1) Stock Options

The Company has granted certain employees stock options to purchase the Company's common stock under employment agreements. The options generally vest immediately or when services are performed and have a maximum term of five years.

In 2001, the Company adopted the Original Beverage
Corporation 2001 Stock Option Plan. The options shall be granted from time to time by the Compensation
Committee. Individuals eligible to receive options include employees of the Company, consultants to the Company and directors of the Company. The options shall have a fixed price, which will not be less than 100% of the fair market value per share on the grant date.

Options granted to employees are accounted for according to APB 25. Options granted to non-employees are treated as warrants and accounted for in accordance with FAS 123.

The following table summarizes the stock option activity for the three months ended March 31, 2002:

                                           Weighted
                                           Average
                                           Exercise
                            Options        Price

Balance, January 1, 2002     55,000       $    2.32
Granted - 2002                 --               --
Exercised - 2002               --               --
Forfeited - 2002               --               --
                            -------
                             55,000       $    2.32
                            =======
Options exercisable          55,000       $    2.32
                            =======

(H)	 Stock Options And Warrants  (Continued)

(1) 	Stock Options (Continued)

A summary of the options outstanding and exercisable at March 31, 2002 is as follows:

          Weighted   Weighted
Exercise	Average	Average
Price	     Remaining	Contractual	Exercise
Range     Number     Life           Price

$2.00     37,500     41 months      $2.00
$3.00     17,500     51 months      $3.00

For the three months ended March 31, 2002 and 2001, there were no compensation costs recognized in the net loss and no proforma net loss as if options were accounted for according to SFAS 123 because no options were issued during the periods.

(2) 	Warrants

The Company grants warrants to non-employees. The warrants are exercisable immediately or when services have been performed and expire five years after issuance.

A summary to the warrants outstanding and exercisable at March 31, 2002 is as follows:

          Weighted   Weighted
Exercise	Average    Average
Price	Remaining  Contractual	Exercise
Range     Number      Life          Price

$0.02	262,500     39 months      $0.02
$2.00     119,876     40 months      $2.00
$3.00     466,500     59 months      $3.00

(H)	 Stock Options And Warrants  (Continued)

(2) Warrants (Continued)

The amounts above included all warrants accounted for.
However, 420,000 warrants have not been issued because they will not be issued until the related debt has been paid, which will be February 2003.

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes options pricing model. For the three months ended March 31, 2002 and 2001, there were no compensation costs recognized in the net loss because no warrants were issued.

(I) Subsequent Events

Subsequent to March 31, 2002, the Company was granted due date extensions on certain debt. The Company has $370,000 of notes payable to various non-related parties. The notes were originally due in February
2003. The Company has been able to extend the due date for $320,000 of these notes until July 2003. In addition, the Company has $50,000 of notes payable to a director of the Company which had an original due date of February 2003. This note has also been extended until July 2003. The current portion of long-term debt has been adjusted accordingly.

Subsequent, to March 31, 2002, the Company was granted changes in the expiration of its options and warrants.
Previously, some options and warrants expired in ten years. The Company has changed the expiration of these options and warrants to five years, with the consent of the holders. Note H has been updated accordingly for the new lives.

In June 2002, the Company executed an agreement for a line of credit with Alco Financial Services. The maximum available under the line of credit is $500,000.

APPENDIX A

SUBSCRIPTION AGREEMENT

To Reed's, Inc.:

Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have received the Prospectus dated
___________, 2002 (the "Prospectus") and am aware of the risk factors contained therein. I represent that I have relied solely upon the contents of the Prospectus in making an investment decision with regard to the shares offered thereby, and I have not relied on any other statements made by or with regard to Reed's, Inc. in connection with its anticipated operations or financial performance.

I further represent that I am a resident of the state of _______________ and that the broker-dealer through whom I am making this purchase is Equityhound
Securities Corp. or, if another broker-dealer, the following: ________________________.

I understand that Reed's Inc. and the broker-dealer will be relying on the above representations by me.

___________________     _____________________
     (Signature)          (Date)

___________________     _____________________
     (Signature)          (Date)


Enclosed is payment for ________ shares at $6.00;
Total: $________*

Register the shares in the following name(s) and amount(s):

(Please Print)

Name(s):_____________________________________________

Number of share(s):  ________________

As (check one) [ ] Individual  [ ] Joint Tenancy
[ ] Husband & Wife as community property

[ ] Tenants in Common   [ ] Corporation   [ ] Trust
[ ] Other:

For the person(s) who will be registered shareowners:

Mailing
Address:____________________________________________

City, State,
Zip:________________________________________________

Telephone:__________________________________________

Social Security or Taxpayer ID
Number(s):________________________

No Subscription Is Effective Until Acceptance. The undersigned understands that this subscription may be accepted or rejected in whole or in part by Reed's, Inc. in its sole discretion and that this subscription is and shall be irrevocable unless Reed's, Inc. for any reason rejects this subscription

Subscription Accepted by Reed's, Inc.:

___________________________              __________
Christopher Reed, President                Date

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 Indemnification of Directors and Officers

Pursuant to our company's Bylaws, we may indemnify our directors and officers under certain circumstances against reasonable expenses
(including court costs and attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of our company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and we have the financial ability to honor the indemnity.

Item 25. Other Expenses of Issuance and Distribution

The table below sets forth the estimated expenses of the issuance and distribution of the securities which are the subject of this registration statement.
Advertising expenses will vary depending on the success of the offering: after initial advertising, we will expend additional funds on advertising of the offering as and if significant sales are being achieved pursuant to the offering.

Description     Amount if     Amount if     Amount if
                 300,000      1,500,000     3,000,000
               Shares are     Shares are    Shares are
                  Sold           Sold         Sold

SEC Registration
Fees	            $4,500.00     $4,500.00     $4,500.00
Cost of Printing and Engraving Share Certificates
                  3,000.00*	 3,000.00*     3,000.00*
Postage (mailing share certificates)
                    500.00*       500.00*      500.00*
Web Development (1)
                 40,000.00*    50,000.00*   50,000.00*
Advertising Expenses (2)
                 20,000.00*    70,000.00*  140,000.00*
Legal Fees       30,000.00*    30,000.00*   30,000.00*
Accounting Fees  50,000.00*    50,000.00*   50,000.00*
Blue Sky Fees and Expenses (State Registrations)
                 20,000.00*    20,000.00*   20,000.00*
Miscellaneous Expenses
                  2,000.00*     2,000.00*    2,000.00*

TOTAL          $170,000.00*  $230,000.00* $300,000.00*
_________________________
*  Estimate

(1) Web development expenses include: Cost of contracted design of web based disclosure documents, banner ads (tombstones) for other websites, web based cash transfer scenario development, secure server setup and maintenance, and related tasks. We anticipate that designers and technicians in this arena will cost an average of $100.00/hour for reliable workers and we are estimating $40,000.00 to $50,000.00 for the performance of these tasks and implementation of the programming so designed.

(2) Advertising Expenses include: Magazine space in such magazines as Vegetarian Times, New Age Magazine, and Natural Health. These ads generally cost a minimum of $5,000.00 and can cost upwards of $10,000.00 each.
We may place as many as twenty such ads for a total expenditure of up to $100,000 to $125,000. We also may spend as much as $20,000 for banner advertisements on both small and major sites.

Promotional materials affixed to product packaging are expected to cost about $25,000. The advertising expenses set forth above are estimates based upon our experience and ad-rate shopping within the advertising and development sectors that we plan to utilize.)

(3) Miscellaneous expenses include: Other expenses which the Company may incur in connection with the offering, including any outside clerical expenses incurred in connection with the offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered securities within the last three (3) years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

* In December 1998, a private placement offering was conducted by the Company raising approximately
$213,150 from the sale of 142,100 shares of common stock at a price of $1.50 per share. The Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* From April 1999 to April 2000, a Rule 504 exempt public offering was conducted by the Company raising approximately $899,950 from the sale of 449,975 shares of common stock at a purchase price of $2.00 per share.

* In September 1999, the Company issued options to purchase 20,000 shares of common stock to a manager of the Company. The options have an exercise price of $2.00 per share and expire in September 2010. No compensation cost was recognized because the strike price equaled the fair value of the stock at the date of issuance. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In June 2000, the Company issued options to purchase
17,500 shares of common stock to a manager of the Company. The exercise price of the options is $2.00 per share, and the options expire in June 2010. No compensation cost was recognized because the strike price equaled the fair value of the stock at the date of issuance. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including thequalifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In June 2000, the Company issued warrants to purchase 104,876 shares of common stock to Peter
Sharma, a consultant of the Company, in partial consideration for services rendered to the Company.
The exercise price of the options is $2.00 per share, and the options expire in June 2010. The fair value of this warrant grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used: no expected dividends, 49% volatility, risk - free interest of 6.30% and expected life of five years.
The value was calculated to be $1.02 per warrant for a total value of $106,641.10. The warrants were issued for services in connection with raising capital so the amount was treated as a reduction of proceeds received from issuances of commons stock. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In August of 2000, $500,000 was raised in a private sale of 250,000 shares of common stock at $2 per share to Joseph Grace, an existing shareholder of the Company. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In December 2000 the Company issued 130,000 shares of common stock to David Robinov in consideration for the assets of China Cola. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In December 2000, the Company issued 1,500 shares of common stock as a year-end bonus to its employees.
The Company recognized $3,000 as compensation expense. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non- public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

* In December 2000 Donald Hall, James Wade and Robert
Felton converted $150,000 worth of convertible debt issued in 1991 into 200,000 shares of common stock.
The conversion price was $.75 per share. In addition, Donald Hall exercised warrants for 37,500 shares of common stock, which had been issued in connection with the issuance of the debt at $1 per share. The
Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resale of the securities acquired.

* In December 2000, the Company granted to an existing shareholder of the Company warrants to purchase 15,000 common shares at an exercise price of $2.00 per share and warrants to purchase 15,000 common shares at an exercise price of $3.00 per share. The warrants expire in December 2010. The warrants were issued as prepayment for a two-year consulting contract. The value has been treated as a prepaid assets which will be expensed over the life of the contract. The fair value of this warrant grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used: no expected dividends, 49% volatility, risk - free interest of 5.17% and expected life of five years. The value for the warrants with a strike price of $2.00 was calculated to be $0.98 per warrant. The value for the warrants with a strike price of $3.00 was calculated to be $0.75 per warrant. The total value of all of the warrants is $25,973.30. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In January 2001, the Company issued 14,500 shares of common stock as a yearend bonus to its employees. The
Company recognized $29,000 of compensation expense.
The Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

* In January 2001, the Company issued 3,200 shares of common stock in exchange for services provided by two vendors. The Company estimates that the value of the services provided in exchange for the shares was approximately $2.00 per share, so it has recognized $6,400 of expense. The
Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resales of the securities acquired.

* In February 2001 Robert T. Reed Jr. exercised warrants for 20,000 shares of the common stock at $1/share. The warrants had been issued in 1992. The
Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In May of 2001, the Company sold 500 shares of common stock at $3/share to an existing shareholder who is not an affiliate of the Company. The Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In June 2001, the Company issued options to purchase
17,500 shares of common stock to a manager of the Company. The exercise price of the options is $3.00 per share, and the options expire in June 2011 No compensation cost was recognized because the strike price equaled the fair value of the stock at the date of issuance. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In June 2001, the Company issued warrants to purchase 30,000 shares of common stock to a consultant of the Company in partial consideration for services rendered to the Company. The exercise price of the options is $3.00 per share, and the options expire in June 2011. The fair value of this warrant grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used: no expected dividends, 49% volatility, risk - free interest of 4.81% and expected life of five years. The value was calculated to be $1.46 per warrant for a total value of $43,806.68. The total value has been included in deferred stock offering costs to be offset against the future sale of common stock. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In May, June, and July of 2001, the Company raised
$420,000 from the issuance of corporate debt to fifteen persons who were existing shareholders or otherwise familiar with the Company. This debt is due in February 2003, and an annual coupon rate of 8%. The investors also received warrants to purchase an aggregate of 420,000 common shares at an exercise price of $3.00 per share. The options expire ten years from the date of issuance. The investors were:

William Robertson                     $159,000
Lucinda Robertson                      $30,000
David Robinov                          $50,000
Martin Shepard                         $20,000
Kapur Payson                           $30,000
Mark Johnson                           $30,000
Dan Keays                              $30,000
Bill Milligan                          $25,000
Shane Milligan                         $20,000
Brant Milligan                          $5,000
Billy Milligan                          $5,000
Shalee Milligan                         $5,000
Shannon Milligan                        $5,000
William Holiman                         $1,000
Jason Robertson                         $5,000

A portion of the loans proceeds has been allocated to the value of the underlying warrants based on the requirements of APB 14 which was calculated to be $247,800. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In July 2001, Mark Reed converted $10,000 worth of convertible debt issued in 1991 and accrued interest into 8,889 shares of common stock, or a conversion rate of $1.125 per share. The Company believes that the conversion was exempt from registration under the Securities Act by reason of Section 3(a)(9), since the issuance was an exchange with existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. In addition, the Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non- public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

* In July 2001, the Company issued warrants to purchase 1,500 shares of common stock to a consultant of the Company in partial consideration for services rendered to the Company.
The exercise price of the options is $3.00 per share, and the options expire in July 2011. The fair value of this warrant grant is estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions used: no expected dividends, 49% volatility, risk - free interest of 4.76% and expected life of five years. The value was calculated to be $1.46 per warrant for a total value of $2,187.05. The total value has been included in deferred stock offering costs to be offset against the future sale of common stock. The Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In August of 2001, $15,000 was raised in a private sale of a total of 3,750 shares of common stock at $4.00/share to two existing shareholders of the Company who are not affiliates of the Company. The
Company believes that the offering was exempt from registration under the Securities Act by reason of
Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchasers, the lack of any public solicitation, the investment intent of the purchasers, and the restrictions on resales of the securities acquired.

* In October 2001, B.J. Green converted $17,815 worth of convertible debt and interest into 11,877 shares of common stock, or a conversion rate of $1.50 per share. The convertible debt had been issued in 1991.
The Company believes that the conversion was exempt from registration under the Securities Act by reason of Section 3(a)(9), since the issuance was an exchange with existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.
In addition, the Company believes that the offering was exempt from registration under the Securities Act by reason of Section 4(2) thereof as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications and sophistication of the purchaser, the lack of any public solicitation, the investment intent of the purchaser, and the restrictions on resales of the securities acquired.

Item 27 Exhibits

Copies of the following documents are filed with this registration statement as exhibits:

1.   Selling Agent Agreement
3.1  Certificate of Incorporation
     (Charter Document)*
3.2  Bylaws*
3.3  Amendment to Bylaws*
5.1  Legal opinion of Edward T. Swanson, Esq.
10.1 2001 Employee Stock Option Plan*
10.2 Brewing Agreement dated June 1, 2001 between the Company and The Lion Brewery, Inc.*
10.3 License Agreement with Malibu Teaz*
10.4 Loan Agreement with ALCO Financial Services LLC
10.5 Form of Promotional Shares Lock-In Agreement
23.1 Consent of Sprayberry, Barnes, Marietta &
     Luttrell
23.3 Consent of Edward T. Swanson, Esq.
     (contained in Exhibit 5.1)
24.1 Power of Attorney (included in the signature page to the Registration Statement)*

   * Previously filed.

Item 28 Undertakings

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section
10(a)(3) of the 1933 Act,

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section
230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, California, on this 12 day of July, 2002.

REED'S, INC.

    /s/Christopher J. Reed
By  __________________________
      (Christopher J. Reed, President)

In accordance with the requirements of the Securities
Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/Christopher J. Reed
_______________________________
(Christopher J. Reed) Chief Executive Officer,
President, Chief Financial Officer (Principal
Financial Officer and Principal Accounting Officer),
Chairman of the Board and Director
July 12, 2002


_______________________________
(Joseph Grace) Director
July __, 2002


_____________*__________________
(David Robinov) Director
July 12, 2002


____________*___________________
(Mark Panely) Director
July 12, 2002


* By /s/Christopher J. Reed
Attorney in Fact

EXHIBIT 5.1

EDWARD T. SWANSON
Attorney At Law
1135 17th Street, Suite E
Santa Monica, California 90403
Phone: (310) 283-1035 Fax: (310) 828-6138
Email: etswanson@att.net

July 11, 2002

Reed's, Inc.
13000 South Spring Street
Los Angeles, California

Gentlemen:

          This opinion is issued to Reed's, Inc. (the
"Company") in connection with the proposed offering and sale of up to 3,000,000 shares of the Company's
Common Stock which are the subject of the Company's
Registration Statement on Form SB-2, Registration No.
333-72198, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933. Such shares are hereinafter referred to as the "Shares."

          In rendering our opinion herein, we have assumed the satisfaction of the following conditions:
the issuance by any necessary regulatory authorities of appropriate permits, consents, approvals, authorizations and orders relating to the offering and sale of the Shares in their respective jurisdictions;
the Registration Statement being declared effective;
the offering and sale of the Shares in the manner set forth in the Registration Statement and pursuant to said permits, consents, approvals, authorizations and orders; and the receipt by the Company of the consideration for the Shares as described in the Registration Statement. We have reviewed such documents and have made such inquiries as we have deemed necessary and appropriate to render the opinion set forth herein. We have assumed that all documents that have been submitted to us as originals are true and correct and those documents submitted to us, as copies conform to the originals of those documents.

          Based upon the foregoing, it is our opinion that the Shares will be, when issued, legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this
opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal
Matters."



		Sincerely,

     /s/ Edward T. Swanson, Esq.

EXHIBIT 10.4

LOAN AND SECURITY AGREEMENT


This LOAN AND SECURITY AGREEMENT, is entered into as
of June 25, 2002 by and between Reed's Inc., a
Delaware corporation ("Borrower"), and ALCO Financial
Services LLC ("Lender").
RECITALS
Borrower has requested that Lender provide financial
accommodations to Borrower as more fully set forth
herein and in the Loan Documents.
Borrower has requested that Guarantor(s) guaranty the
Obligations.
This Agreement is entered into and will be performed
in the Chosen State.
NOW, THEREFORE, in consideration of the premises, and
intending to be legally bound hereby, the Parties
hereby agree as follows:
AGREEMENT
Certain Definitions and Index to Definitions.
Accounting Terms.  Unless otherwise specified herein,
all accounting terms used herein shall be interpreted,
all accounting determinations hereunder shall be made,
and all financial statements required to be delivered
hereunder shall be prepared in accordance with GAAP
consistently applied.
Definitions .  All other terms contained in this
Agreement which are not specifically defined herein
shall have the meanings provided in the UCC to the
extent the same are used herein.  All references
herein to the singular or plural shall also mean the
plural or the singular, respectively.  As used herein,
the following terms shall have the following meanings:
"Administrative Fee" - 0.25%.
"Advances" - see Section 2.1.1 hereof.
"Agreement" - this Loan and Security Agreement,
together with all exhibits and schedules hereto, as
the same now exists or may hereafter be amended,
modified, supplemented, extended, renewed, restated,
or replaced.
"Allowable Amount" - the lesser of (i) the Borrowing
Base less Availability Reserves, if any and (ii) the
Maximum Amount.
"Anniversary Date" - the date which is one (1) year
from the date hereof.
"Audit Fee" - $850.00 per day.
"Availability Reserves"  - as of any date of
determination, such amounts as Lender may from time to
time establish and revise in good faith reducing the
amount of Advances which would otherwise be available
to Borrower hereunder:
To reflect events, conditions, contingencies or risks
which, as determined by Lender in good faith, do or
may affect either (i) the Collateral or any other
property which is security for the Obligations or its
value, (ii) the assets, business or prospects of
Borrower or any Obligor, or (iii) the security
interest and other rights of Lender in the Collateral
(including the enforceability, perfection and priority
thereof);
To reflect Lender's good faith belief that any
collateral report or financial information furnished
by or on behalf of Borrower or any Obligor to Lender
is or may have been incomplete, inaccurate or
misleading in any material respect; or
In respect of any state of facts that Lender
determined in good faith constitutes an Event of
Default or may, with notice or passage of time or
both, constitute an Event of Default.
"Balance Subject to Interest" - The sum of the unpaid
balances of:
Advances;
Payments by Lender on account of Letters of Credit;
Other payments made by Lender arising hereunder for
which Borrower is liable to Lender.
"Borrower" - see Preamble hereof.
"Borrowing Base" - 75% of the Net Face Amount of
Borrower's Eligible Accounts.
"Borrowing Base Certificate" - a request for an
Advance, in a form acceptable to Lender.
"Business Day" - any day which is not a Saturday,
Sunday, or other day on which national banks are
authorized or required to be closed.
"Chosen State" - California.
"Clearance Days"  - 3 banking days.
"Collateral" - All Borrower's present and future
Accounts, Chattel Paper, Goods (including Inventory
and Equipment), Instruments, Investment Property,
Documents, and General Intangibles, and the proceeds
thereof.
"Credit Accommodation" - any advance or other
extension of credit by Lender to or on behalf of
Borrower hereunder.
"Default Rate" - 10% per annum in excess of the
Interest Rate.  To the extent the Default Rate is
calculated with reference to the Prime Rate, any
change in the Default Rate shall be effective as of
the date of any change in the Prime Rate.
"Delinquent Account" - see Section 1.2.20.1.
"Early Termination Fee" - the greater of (x) the total
interest for the immediately preceding three  months;
or (y) $15,000.00 .
"Eligible Account"  - an Account, excluding the
following:
any Account which remain uncollected for more than 90
days from invoice date (each a "Delinquent Account");
any Account due from an Account Debtor that is
insolvent;
any Account due from an Account Debtor affiliated with
Borrower in any manner;
any Account which is not unconditionally due and
owing;
any Account with respect to which the Account Debtor
is not a resident or citizen of, located in, or
subject to service of process in, the United States,
and which are not either (i) covered by credit
insurance in form and amount, and by an insurer,
satisfactory to Lender, or (ii) supported by one or
more letters of credit issued by a financial
institution, acceptable to Lender;
any Account due from an Account Debtor who is any
national, federal state or municipal government,
including, without limitation, any instrumentality,
division, agency, body or department thereof, except
where the Account Debtor is bound to make payment
directly to Lender;
Accounts due from an Account Debtor as to which 25%
percent or more of the aggregate dollar amount of all
outstanding Accounts owing from such Account Debtor
are Delinquent Accounts;
That portion of Accounts due from an Account Debtor
which is in excess of 20% percent of Borrower's
aggregate dollar amount of all outstanding Accounts
Receivable;
Accounts which are not free of all liens,
encumbrances, charges, rights and interest of any
kind, except in favor of Lender;
Accounts which are supported or represented by a
promissory note, post-dated check or letter of credit
unless Lender holds a first perfected security
interest therein;
Accounts that represent progress payments or other
advance billings that are due prior to the completion
of performance by Borrower of the subject contract for
goods or services;
Accounts for which Borrower is or may become indebted
to the Account Debtor; and
Accounts which are unsuitable as collateral, as
determined by Lender in the exercise of its reasonable
sole discretion.
"Event of Default" - see Section 11 hereof.
"GAAP" - means generally accepted accounting
principles set forth in the opinions and
pronouncements of the Accounting Principles Board of
the American Institute of Certified Public Accountants
and pronouncements of the Financial Accounting
Standards Board (or any successor authority) that are
applicable as of the date of determination.
"Guarantor(s)" - all entities now or hereafter
guaranteeing the Obligations, including Christopher J.
Reed and Judy Holloway Reed.
"Interest Rate" - the greater of 8% percent per annum
in excess of the Prime Rate or 12.75%  percent per
annum.  Any change in the Interest Rate shall be
effective as of the first day of the month following
the month in which the Prime Rate changes.
"Key Employees" - Christopher J. Reed.
"Lender" - See Preamble.
"Lending Office" - Lender's office described in the
Section 24.1.
"Loan Documents" - this Agreement, together with any
documents, instruments and agreements, executed and/or
delivered in connection herewith, as the same now
exist or may hereafter be amended, modified,
supplemented, extended, renewed, restated or replaced.
"Loan Fee" - $6,250.00.
"Maximum Amount" - $500,000.
"Minimum Monthly Interest" - $3,500.
"Misdirected Payment Fee" - 15% percent of the amount
of any payment on an Account where said payment has
been received by Borrower and not delivered in kind by
Borrower to Lender within three (3) Business Days of
receipt thereof.
"Missing Notation Fee" - 15% of the Face Amount. .
"Monetary Collateral" - cash, checks or other proceeds
of Collateral in tangible form. .
"Net Face Amount" - with respect to an Account, the
gross face amount of such Account less all trade
discounts or other deductions and claims to which the
Account Debtor is entitled.
"Obligated Party" - any entity obligated with respect
to any Collateral.
"Obligations" - all present and future obligations
owing by Borrower to Lender whether or not for the
payment of money, whether or not evidenced by any note
or other instrument, whether direct or indirect,
absolute or contingent, due or to become due, joint or
several, primary or secondary, liquidated or
unliquidated, secured or unsecured, original or
renewed or extended, whether arising before, during or
after the commencement of any Bankruptcy Case in which
Borrower is a debtor, including but not limited to any
obligations arising pursuant to letters of credit or
acceptance transactions or any other financial
accommodations; and all principal, interest, fees,
charges, expenses, attorneys' fees and account-ants'
fees chargeable to Borrower or incurred by Lender in
connection with this Agreement and/or the
transaction(s) related thereto;
"Obligors" - Borrower and all Guarantors.
"Prime Rate" - as reflected in the Wall Street
Journal.  If such rate is shown as a range, then the
"Prime Rate" shall be the highest value in such range.
"Special Credit Accommodation Fee" - 0.1% percent per
dayof the amount of any Special Credit Accommodation.
"Standard Fee Schedule" - the schedule of Lender's
standard fees for services.
"Subordinating Creditor" - any creditor of the
Borrower which has executed a Subordination Agreement.
"Subordination Agreement" - a subordination agreement
in form and substance acceptable to Lender whereby
Subordinating Creditor subordinates in favor of Lender
obligations owed to it by Borrower.
"Termination Date" - the earlier of (i) one year from
the date hereof, or (ii) the date on which Lender
elects to terminate this Agreement pursuant to the
terms herein.
"UCC" - The Uniform Commercial Code in effect in the
Chosen State at the date on which a determination
thereunder is to be made.
Credit Facilities.
Advances.  Subject to the terms and conditions of this
Agreement, from the date on which this Agreement
becomes effective until the Termination Date:
Lender, shall , from time to time, at the request of
Borrower, make advances ("Advances") to Borrower, less
any Availability Reserves , so long as, before and
after such Advance, the Obligations do not exceed the
Allowable Amount.
Lender may, in its discretion, from time to time, upon
not less than five (5) days prior notice to Borrower,
reduce the Borrowing Base  to the extent that Lender
determines in good faith that:
the dilution with respect to the Accounts for any
period (based on the ratio of (a) the aggregate amount
of reductions in Accounts other than as a result of
payments in cash to (b) the aggregate amount of total
sales) has increased in any material respect or may be
reasonably anticipated to increase in any material
respect above historical levels;
the general creditworthiness of Account Debtors has
declined; In determining whether to reduce the
Borrowing Base, Lender may consider events,
conditions, contingencies or risks which are also
considered in determining Eligible Accounts, Eligible
Inventory or in establishing Availability Reserves.
Special Credit Accommodations.   Lender may, in its
sole and absolute discretion, from time to time,
extend Credit Accommodations to Borrower in excess of
the Allowable Amount (any Credit Accommodation
extended pursuant to this Section  being a "Special
Credit Accommodation").  Each Special Credit
Accommodation shall be evidenced by a writing in form
and substance satisfactory to Lender in its sole
discretion (any such writing, an "Evidence of Special
Credit Accommodation").  Unless expressly stated to
the contrary in any Evidence of Special Credit
Accommodation, each Special Credit Accommodation shall
be payable on demand.
General Provisions.
Borrowing Base Certificate .  Each request from
Borrower for a Credit Accommodation shall be
accompanied by a Borrowing Base Certificate, completed
and signed by Borrower.
Crediting Borrower's Account.  All Credit
Accommodations by Lender may be made by deposits or
transfers to any demand deposit account of Borrower.
Authorization for Credit Accommodations.  Subject to
the terms and conditions of this Agreement, Lender is
authorized to make Credit Accommodations:
upon telephonic, facsimile or other instructions
received from anyone purporting to be an officer,
employee or representative of Borrower; or
At the sole discretion of Lender, and notwithstanding
any other provision in this Agreement, if necessary to
meet any Obligations, including but not limited to any
interest not paid when due.
Limitations on Credit Accommodations.  Notwithstanding
anything to the contrary contained herein, Lender
shall not be obligated to make a Credit Accommodation
if, before or as a result thereof, the Obligations
shall exceed the Allowable Amount.
Payments by Borrower.
In General.
Place of Payments.  All payments hereunder shall be
made by Borrower to Lender at the Lending Office, or
at such other place as Lender may designate in
writing.
ACH Debits.  In order to satisfy any of the
Obligations, Lender is hereby authorized by Borrower
to initiate electronic debit entries through the ACH
or other electronic payment system to any account
maintained by Borrower.  At the Lender's request,
Borrower shall execute and deliver to Lender an
authorization agreement for ACH debits.
Interest and Fees.
Interest.
Basic Interest.  Subject to Section 3.2.1.3 hereof,
interest on the Balance Subject to Interest shall be
payable monthly, in arrears, shall be computed at the
Interest Rate, and shall be due on the first (1st) day
of each month following the accrual thereof.  Lender
is authorized to debit Borrower's loan account on the
first business day of each month for interest accrued
hereunder during the preceding month;
Minimum Monthly Interest.  Any amount by which the
interest earned in any month (prorated for partial
months) is less than the Minimum Monthly Interest, to
be paid on the first day of the following month.
Default Interest.  Immediately upon the occurrence of
an Event of Default, Borrower shall pay to Lender,
monthly until the first (1st) Anniversary Date on
which all Obligations have been fully paid, the
greater of (computed on a month by month basis) (i)
interest, before and after judgment at the :Default
Rate;  (ii) the monthly average of all interest and
fees paid by Borrower to Lender hereunder for the
preceding one-hundred eighty (180) days (or portion
thereof if Obligations have not been outstanding for
at least one-hundred eighty (180) days) for each
applicable month or portion thereof; or (iii) The
Minimum Monthly Interest for each applicable month or
portion thereof. Lender's failure to assess interest
at the Default Rate as provided hereunder shall not be
deemed a waiver by Lender to charge such Default Rate.
Lender reserves the right to, and Borrower hereby
acknowledges that Lender may, recalculate interest at
the Default Rate.
Calculation of Interest.  All interest charged
hereunder shall be computed on the basis of a three
hundred sixty (360) day year for the actual number of
days elapsed.
Application of Collections.  Lender shall, for the
purpose of the computation of interest due hereunder,
add the Clearance Days to any payments, which is
acknowledged by the parties to constitute an integral
aspect of the pricing of Lender's facility to
Borrower, and shall apply irrespective of the
characterization of whether receipts are owned by
Borrower or Lender.  Should any check or item of
payment not be honored when presented for payment,
then Borrower shall be deemed not to have made such
payment, and interest shall be recalculated
accordingly.
Fees.
Loan Fee.  Borrower shall pay the Loan Fee to Lender
immediately upon the execution of this Agreement, and
upon each renewal or extension of this Agreement by
Lender whether such renewal or extension is for one
(1) year or for less than one year.  Any portion not
paid when due shall accrue interest at the applicable
interest rate set forth herein.
Administrative Fee.  Borrower shall pay an
Administration Fee each month on its average face
amount of outstanding Accounts, payable on the first
day of the following month.
Special Credit Accommodation Fee.  Borrower shall pay
a Special Credit Accommodation Fee to Lender
simultaneously with the making by Lender of a Special
Credit Accommodation.
Misdirected Payment Fee.  Borrower shall pay the
Misdirected Payment Fee to Lender immediately upon its
accrual.
Missing Notation Fee.  Borrower shall pay the Missing
Notation Fee on any invoice that is sent by Borrower
to an Account Debtor that does not contain the notice
as required by Section 6.1.3 hereof.
Early Termination Fee.  The Early Termination Fee if
Borrower terminates this Agreement, becomes subject to
a Bankruptcy proceeding, or prepays the Obligations
(whether by acceleration or otherwise), prior to the
termination date set forth herein, computed from the
date of termination to the date on which termination
is requested by Borrower hereunder.
Audit Fee.  Borrower shall pay an Audit Fee, in
addition to Lender's related out-of-pocket expenses,
to Lender in connection with each audit Lender
performs or causes to be performed hereunder.  Prior
to the occurrence of an Event of Default, Lender shall
not charge Borrower for more than 4 audits per year.
Grant of Security Interest.  To secure the performance
of the Obligations, Borrower grants to the Lender a
security interest in the Collateral, and all proceeds
and products thereof.
Authorization to File Financing Statements.
The Borrower irrevocably authorizes the Lender to file
in any Uniform Commercial Code jurisdiction any
initial financing statements and amendments thereto
that:
indicate the Collateral as all assets of the Borrower
or words of similar effect, regardless of whether any
particular asset comprised in the Collateral falls
within the scope of Article 9 of the UCC, or as being
of an equal or lesser scope or with greater detail;
contain any other information required by part 5 of
Article 9 of the UCC for the sufficiency or filing
office acceptance of any financing statement or
amendment, including (i) whether the Borrower is an
organization, the type of organization, and any
organization identification number issued to the
Borrower and, (ii) in the case of a financing
statement filed as a fixture filing or indicating
Collateral as as-extracted collateral or timber to be
cut, a sufficient description of real property to
which the Collateral relates; and
contain a notification that the Borrower has granted a
negative pledge to the Lender, and that any subsequent
lienor may be tortuously interfering with Lender's
rights;
advises third parties that any notification of
Borrower's Account Debtors will interfere with
Lender's collection rights.
The Borrower agrees to furnish any of the foregoing
information to the Lender promptly upon request.
The Borrower ratifies its authorization for the Lender
to have filed any like initial financing statements or
amendments thereto if filed prior to the date hereof.
The Lender may add any supplemental language to any
such financing statement as Lender may determine to be
necessary or helpful in acquiring or preserving rights
against third parties.
Collection and Administration of Accounts.
Collection.
Lender may notify Borrower's customers that that the
underlying Account has been assigned to Lender and
that payment thereof is to be made to the order of
Lender and send directly to Lender.
Borrower shall direct its customers to send the
proceeds of Accounts to an address or deposit account
as directed by Lender.
Borrower shall, place a notification on its invoices
sent its Account Debtors that Monetary Collateral is
payable only to Lender and is to be sent to an address
designated by Lender;
Electronic Proceeds of Collateral.  In the event
Borrower receives proceeds of Collateral in the form
of wire transfer or other intangible funds transfer
mechanism, Borrower shall immediately pay such
proceeds to Lender.
Lender's Powers.  Borrower hereby authorizes Lender,
at Borrower's sole expense, to exercise at any time in
Lender's discretion all or any of the following
powers, which powers are irrevocable until all of the
Obligations have been paid in full:
receive, take, endorse, assign, deliver, accept and
deposit, in the name of Lender or Borrower, any and
all cash, checks, commercial paper, drafts,
remittances and other instruments and documents
relating to the Collateral or the proceeds thereof;
After an Event of Default:
Take or bring, in the name of Lender or Borrower, all
steps, actions, suits or proceedings deemed by Lender
necessary or desirable to effect collection of or
other realization upon any Collateral;
Change the address for delivery of Borrower's mail to
Lender and to receive and open mail addressed to
Borrower;
Extend the time of payment of, compromise, or settle
for cash, credit, return of merchandise, any and all
Monetary Collateral and discharge or release any
Obligated Party without affecting any of the
Obligations;
execute, file and serve, in its own name or in the
name of Borrower, mechanics lien or similar notices,
or claims under any payment or performance bond for
the benefit of Borrower and
Pay any sums necessary to discharge any lien or
encumbrance which is senior to Lender's security
interest in the Collateral, which sums shall be
included as Obligations hereunder, and which sums
shall accrue interest at the Default Rate until paid
in full.
Release.  Borrower hereby releases and exculpates
Lender, its officers, employees, agents, designees,
attorneys, and accountants from any liability arising
from any acts under this Agreement or in furtherance
thereof, whether of omission or commission, and
whether based upon any error of judgment or mistake of
law or fact, except for gross negligence or willful
misconduct.  In no event shall Lender have any
liability to Borrower for lost profits or other
special or consequential damages.
Conditions Precedent to All Advances.  Subject to the
other terms and conditions contained herein, Lender's
obligation to make any Credit Accommodation available
to Borrower is subject to the satisfaction of, or
waiver of, immediately prior to or concurrently with
the making of such Credit Accommodation, the following
conditions precedent:
Representations and Warranties.  The representations
and warranties contained in the Loan Documents shall
be true and correct in all respects on and as of the
date of such Advance.
No Event of Default.  No Event of Default or event
that with the giving of notice or passage of time
would constitute an Event of Default shall have
occurred and be continuing on the date of such
Advance.
Payment of All Fees.   Borrower shall have paid to
Lender all accrued and unpaid fees and other amounts
due and payable hereunder and pursuant to the terms
hereof.
Authorization to Lender.  The Borrower irrevocably
authorizes Lender to take any and all appropriate
action and to execute any and all documents and
instruments, in the name of Borrower, that may be
necessary or desirable to accomplish the purposes of
this Agreement including, but not limited to:
upon the occurrence and during the continuance of an
Event of Default, generally to sell, transfer, pledge,
make any agreement with respect to, or otherwise deal
with any of the Collateral in such manner as is
consistent with the UCC and as though the Lender were
the absolute owner thereof, and to do at the
Borrower's expense, all acts which the Lender deems
necessary to protect, preserve, or realize upon the
Collateral and the Lender's security interest therein,
in order to effect the intent of this Agreement,
including, without limitation:
the filing and prosecuting of registration and
transfer applications with the appropriate federal or
local agencies or authorities with respect to
trademarks, copyrights and patentable inventions and
processes;
the execution, delivery, and recording, in connection
with any sale or other disposition of any Collateral,
of the endorsements, assignments, or other instruments
of conveyance or transfer with respect to such
Collateral; or
the filing on behalf of Borrower with such
governmental authorities as are appropriate such
documents (including, without limitation,
applications, certificates, and tax returns) as may be
required for purposes of having Borrower qualified to
transact business in a particular state or geographic
location.
Affirmative Covenants.  Until full payment of the
Obligations and termination of this Agreement,
Borrower shall:
Financial Statements, Reports and Certifications.
Furnish to Lender, in form and substance satisfactory
to Lender:
Annual Financial Statements.  As soon as possible
after the end of each fiscal year of Borrower, and in
any event within 90 days thereafter:
a complete copy of Borrower's financial statements,
including but not limited to (a) the management
letter, if any, (b) the balance sheet as of the close
of the fiscal year, and (c) the income statement for
such year, together with a statement of cash flows,
audited by a firm of independent certified public
accountants of recognized standing and acceptable to
Lender, or if permitted by Lender in writing, by
Borrower; and
A statement certified by the chief financial officer
of Borrower that Borrower is in compliance with all
the terms, conditions, covenants and warranties of
this Agreement.
Other Financial Statements.  No later than 30 days
after the close of each month (an "Accounting
Period"):Borrower's balance sheet as of the close of
such Accounting Period and its income statement for
that portion of the then current fiscal year through
the end of such Accounting Period certified by
Borrower's chief financial officer as being complete,
correct, and fairly representing its financial
condition and results of operations;
Tax Returns.  Copies of each of Borrower's:
federal income tax returns, and any amendments
thereto, within 10 days of the filing thereof with the
Internal Revenue Service; and
federal payroll tax returns within ten (10) days of
filing, together with proof, satisfactory to Lender,
that all taxes have been paid.
Inspections.
Permit Lender or any representatives thereof, during
usual business hours, without notice to Borrower, to
periodically:
have access to all premises where Collateral is
located for the purposes of inspecting (and removing,
if after the occurrence of an Event of Default) any of
the Collateral, including Borrower's books and
records; and
Permit Lender or its designees to inspect, audit, make
copies of, and make extracts from Borrower's records
as Lender may request.
Without expense to Lender, Lender may use any of
Borrower's personnel, equipment, including computer
equipment, programs, printed output and computer
readable media, supplies and premises for the
collection of accounts and realization on other
Collateral as Lender, in its sole discretion, deems
appropriate.
Expenses.
Generally.  Pay all reasonable out-of-pocket expenses
of Lender (including, but not limited to, fees and
disbursements of Lender's counsel) incident to
(whether by judicial proceedings or otherwise, and
whether any resulting dispute resolution procedure
involving tort, contract or other claims):
the preparation, negotiation, execution,
administration and enforcement of the Loan Documents,
any amendments, extensions and renewals thereof, and
any other documents prepared in connection with any
transactions between Borrower and Lender, whether or
not executed;
any expenses incurred by Lender (whether or not for
the benefit of Borrower) under this Agreement,
including, without limitation, all expenses for
postage relating to the mailing of statements,
invoices, and verifications, and all expenses relating
to any audits of all or any portion of the Collateral;
the protection of Lender's rights under the Loan
Documents;
defending against any and all claims against Lender
relating to any of its acts of commission or omission
directly or indirectly relating to the Loan Documents;
Or in any way arising out of a bankruptcy proceeding
commenced by or against Borrower, including but not
limited to expenses incurred in enforcing or defending
Lender's claims against Borrower or the Collateral,
defending any avoidance actions, and expenses related
to the administration of said proceeding.
Indemnification.  Indemnify and save Lender harmless
from any and all liability with respect to any stamp
or other taxes (other than transfer or income taxes)
which may be determined to be payable in connection
with the execution of the Loan Documents or any action
of Lender with respect to the Collateral, including,
without limitation, the transfer of the Collateral to
Lender's name or that of Lender's nominee or any
purchaser at a foreclosure sale.
Enforcement of Judgments.  Reimburse Lender for all
costs and expenses, including attorneys' fees, which
Lender incurs in enforcing any judgment rendered in
connection with this Agreement.  This provision is
severable from all other provisions hereof and shall
survive, and not be deemed merged into, such judgment.
Taxes and Expenses Regarding Borrower's Assets.
Make timely payment or deposit of all taxes,
assessments or contributions required of Borrower.  If
Borrower fails to make any such payment or deposit or
furnish proof of such payment immediately upon
Lender's request, Lender may, in its sole discretion
and without notice to Borrower:
make payment of the same or any part thereof; or
Set up such reserves against the Obligations as Lender
deems necessary to satisfy the liability therefore, or
both.
Lender may conclusively rely on statements of the
amount owing or other official statements issued by
the appropriate governmental agency.  Any payment made
by Lender shall constitute neither:
an agreement by Lender to make similar payments in the
future; nor
A waiver by Lender of any default under the Loan
Documents.  Lender need not inquire into, nor contest
the validity of, any expense, tax, security interest,
encumbrance or lien, and the receipt of the usual
official notice requiring the payment thereof shall be
conclusive evidence that the same was validly due and
owing.
Change in Name.  Give Lender written notice
immediately upon forming an intention to change its
name, state of organization or form of business
organization.
Maintenance of Insurance.  The Borrower will maintain
with financially sound and reputable insurers
insurance with respect to its properties and business
against such casualties and contingencies as shall be
in accordance with general practices of businesses
engaged in similar activities in similar geographic
areas.  Such insurance shall be in such minimum
amounts that the Borrower will not be deemed a co-
insurer under applicable insurance laws, regulations,
and policies and otherwise shall be in such amounts,
contain such terms, be in such forms and be for such
periods as may be reasonably satisfactory to the
Lender.  In addition, all such insurance shall be
payable to the Lender under a Lender Loss Payable
Endorsement.  Without limiting the foregoing, the
Borrower will:
Keep all of its physical property insured with
casualty or physical hazard insurance on an "all
risks" basis, with broad form flood and earthquake
coverage and electronic data processing coverage, with
a full replacement cost endorsement and an "agreed
amount" clause in an amount equal to 100% of the full
replacement cost of such property;
Maintain all such workers' compensation or similar
insurance as may be required by law;
Maintain, in amounts and with deductibles equal to
those generally maintained by businesses engaged in
similar activities in similar geographic areas,
general public liability insurance against claims of
bodily injury, death, or property damage occurring,
on, in or about the properties of the Borrower;
business interruption insurance; and product liability
insurance.
Negative Covenants.  Borrower will not, after written
notice by Lender to Borrower, and automatically, after
an Event of Default:
grant any extension of time for payment of any
Accounts;
compromise or settle any Accounts for less than the
full amount thereof;
release in whole or in part any Account Debtor; or
grant any credits, discounts, allowances, deductions,
return authorizations, or the like with respect to any
Accounts.
Events of Default.  Each of the following events or
conditions shall constitute an "Event of Default":
With respect to the following, the occurrence thereof,
which has not been cured within 5 days after receipt
of notice thereof by Borrower from Lender:
Borrower defaults in the payment of any Obligations
when due, whether at maturity, upon acceleration, or
otherwise;
The Obligations at any time exceed the Allowable
Amount;
An adverse change occurs with respect to the financial
condition or operations of Borrower which results in a
material impairment of the prospect of repayment of
the Obligations; and
Any Guarantor defaults in the performance of its
obligations to Lender or shall notify Lender of its
intention to rescind, modify, terminate or revoke the
its guaranty or it shall cease to be in full force and
effect for any reason whatever;
An order for relief is entered against any Obligor by
any United States Bankruptcy Court; or any Obligor
does not generally pay its debts as they become due
(within the meaning of 11 U.S.C. 303(h) as at any time
amended, or any successor statute thereto); or any
Obligor makes an assignment for the benefit of
creditors; or any Obligor applies for or consents to
the appointment of a custodian, receiver, trustee, or
similar officer for it or for all or any substantial
part of its assets, or such custodian, receiver,
trustee, or similar officer is appointed without the
application or consent of any Obligor; or any Obligor
institutes (by petition, application, answer, consent,
or otherwise) any bankruptcy, insolvency,
reorganization, moratorium, arrangement, readjustment
of debt, dissolution, liquidation or similar
proceeding relating to it under the laws of any
jurisdiction; or any such proceeding shall be
instituted (by petition, application, or otherwise)
against any Obligor; or any judgment, writ, warrant of
attachment, execution, or similar process shall be
issued or levied against a substantial portion of the
property of any Obligor;
Christopher J. Reed shall cease to own more than 50%
of the voting stock of Borrower;
Any Subordinating Creditor fails to perform or observe
any of such Subordinating Creditor's obligations under
any Subordination Agreement, or notifies Lender of the
Subordinating Creditor's intention to rescind, modify,
terminate or revoke the Subordination Agreement with
respect to future transactions, or the Subordination
Agreement ceases to be in full force and effect for
any reason whatsoever;
Any of the Key Employees fails to devote one hundred
(100%) percent of their efforts in furtherance of the
business affairs of Borrower for any one month, or
ceases to be employed by Borrower in the capacity that
such employee held as of the date of this Agreement;
Any provision of this Agreement or any of the Loan
Documents ceases, for any reason, to be valid and
binding on Borrower; and
Any default under the Loan Documents, other than as
specifically set forth in this Section 11, which
Lender in good faith believes will have a material
adverse effect upon the Borrower's ability to repay
the Obligations.
Remedies.
At Lender's option, following notice of the occurrence
of an Event of Default:
Lender may declare this Agreement and all of Lender's
obligations hereunder terminated;
Lender may declare all Obligations to be immediately
due and payable, without presentment, demand, protest,
or notice of any kind, all of which are hereby
expressly waived by Lender;
all Obligations shall accrue interest at the Default
Rate; and
Lender may, immediately and without expiration of any
period of grace, enforce payment of all Obligations
and exercise any and all other remedies granted to it
under the Loan Documents, at law, in equity, or
otherwise.
Borrower WAIVES ANY REQUIREMENT THAT Lender INFORM
Borrower BY AFFIRMATIVE ACT OR OTHERWISE OF ANY
ACCELERATION OF Borrower'S OBLIGATIONS HEREUNDER.
FURTHER, Lender'S FAILURE TO CHARGE OR ACCRUE INTEREST
OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT
BE DEEMED A WAIVER BY Lender OF ITS CLAIM THERETO.
Standards for Exercising Remedies.
To the extent that applicable law imposes duties on
the Lender to exercise remedies in a commercially
reasonable manner, the Borrower acknowledges and
agrees that it is not commercially unreasonable for
the Lender:
to not incur expenses to prepare Collateral for
disposition or otherwise to complete raw material or
work in process into finished goods or other finished
products for disposition;
to fail to obtain third party consents for access to
Collateral to be disposed of, or to obtain or, if not
required by other law, to fail to obtain governmental
or third party consents for the collection or
disposition of Collateral to be collected or disposed
of;
to fail to exercise collection remedies against
Account Debtors or other persons obligated on
Collateral or to remove liens or encumbrances on or
any adverse claims against Collateral;
to exercise collection remedies against Account
Debtors and other persons obligated on Collateral
directly or through the use of collection agencies and
other collection specialists;
to advertise dispositions of Collateral through
publications or media of general circulation, whether
or not the Collateral is of a specialized nature;
to hire one or more professional auctioneers to assist
in the disposition of Collateral, whether or not the
collateral is of a specialized nature;
to dispose of Collateral by using Internet sites that
provide for the auction of assets of the types
included in the Collateral or that have the reasonable
capability of doing so, or that match buyers and
sellers of assets;
to dispose of assets in wholesale rather than retail
markets;
to disclaim all disposition warranties; or
to purchase insurance or credit enhancements to insure
the Lender against risks of loss, collection or
disposition of Collateral or to provide to the Lender
a guaranteed return from the collection or disposition
of Collateral.
The Borrower acknowledges that the purpose of this
Section 13 is to provide non-exhaustive indications of
what actions or omissions by the Lender would not be
commercially unreasonable in the Lender's exercise of
remedies against the Collateral and that other actions
or omissions by the Lender shall not be deemed
commercially unreasonable solely on account of not
being indicated in this Section.  Without limitation
upon the foregoing, nothing contained herein shall be
construed to grant any rights to the Borrower or to
impose any duties on the Lender that would not have
been granted or imposed by this Agreement or by
applicable law in the absence of this Section 13.
Proceeds and Expenses of Dispositions  The Borrower
shall pay to the Lender on demand any and all
expenses, including reasonable attorneys' fees and
disbursements, incurred or paid by the Lender in
protecting, preserving, or enforcing the Lender's
rights under or in respect of any of the Obligations
or any of the Collateral.  After deducting all of said
expenses, the residue of any proceeds of collection or
sale of the Obligations or Collateral shall, to the
extent actually received in cash, be applied to the
payment of the Obligations in such order or preference
as the Lender may determine, notwithstanding contrary
instructions received by Lender from the Borrower or
any other third party.
Liquidation Success Premium.  If Borrower shall
substantially cease operating as a going concern, and
the proceeds of Collateral created after the
occurrence of an Event of Default (the "Default") are
in excess of the Obligations at the time of Default,
Borrower shall pay to Lender a liquidation success
premium of ten (10%) percent of the amount of such
excess.   Notwithstanding the foregoing, such
liquidation success premium amount shall not exceed
10% of the Maximum Amount.
Termination.
This Agreement shall become effective upon the
execution and delivery hereof by Borrower and Lender
and shall continue in full force and effect for one
year from the date hereof.
Upon the Termination Date, the unpaid balance of the
Obligations shall be due and payable without demand or
notice.
Revocation of Borrower's Right to Sell Inventory Free
and Clear of Lender's Security Interest.  Lender may,
upon the occurrence of an Event of Default, revoke
Borrower's right to sell Inventory free and clear of
Lender's security interest therein.
No Lien Termination without Release.  In recognition
of Lender's right to have all its attorneys' fees and
other expenses incurred in connection with this
Agreement secured by the Collateral, notwithstanding
payment in full of all Obligations by Borrower, Lender
shall not be required to record any terminations or
satisfactions of any of its liens on the Collateral
unless and until each Obligor has executed and
delivered to Lender general releases in the form of
Exhibit A hereto.  Borrower understands that this
provision constitutes a waiver of its rights under #9-
513(c) of the UCC.
Account Stated.  Lender shall render to Borrower a
statement setting forth the transactions arising
hereunder.  Each statement shall be considered correct
and binding upon Borrower, absent manifest error, as
an account stated, except to the extent that Lender
receives, within thirty (30) days after the mailing of
such statement, written notice from Borrower of any
specific exceptions by Borrower to that statement.
Retention of Records.  Lender shall retain any
documents, schedules, invoices or other papers
delivered by Borrower only for such period as Lender,
at its sole discretion, may determine necessary, after
which time Lender may destroy such records without
notice to or consent from Borrower.
Notices to Third Parties.  Lender shall have the right
at any time to give any Guarantor or Subordinating
Creditor notice of any fact or event relating to this
Agreement, as Lender may deem necessary or desirable
in Lender's sole discretion, including, without
limitation, Borrower's financial condition.  Borrower
shall provide to each Guarantor and Subordinating
Creditor a copy of each notice, statement or report
required to be given to Lender under any of the
paragraphs of this section.
Information to Participants.  Lender may furnish any
financial or other information concerning Borrower, or
any of its subsidiaries, heretofore or hereafter
provided by Borrower to Lender, pursuant to this
Agreement or otherwise, to any prospective or actual
purchaser of any participation or other interest in
any loans made by Lender to Borrower (whether under
this Agreement or otherwise), or to any prospective
purchaser of any securities issued or to be issued by
Lender.
Entire Agreement.  This Agreement supersedes all other
agreements and understandings between the parties
hereto, verbal or written, express or implied,
relating to the subject matter hereof.  No promises of
any kind have been made by Lender or any third party
to induce Borrower to execute this Agreement.  No
course of dealing, course of performance or trade
usage, and no parole evidence of any nature, shall be
used to supplement or modify any terms of this
Agreement.
Miscellaneous.
Notices.
All notices required to be given to either party
hereunder shall be deemed given upon the first to
occur of:  (a) deposit thereof in a receptacle under
the control of the United States Postal Service; (b)
transmittal by electronic means to a receiver under
the control of the party to whom notice is being
given; or (c) actual receipt by the party to whom
notice is being given, or an employee or agent of
thereof.  For purposes hereof, the addresses of the
parties are as set forth below or as may otherwise be
specified from time to time in a writing sent by one
party to the other in accordance with the provisions
hereof:
BORROWER
Address:	13000 South Spring Street
		Los Angeles CA 90061
Attention:	Christopher J. Reed
Fax Number: 	310-217-9411
LENDER
Address:	900 Larkspur Landing Circle
		Larkspur CA 94939
Attention:	Andrew Moulton
Fax Number: 	415-925-9825
Survival.  All representations, warranties and
agreements herein contained shall be effective so long
as any portion of this Agreement remains executory.
Amendment and Waiver.  Neither this Agreement nor any
provisions hereof may be changed, waived, discharged
or terminated, nor may any consent to the departure
from the terms hereof be given, orally (even if
supported by new consideration), but only by an
instrument in writing signed by all parties to this
Agreement.  Any waiver or consent so given shall be
effective only in the specific instance and for the
specific purpose for which given.
No Waiver.  No failure to exercise and no delay in
exercising any right, power, or remedy hereunder shall
impair any right, power, or remedy which Lender may
have, nor shall any such delay be construed to be a
waiver of any of such rights, powers, or remedies, or
any acquiescence in any breach or default hereunder;
nor shall any waiver by Lender of any breach or
default by Borrower hereunder be deemed a waiver of
any default or breach subsequently occurring.  All
rights and remedies granted to Lender hereunder shall
remain in full force and effect notwithstanding any
single or partial exercise of, or any discontinuance
of action begun to enforce, any such right or remedy.
The rights and remedies specified herein are
cumulative and not exclusive of each other or of any
rights or remedies that Lender would otherwise have.
Any waiver, permit, consent or approval by Lender of
any breach or default hereunder must be in writing and
shall be effective only to the extent set forth in
such writing and only as to that specific instance.
Choice of Law.  This Agreement and all transactions
contemplated hereunder and/or evidenced hereby shall
be governed by, construed under, and enforced in
accordance with the internal laws of the Chosen State.
The parties waive the provisions of California Civil
Code #1654.
Waiver of Statute of Limitations. Borrower waives the
pleading of any statute of limitations with respect to
any and all actions in connection herewith. To the
extent that Borrower may now or in the future have any
claim against Lender, arising out of this agreement or
the transaction contemplated herein whether in
contract or tort or otherwise, Borrower must assert
such claim within one year of it accruing.  Failure to
assert such claim within one year shall constitute of
waiver thereof.  Borrower agrees that such period is
reasonable and sufficient for it to investigate and
act upon the claim.  This Section shall survive any
termination of this agreement.  A copy of the waiver
may be filed as a written consent in any judicial
proceeding.
Venue.  The parties agree that any suit, action or
proceeding arising out of the subject matter hereof,
or the interpretation, performance or breach of this
Agreement, shall, if Lender so elects, be instituted
in the United States District Court in any District of
the Chosen State or any court of said state located in
the Chosen State (the "Acceptable Forums"), each party
agrees that the Acceptable Forums are convenient to
it, and each party irrevocably submits to the
jurisdiction of the Acceptable Forums, irrevocably
agrees to be bound by any judgment rendered thereby in
connection with this Agreement, and waives any and all
objections to jurisdiction or venue that it may have
under the laws of the Chosen State or otherwise in
those courts in any such suit, action or proceeding.
Should such proceeding be initiated in any other
forum, Borrower waives any right to oppose any motion
or application made by Lender as a consequence of such
proceeding having been commenced in a forum other than
an Acceptable Forum.
Waiver of Trial by Jury.  IN RECOGNITION OF THE HIGHER
COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL,
THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF
ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A)
ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR
RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES
HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH
CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND
WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND
EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY
SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH
ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR
HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND
CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE
OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A
JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL
COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT
AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES
HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Assignment.  Lender may assign its rights and delegate
its duties hereunder.  Upon such assignment, Borrower
shall be deemed to have attorned to such assignee and
shall owe the same obligations to such assignee and
shall accept performance hereunder by such assignee as
if such assignee were Lender.
IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed and delivered by
their respective officers thereunto duly authorized as
of the date first above written.
BORROWER: 	Reed's Inc.
	By: /s/ Christopher J. Reed
	Name: Christopher J. Reed
	Title: Chief Executive Officer
LENDER: 	ALCO Financial Services LLC
	By:  /s/ Robert Weisberg
	Name: 	Robert Weisberg
	Title: 	President and Chief Executive
Officer

EXHIBIT A
GENERAL RELEASE
FOR GOOD AND VALUABLE CONSIDERATION, the receipt
and adequacy of which are hereby acknowledged, the
undersigned and each of them (collectively "Releasor")
hereby forever releases, discharges and acquits ALCO
Financial Services LLC ("Releasee"), its parent,
directors, shareholders, agents and employees, of and
from any and all claims of every type, kind, nature,
description or character, and irrespective of how,
why, or by reason of what facts, whether heretofore
existing, now existing or hereafter arising, or which
could, might, or may be claimed to exist, of whatever
kind or name, whether known or unknown, suspected or
unsuspected, liquidated or unliquidated, each as
though fully set forth herein at length, to the extent
that they arise out of or are in way connected to or
are related to that certain Loan and Security
Agreement dated 	  .
Releasor agrees that the matters released herein
are not limited to matters which are known or
disclosed.
Releasor acknowledges that factual matters now
unknown to it may have given or may hereafter give
rise to Claims which are presently unknown,
unanticipated and unsuspected, and it acknowledges
that this Release has been negotiated and agreed upon
in light of that realization and that it nevertheless
hereby intends to release, discharge and acquit the
Releasee from any such unknown Claims.
Acceptance of this Release shall not be deemed or
construed as an admission of liability by any party
released.
Releasor acknowledges that either (a) it has had
advice of counsel of its own choosing in negotiations
for and the preparation of this release, or (b) it has
knowingly determined that such advise is not needed.
DATED:
Individual Releasor:
[Name of individual], individually
Entity Releasor: 	_
	By:
	Name:
	Title:

EXHIBIT 10.5

PROMOTIONAL SHARES LOCK-IN AGREEMENT

This Promotional Shares Lock-In Agreement
("Agreement") is entered into as of the _____ day of June, 2002 by and between Reed's, Inc., a Delaware corporation ("Company"), and
_________________________________ ("Security Holder").

The Company has filed an application with the Securities Administrator of certain states
("Administrators") to register certain of its Equity
Securities for sale to public investors who are residents of those states ("Registration");

The Security Holder is the owner of shares of common stock and/or possesses convertible securities, warrants, options or rights which may be converted into, or exercised to purchase shares of common stock of Company, of which ______ shares of common stock and options to purchase __________ shares of common stock of Company (the "Promotional Shares") are the subject of this Agreement.

As a condition to Registration, the Company and Security Holder ("Signatories") agree to be bound by the terms of this Agreement with respect to the Promotional Shares.

THEREFORE, the parties hereto agree as follows:

1. Security Holder agrees not to sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, any of the Promotional Shares, and all certificates representing stock dividends, stock splits, recapitalizations, and the like, that are granted to, or received by, the Security Holder with respect to the Promotional
Shares, while the Promotional Shares are subject to this Agreement (collectively, the "Restricted
Securities"). Beginning one year from the completion date of the public offering, two and one-half percent
(2 1/2%) of the Restricted Securities may be released each quarter pro rata among the Security Holders. All remaining Restricted Securities shall be released from this Agreement on the anniversary of the second year from the completion date of the public offering.

2. Signatories agree and will cause the following:

A. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Company's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is not a Promoter, which results in the distribution of the Company's assets or securities
("Distribution"), while this Agreement remains in effect that:

i. All holders of the Company's Equity Securities will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their Equity Securities (provided that the Administrator has accepted the value of the other consideration), until the shareholders who purchased the Company's Equity
Securities pursuant to the public offering ("Public
Shareholders") have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the public offering's price per share times the number of shares of Equity
Securities that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends recapitalizations and the like; and

ii. All holders of the Company's Equity Securities shall thereafter participate on an equal, per share basis times the number of shares of Equity Securities they hold at the time of the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like.

iii. The Distribution may proceed on lesser terms and conditions than the terms and conditions stated in paragraphs 1 and 2 above if a majority of the Equity
Securities that are not held by Security Holders, officers, directors, or Promoters of the Company, or their associates or affiliates vote, or consent by consent procedure, to approve the lesser terms and conditions.

B. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Company's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is a Promoter, which results in a Distribution while this Agreement remains in effect, the Restricted Securities shall remain subject to the terms of this Agreement.

C. Restricted Securities may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

D. Restricted Securities of a deceased Security Holder may be hypothecated to pay the expenses of the deceased Security Holder's estate. The hypothecated
Restricted Securities shall remain subject to the terms of this Agreement. Restricted Securities may not be pledged to secure any other debt.

E. Restricted Securities may be transferred by gift to the Security Holder's family members, provided that the Restricted Securities shall remain subject to the terms of this Agreement.

F. With the exception of paragraph 2A.iii above, the Restricted Securities shall have the same voting rights as similar Equity Securities not subject to the Agreement.

G. A notice shall be placed on the face of each stock certificate of the Restricted Securities covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

H. A typed legend shall be placed on the reverse side of each stock certificate of the Restricted Securities representing stock covered by the Agreement which states that the sale or transfer of the shares evidenced by the certificate is subject to certain restrictions until _________________ (insert date of termination of the Agreement) pursuant to an agreement between the Security Holder (whether beneficial or of record) and the Company, which agreement is on file with the Company and the stock transfer agent from which a copy is available upon request and without charge.

I. The term of this Agreement shall begin on the date that the Registration is declared effective by the Administrators ("Effective Date") and shall terminate:

i. On the anniversary of the second year from the completion date of the public offering; or

ii. On the date the Registration has been terminated if no securities were sold pursuant thereto; or

iii. If the Registration has been terminated, the date that checks representing all of the gross proceeds that were derived therefrom and addressed to the public investors have been placed in the U.S. Postal
Service with first class postage affixed; or
iv. On the date the securities subject to this Agreement become "Covered Securities," as defined under the National Securities Markets Improvement Act of 1996.

J. This Agreement maybe modified only with the written approval of the Administrators.

3. The Company will cause the following:

A. A manually signed copy of the Agreement signed by the Signatories shall be filed with the Administrators prior to the Effective Date;

B. Copies of the Agreement and a statement of the per share initial public offering price shall be provided to the Company's stock transfer agent;

C. Appropriate stock transfer orders shall be placed with the Company's stock transfer agent against the sale or transfer of the shares covered by the Agreement prior to its expiration, except as may otherwise be provided in this Agreement;

D. The above stock restriction legends shall be placed on the periodic statement sent to the registered owner if the securities subject to this Agreement are uncertificated securities.

Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original.

The Signatories have signed the Agreement in the capacities, and on the dates, indicated.


IN WITNESS WHEREOF, the Signatories have executed this Agreement.


REED'S, INC.



By ______________________
Christopher Reed, President



SECURITY HOLDER:



_________________________

EXHIBIT 23.1

CONSENT OF INDPENDENT AUDITORS

To the Stockholders and Directors of
Reed's, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Form SB-2 of our report dated March 21, 2002 relating to the financial statements of Reed's, Inc., as of December 31, 2001 and for the years ended December 31, 2001 and 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Sprayberry, Barnes, Marietta & Luttrell
Bakersfield, California
July 12, 2002
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